EXHIBIT 4.3

AMENDED

SUMMARY GEOLOGICAL REPORT FOR

THE GOLD BAR PROPERTIES, EUREKA COUNTY AND

THE PAMLICO PROPERTY, MINERAL COUNTY

NEVADA, U.S.A.

Prepared for American Nevada Gold Corp.

by

Gerald F. McArthur FGAC, PGeo.

1508-133B Street,

Surrey, B.C. V4A 6M2

October 9, 2002

TABLE OF CONTENTS

Page

Summary ……………………………………………………………………………………………………….……1

Introduction and Terms of Reference ……………………………………………………………...…………..2

Property Description and Location …………………………………………………………...………………..3

Accessibility, Climate, Local Resources, Infrastructure,

and Physiography …………………………………………………………………………………………6

Regional Geological Setting and Tectonic Development …………………………………………………..7

Exploration Deposit Models and Data Analysis …………………………………………………………...…8

History of Exploration and Development 9 Gold Bar Properties ………………………………………….9

Pamlico Property …………………………………………………………...…………………………………….18

References …………………………………………………………...……………………………………………30

Signature Page …………………………………………………………...……………………………………….33

Certificate of Author …………………………………………………………...………………………………...34

Figure Number

Following Page No.

1

Nevada Faults and Gold …………………………………………………………...………..………….9

2

Map of Nevada showing transverse lineaments ……………………………………………………..9

1

Sediment hosted ore model …………………………………………………………...……………….9

2

Gold Bar: Location Map …………………………………………………………...…………………..15

3

Gold Bar: Property Map …………………………………………………………...…………………..15

4

Gold Bar: Geology …………………………………………………………...………………………...15

5

Gold Bar: Structural Targeting …………………………………………………………...…………...15

6

Gold Bar: Stratigraphic Section …………………………………………………………...………….15

7

9 Gold Bar: Atlas Open Pit Locations ………………………………………………………….….…15

8

10 Gold Bar: Deep Millsite Target …………………………………………………………...……….15

9

11 Gold Bar: Gold Canyon Pit High Grade Structural Target ……………………………………..15

12

Gold Bar Pits and Pads …………………………………………………………...………………..…15

13

Pamlico: Regional Structural data …………………………………………………………...………27

14

Pamlico: Geology and Property Location Map ……………………………………..………………27

15

Pamlico: Regional Structural Data …………………………………………………………...………27

16

Pamlico: Central and Main Zone Location Map …………………………………………………….27

17

Pamlico: Soil Gold Samples (in ppb Au) ………………………………………………………….…27

18

Pamlico: Surface Rock Gold Samples (in ppb AU) ………………………………………………...27

19

Pamlico: Underground Rock Gold Samples (in ppb Au) …………………………………………..27

20

Pamlico: Surface Vein and Structure Map ………………………………..………………………...27

21

Pamlico: AV Target Rock Chip Assays and Structure ……………………………………….……27

22

Pamlico: BO Target Rock Chip Assays and Structure …………………………………………….27

23

Pamlico: Bonanza and Cactus West Drill Holes ……………………………………………………27

24

Pamlico: Bonanza Drill Holes …………………………………………………………...……………27

25

Pamlico: Main Zone Gold in Drill Holes and Rock Samples ………………………………………27

26

Pamlico: Central Area G. McArthur Samples ……………………………………………………….27

27

Pamlico: Main Zone G McArthur Samples ………………………………………………………….27

Appendix A

List of Gold Bar and Pamlico Claims Controlled by American Bonanza Gold Mining Corporation

Gold Bar and Pamlico Claim Maps

Appendix B

Pamlico sampling statistical data

Appendix C

Vulcan Program Description

SUMMARY

American Nevada Gold Mining Corp. ("American Nevada") (formerly Mask Resources Inc.) has entered into an Option Agreement ("Option Agreement") dated September 30, 2002, with Bonanza Explorations Inc. ("Bonanza"). Under the terms of the Option Agreement, American Nevada can, over a three year period, earn up to a 50% interest in the Gold Bar and Pamlico properties controlled by Bonanza. This report has been prepared at the request of and for American Nevada.

Bonanza is a wholly owned subsidiary of Bonanza Gold Inc. which is in itself a wholly owned subsidiary of American Bonanza Gold Mining Corp. a TSX Venture listed company.

The Nevada Properties include two American Bonanza Gold Mining Corp. (Bonanza) projects comprising 133 claims covering 10 square kilometres (4 square miles) of prospective ground in two of Nevada's prolific mineral belts.

The Pamlico property is located in south central Nevada within the Walker Lane mineral trend. It consists of 63 of unpatented mining claims. These lands are controlled by Bonanza under an option agreement with Gold Dyke Mines Inc. Numerous historic shafts and ad its are present on the property. Recent work includes mapping, soil and rock sampling and drilling. Pamlico was drill-tested by Bonanza and narrow intervals of high-grade gold mineralization (34 g/t or 1 opt) has been intersected in drill core. Several additional drill targets remain untested to date.

The Gold Bar properties are located in Eureka County, Nevada, U.S.A. They consist of 70 unpatented mining claims in two noncontiguous groups. These lands are controlled by Bonanza, subject to an agreement with Atlas Gold Mining Inc. The properties are located in the Battle Mountain/Eureka mineral trend in east-central Nevada and cover a past-producing bulk tonnage gold mine with 485,000 oz of historic production. Historic reserves in place at Gold Bar have most recently been quoted at 8 million tons grading 0.057 opt (Cope and Arbonies, 1998). Several drill targets are ready to test, including the potential 150,000 ounce Millsite-Gold Bar Pit area. Numerous other economically interesting areas exist on this historic producer.

Several major mining companies have explored in the area since the 1970's looking for bulk-tonnage, low-grade gold and porphyry copper and molybdenum mineralization. Bonanza is currently pursuing a different exploration model and is seeking high-grade gold chutes. Their exploration program focuses on geologic mapping, structural analysis, and surface and underground sampling to gather data for processing using three- dimensional computer modelling prior to drill testing.

It is concluded that the properties are of merit and have good potential for the discovery of high-grade underground mineable gold shoots. The Gold Bar properties have secondary potential for lower-grade, sediment-hosted, Carlin-type mineralization. It is recommended that all available data relative to the location, or possible location, of high-grade precious metal shoots continue to be assembled and processed for modelling using three-dimensional software. Additional surface and underground sampling, mapping and structural analysis may aid the modelling process. Drill hole locations can then be finalised.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

1

INTRODUCTION AND TERMS OF REFERENCE

This summary report was prepared for American Nevada Gold Corp. ("American Nevada") to comply with corporate disclosure requirements as outlined in the National Policy 43-101. The scope of the report is an update on a previous technical report of the project including:

  property location, access, physiography and general geographic setting;

  review of historic production and exploration work efforts;

  geologic setting including deposit type and mineralization;

  current exploration efforts including sampling and drilling methodology; and

  analytical preparation, analysis, security and quality control review.

The authors mandate was to prepare a report based on a previous report dated September 8, 2000 prepared for Asia Minerals Corp. titled Geological Report on the Nevada Properties of Bonanza Gold Inc., Nevada, U.S.A (the "Original Report") as it related to the Pamlico and Gold Bar properties only. Asia Minerals subsequently changed its name to American Bonanza Gold Mining Corp. ("American Bonanza"). No changes have been made to the technical aspect of the report as no exploration work has been performed on the properties in the intervening time. There have, however, been changes in the land status which are documented in this updated report. To obtain a copy of the Original Report, including all appendices, please contact American Nevada directly or the British Columbia Securities Commission. The Original Report, without appendices, may also be found on the SEDAR web page at www.sedar.com under American Bonanza's issuer profile. The Original Report was filed on SEDAR by American Bonanza on May 2, 2002. All figures and appendices included in this report were also included in the Original Report. Some figures may not reflect the changes to the land status.

The Pamlico property was visited August 22 and 23, 2000 and the Gold Bar properties were visited on August 26, 2000. The author reviewed historic exploration data recorded in both public and private company reports as provided by Asia Minerals and Bonanza as listed in the References.

Currency, units of measure, and conversion factors used include:

Linear measure

1 inch

= 2.54 centimetres

1 foot

= .3048 metre

1 yard

= 0.9144 metre

1 mile

= 1.6 kilometres

Square measure

1 acre

= 0.4047 hectare

1 square mile = 640 acres

= 259 hectares

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

2

Weight

1 short ton = 2000 pounds = 0.907 tonne

1 pound = 16 oz = 0.454 kg = 14.5833 troy ounces

Assay Values

Per Cent

Grams per

Oz Troy per

Metric Ton

Short Ton

1%

1%

10,000

291.667

1 gm/tonne

0.0001%

1

0.0291667

1 oz troy/short ton

.003429%

34.2857

1

10 ppb

0.00029

100 ppm

2.917

Dollars

1 US dollar = $0.6321 CN (Bank of Canada Rate, September 16, 2002)

1 CN dollar = $1.5821 US

Disclaimer

It was not within the scope of this assignment to independently verify the legal status or ownership of the mineral claims or the underlying option agreement and title transfers. Bonanza provided general information concerning the location and current tenure status of the mineral claims. The author has not reviewed the relevant documents to confirm the completion of the required payments and procedural steps, and though the author has no reason to believe that the mineral claim status is other than that which has been represented, determination of secure title is solely the responsibility of American Nevada and a full mineral title audit is strongly recommended as a normal course of due diligence (Appendix A).

This report contains reference to historic mineral resource estimates carried out by prior operators both within the property boundaries and within adjoining properties. The data upon which these resource estimates are based were not available to the author, and the author cannot verify these estimates.

PROPERTY DESCRIPTION AND LOCATION

GOLD BAR PROPERTIES

The Gold Bar properties consists of 70 unpatented lode mining claims covering approximately 5 square kilometres (2 sq. miles). The property is located in T. 22 N., R. 49 E., Sections 22, 23, 26 and 27; T. 23 N., R. 50 E., Sections 32 and 33, T. 22 N., R. 50 E., Sections 4 and 5, Eureka County, Nevada, U.S.A. (see Appendix A).

The properties consist of two groups of claims covering the Gold Bar and Gold Canyon exploration targets. Forty-nine Jasper and WAH claims cover the Gold Bar target while twenty-one WI and R claims cover the Gold Canyon target. A list of the claim names is given in Appendix A.

The claims groups are not contiguous.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U. S.A.

Gerald F. McArthur, October 9, 2002

3

As explained above, Bonanza is a wholly owned subsidiary of Bonanza Gold Mining Corp. which is itself a wholly owned subsidiary of American Bonanza a TSX Venture listed company, formerly known as Asia Minerals Corp.

Bonanza entered into an Option and Acquisition Agreement with Atlas Corporation, Atlas Gold Mining Inc, and Atlas Precious Metals Inc. Bonanza will acquire a 100% interest in the property by reimbursing Atlas US$60,300 for Federal claim maintenance fees paid in August of 1999 (this reimbursement has been made), incurring US $100,000 per year in exploration costs for 2000 and 2001, and paying Atlas a royalty on future production. The royalty reservation to Atlas is a 2% NSR, capped at US $1 million.

Bonanza exercised the option, and was granted title to the properties, free and clear of all liens, charges and encumbrances except the royalty obligations. Under the agreement, Bonanza assumes no reclamation liabilities or obligations for environmental conditions or land disturbance that existed prior to the effective date of the option agreement.

Obligations that must be met to retain the property are

  The Royalty discussed above.

  Annual filing fees to the US Bureau of Land Management for the unpatented claims that total US $105.50 per claim per year (US $7,385 per year total for the property).  The claims are valid as long as the annual filings are made.

The terms of royalties to which the property is subject were given above. There are no back-in rights, payments, or other agreements and encumbrances to which the property is subject.

American Nevada has now entered into an option agreement (the "Option Agreement") dated September 30, 2002, with Bonanza. Under the terms of the Option Agreement, American Nevada can earn, over three years, up to a 50% interest in the property upon the issuance of 800,000 American Nevada shares to Bonanza and the contribution of $3,600,000 towards Bonanza's exploration and development costs on the property. American Nevada will have earned a 5% interest in the property upon the contribution of $500,000 and the issuance of 300,000 shares to Bonanza in the first year of the Option Agreement. American Nevada will have earned a further 20% interest in the property upon the expenditure of $1,100,000 and the issuance of 250,000 shares to Bonanza in the second year of the agreement In the third and final year of the agreement, American Nevada will have earned the remaining 25% interest in the property upon the expenditure of $2,000,000 and the issuance of 250,000 shares. Upon the option being exercised American Nevada and Bonanza will form a joint venture to further develop and explore the property.

Upon the expenditure of $3,600,000 and the issuance of 800,000 shares to Bonanza, Bonanza will have the right to buyback a 20% interest in the property, and reducing American Nevada's interest to 30%, by paying $7,200,000 to American Nevada.

The location of all known mineralized zones, mineral resources, mineral reserves, and mine workings relative to the outside property boundaries are shown on Figure 9 and 12.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

4

The location of all known mineralized zones, mineral resources, mineral reserves, and mine workings relative to the outside property boundaries are shown on Figure 9 and 12.

Bonanza is subject to no environmental liabilities for the property. Under the terms of the agreement with Atlas, Bonanza assumes no reclamation liabilities or obligations for environmental conditions or land disturbance that existed prior to the effective date of the option agreement (August 27, 1999). No new disturbances have occurred on Bonanza's property since that date, so there are no environmental liabilities at present.

In addition, Atlas has completed nearly all their required reclamation to the satisfaction of the regulatory agencies. Their reclamation programs have been underway since mining ceased in 1994. Atlas has completed remediation of all tailings materials and facilities, and has been released from tailings-related liabilities by regulators, along with nearly all other environmental liabilities. The plant facilities have been sold, and are currently being removed from the property. After that, Atlas will be released from all obligations and liabilities.

The only permit required to conduct the work proposed for the project is a Notice of Intent from the US Bureau of land Management, required to conduct exploration drilling. This permit can typically be obtained within two months. No permits have been obtained by Bonanza to date.

PAMLICO PROPERTY

The Pamlico property consists of 63 contiguous unpatented claims covering approximately 5 square kilometres (2 sq. miles) located in T. 7 N., R. 31 E. Sections 13, 19 and 24; T. 7 N., R. 32 E. Sections 18 and 19, Mineral County, Nevada, U.S.A. (see Appendix A). The claims are contiguous. The original Gold Dyke claims (33) cover the main zone target while NS 35-45 and 70-80 cover the central zone target.

Bonanza entered into an Agreement with Gold Dyke Mines Inc. which allows Bonanza to earn up to one hundred percent (100%) interest in thirty-three (33) unpatented lode mining claims covering the heart of the Pamlico mining district. Bonanza owns 100% of the mineral rights to 30 additional claims that it staked throughout the district.

The terms of the agreement provide for Bonanza to acquire a 100% interest in the 33 Gold Dyke claims upon paying a total of $1 million US prior to November 2003. No work commitment is stipulated in the Agreement. After receiving the full US $1 million, Gold Dyke will be entitled to receive a 1 % NPI royalty from mining operations, regardless of whether they occur on the 33 Gold Dyke or 30 Bonanza claims.

Obligations that must be met to retain the property are:

•

The annual payments discussed above.

•

Annual filing fees to the US Bureau of land Management for the unpatented claims that total US$105.50 per claim per year (US $6,646.50 per year total for the property). The claims are valid as long as the annual filings are made.

There are no other royalties, back-in rights, payments, and other agreements and encumbrances to which the property is subject other than those discussed above.

Summary Geological Report on the Gold Bar Properties and Pamlico Properly, Nevada U. S.A.

Gerald F. McArthur, October 9, 2002

5

As discussed above, American Nevada has now entered into an option agreement (the "Option Agreement") dated September 30, 2002, with Bonanza. Under the terms of the Option Agreement, American Nevada can earn, over three years, up to a 50% interest in the property upon the issuance of 800,000 American Nevada shares to Bonanza and the contribution of $3,600,000 towards Bonanza's exploration and development costs on the property. American Nevada will have earned a 5% interest in the property upon the contribution of $500,000 and the issuance of 300,000 shares to Bonanza in the first year of the Option Agreement. American Nevada will have earned a further 20% interest in the property upon the expenditure of $1,100,000 and the issuance of 250,000 shares to Bonanza in the second year of the agreement In the third and final year of the agreement, American Nevada will have earned the remaining 25% interest in the property upon the expenditure of $2,000,000 and the issuance of 250,000 shares. Upon the option being exercised American Nevada and Bonanza will form a joint venture to further develop and explore the property.

Upon the expenditure of $3,600,000 and the issuance of 800,000 shares to Bonanza, Bonanza will have the right to buyback a 20% interest in the property, and reducing American Nevada's interest to 30%, by paying $7,200,000 to American Nevada.

The environmental liabilities to which the property is subject are small (less than $2000 US), and concern small abandoned prospect pits, adits, and shafts. The property experienced limited historic (around the turn of the century) underground gold mining, and small milling facilities were constructed on site. Historic tailings are minimal, and chemically inert after the passage of time. A number of small waste dumps remain from the historic underground activity. These dumps contain minimal sulphides, and are not out of compliance with any regulations. Bonanza is not aware of any situation where an operating company was compelled to remediate this type of material.

Bonanza has completed a substantial program of fencing and closing access to the old workings. The fencing is inexpensive, and Bonanza has been commended by regulators for its program to make old mine shafts safe at Pamlico.

The only permit required to conduct the work proposed for the project is a Notice of Intent from the US Bureau of land Management, required to conduct exploration drilling. This permit can typically be obtained within two months. Bonanza obtained a Notice of Intent in 1999 for its earlier drilling at Pamlico.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE.

AND PHYSIOGRAPHY

GOLD BAR PROPERTIES

The Gold Bar project in situated in gentle to steep topography, at elevations ranging from 1900 to 2800 meters (6300 to 9100 feet). Vegetation consists of sagebrush, cheatgrass and juniper trees. The closest population center is Eureka Nevada, approximately 50 kilometres (30 miles) to the SE of the property. The property is accessed from Eureka by travelling 33 kilometres (21 miles) west on US 50, then north

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

6

25 kilometres (16 miles) on the all-weather dirt Three Bars road to the mill access road. The nature of transport to the property is by motor vehicle.

The climate is considered mild and semi-arid, and the operating season would be year round. Surface rights are sufficiently large to permit mining operations. The availability of and sources of power, water, potential tailings storage areas, potential waste disposal areas, heap leach pad areas, and potential processing plant sites are readily available for recommissioning. Personnel would be drawn from the nearby town of Eureka.

PAMLICO PROPERTY

The project in situated in gentle to steep topography, at elevations ranging from 1500 to 2000 metres (4900 to 6500 feet). Vegetation consists of sparse bench grass and sagebrush.

The closest population center is Hawthorne, Nevada, approximately 15 kilometres (10 miles) WNW of the property. The property is accessed from Hawthorne by travelling 16 kilometres (10 miles) east on U.S. 95 then 12.8 kilometres (8 miles) south on 2 and 4 wheel drive dirt roads. The nature of transport to the property is by motor vehicle.

The climate is considered mild and semiarid, and the operating season would be year round. Resources ultimately required for mining on the property are tabulated below and are considered to be acceptable and sufficient:

  A power line crosses near the property, and is of sufficient capacity for a small plant's use. Should the existing power line prove insufficient for a larger plant, power lines carrying more than ample supply are located within 24 kilometres (15 miles) of the property, over gentle accessible terrain.

  Water can be obtained on site from shallow wells in alluvial valley fill.

  Personnel would be available, drawn from the nearby town of Hawthorne.

  The physiography of the project allows for sufficient areas for tailings disposal, waste disposal, leach pad sites and processing facilities.

REGIONAL GEOLOGICAL SETTING AND TECTONIC DEVELOPMENT

Regional stratigraphic data indicates that Nevada was situated along a stable paleo- continental margin during much of the Cambrian through Early Mississippian. During this period, a westward thickening prism of sediments was deposited outward from the continent. Sediments grade from western eugeoclinal siliclastics, shale and cherts to eastern miogeoclinal platformal carbonates.

From Late Devonian through Middle Mississippian, eastward directed compressional tectonism associated with the Antler Orogeny resulted in regional folding and imbricate thrusting of the siliclastic sediments over the autochthonous shelf carbonates. At least three later compressional tectonic events during the Late Paleozoic, Early Mesozoic, Middle Mesozoic and Middle Cenozoic, contributed to the regional structural complexity. The current regional physiography reflects Early Tertiary extensional tectonics and later Basin and Range normal faulting.

Structural mineral belts such as the Walker Lane, Carlin, Battle Mountain - Eureka trends are the result of long-lived zones of crustal weakness and sustained high heat

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

7

flow. This environment created the setting conducive to the deposition of prolific gold mineralization (Figures 1, 2).

REGIONAL GEOLOGY

The Nevada Properties cover approximately 10 square kilometres of prospective ground located in two of Nevada's recognised mineral belts.

Pamlico lies within the Walker lane structural mineral trend. This property is underlain by folded and imbricately thrusted Paleozoic eugeoclinal shales and cherts or miogeoclinal carbonates. Mesozoic and Cenozoic volcanic and sedimentary rocks occur locally as erosional remnants. Minor Mesozoic and Cenozoic plutonic rocks intrude these older sequences locally at Pamlico.

Older sequences are generally covered by a thick succession of Tertiary volcanics and lesser sediments. They may be intruded locally by dykes and small plutons. Recent pediment gravels fill the valleys.

The centrally located Gold Bar properties lie in the Battle Mountain -Eureka structural mineral trend. They are underlain by a complexly folded and imbricately thrusted sequence of Paleozoic shelf carbonates and deeper water shales and cherts. The Paleozoic rocks are unconformably overlain by a thick sequence of undifferentiated Tertiary volcanics and sediments. Recent pediment gravels fill the valleys.

Primary regional structures are northwest trending strike-slip and dextral wrench faults. These are associated with north-northwest trending dextral synthetic faults, north trending normal faults, northeast trending sinistral antithetic faults and east-west trending compressional faults.

EXPLORATION DEPOSIT MODELS AND DATA ANALYSIS

Two primary geological models are being applied in the investigation and exploration of the Nevada Properties:

  high-grade epithermal underground gold deposits hosted by Tertiary volcanics; and

  sediment-hosted (Carlin-type) gold deposits with associated enriched feeder zones in the underlying Paleozoic sequence (Figure 3).

The exploration program is based on metallogenic modelling of public and proprietary digital data using both a Geographic Information System and three-dimensional computer software. Bonanza has been developing this sophisticated data analysis method for five years and is able to identify key mineralized terrains within Nevada's favourable mineralized structural belts, including the Walker lane, Cortez Rift, Battle Mountain-Eureka, Midas Trough and Carlin trends (Figures 1, 2).

The software used to manage and analyse these regional exploration data is the Arcview Geographical Information System (GIS). The GIS is a two-dimensional environment, and is useful on a project scale for surface information such as surface geochemistry and geologic mapping. All of Bonanza's projects are translated into the three-dimensional environment of the Vulcan mine planning software program prior to drilling. Surface data generally include topography, air photo images, sampling results, etc. Subsurface data, where available, include drill data, mapping and sampling data from existing underground workings, and extrapolations of the surface data. In the

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

 8

Vulcan three-dimensional environment, precise drill plans are generated containing surface co-ordinates and elevation of the drill collar, along with bearing, inclination and total depth. This approach provides the accurate drilling plans required to efficiently explore the targeted high-grade gold bearing vein systems. Appendix C is the quarterly newsletter sent to all Vulcan users by Maptek, the company that created, markets and services Vulcan licenses. Bonanza's Pamlico project, and the application of Vulcan to the exploration drilling program there, is the project featured in the cover article.

HISTORY OF EXPLORATION AND DEVELOPMENT

Most of Nevada saw several periods of mining activity dating from as early as the 1850's through to the Second World War. This work focussed on underground, high- grade precious metals, the target being presently sought by Bonanza. Historical efforts are evidenced by numerous pits, shafts, adits and associated waste dumps found on many of the Nevada Properties.

Modem exploration during the 1960's and 1970's focussed on open-pittable porphyry, copper, skarn base-metal and stockwork molybdenum targets. Since the early 1970's, exploration has targeted open-pitiable precious metal deposits.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U. S.A.

Gerald F. McArthur, October 9, 2002

9

Nevada Faults and Gold

Signif_nv_mines.shp
+1opt_au_co_rgt.shp
+30g_au_chem_blm.shp
12-30g au chem blm.shp
4-11g au chem blm..shp
1-3g au chem blm.shp
Mm au 1st.shp
Nev_bndu
Nv_mat.shp
N
S
0
100 Miles
PROFESSIONAL
PROVINCE
OF
G. F. McARTHUR
BRITISH
COLUMBIA
GEOSCIENTIST

Fig. 1

Winnemucca
Elko
Battle Mountain
Gross Valley
Cortez Trend
Gold Bar Property
Reno
Fallon
Eureka
Ely
Carson City
New Pass
Hawthorne
Pamlico Property
Tonopah
Walker Lane
Caliente
Las Vegas
0
50
100
miles
PROFESSIONAL
PROVINCE OF
G. F. McARTHUR
BRITISH COLUMBIA
GEOSCIENTIST

Map of Nevada showing transverse lineaments that may be major strike-slip structures (Modified after Shawe, 1965), with idealized strain ellipse exhibiting sense of first order, Walker Lane parallel principal stress (see text).

Fig. 2

GOLD BAR PROPERTIES

HISTORY

Historic production figures from small underground mines on the property are unknown, but thought to be small. Atlas staked their initial claim block and acquired leases on other areas of interest along the southwestern flank of the Roberts Mountains in 1983. They continued to add to their holdings until mining ceased in 1994. Recent production from the property began with Atlas' initial production from the Gold Bar pit in January 1987. Production ceased in 1994 after producing 7,514,600 short tons grading 0.074 ounce per ton gold (556,080 in situ ounces). Recoveries averaged 87%, resulting in a production of 485,200 ounces (Cope and Arbonies, 1998). Most production was from the Gold Bar pit. Cash operating costs ranged from US $139 per ounce in 1987, to US $446 per ounce in 1995. Total costs ranged from US $234 per ounce in 1987, to US $504 in 1995.

In late 1994 Atlas entered into agreements with Rayrock, Homestake, and Hemlo that allowed these companies to explore the northern, southern, and northeast portions of the Atlas holdings, respectively. From 1994 to 1996, Homestake completed an exploration program comprising geological mapping, sampling, geophysical surveying and drilling. In 1995, Homestake drilled 12 reverse circulation holes totaling 2846.5 meters (9339 feet). In 1996, they drilled a further 14 reverse circulation holes totaling 4434.8 meters (14,550 feet).

In 1995 Granges and Atlas entered into an agreement allowing Granges to explore a portion of the Atlas holdings. Following a program of geological mapping, sampling and geophysical surveying, in 1996, Granges drilled a total of 33 holes totaling 7314 meters (24,980 feet).

In 1997, Barrick optioned most of the Gold Bar claim block. On completion of preliminary geological mapping, sampling and geophysical surveying, they drilled 50 holes in 1997 to 1998. An additional 33 holes were drilled in 1998 totaling 10,796 meters (35,420 feet).

In August 1999, Bonanza acquired approximately 17% of the Atlas holdings (see Property Description and Location section for details). Mineral lands selected by Bonanza included those containing defined gold resources, several identified and partially delineated exploration targets, and areas with favorable structure and host rock lithologies.

The type, amount, quantity, and results of exploration and development work undertaken by previous owners are poorly recorded and only fragmentary information was available for review. The author was unable to verify sample method and approach; sample preparation, analysis and security or do data verification.

Historical mineral resource and mineral reserve estimates for portions of the property now held by Bonanza include the following 3 sources:

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U. S.A.

Gerald F. McArthur, October 9, 2002

10

Atlas Estimate:

  Atlas geologists (published in French et. al., 1996) list the following resources on the following Gold Bar lands now controlled by Bonanza. None of these resources have been mined.

-

3.6 million tons grading 0.100 ounce per ton gold in the Gold Bar Deposit.

-

2.5 million tons grading 0.056 ounce per ton gold in the Gold Canyon deposit.

  The reliability of these estimates is unknown, because the methodology used is not stated in French et.al. (1996).

Granges Estimate:

  Granges (1996) calculated a geologic resource for the Millsite Deposit of 1.626 million tons of 0.091 opt Au (147,700 ounces). These resources were calculated using 100' x 100' x 15' blocks with a 0.025 opt Au cutoff grade and a 100' search radius.

Barrick Estimate:

  Barrick geologists (published in Cope and Arbonies, 1998) state the following: "A sub-economic resource of 8,233,000 tons grading 0.057 oz/ton (473,298 oz) remains within the Gold Bar District. The resource is contained in several of the partially mined or unmined satellite deposits and in the newly discovered Millsite Deposit (150,000 oz Au)."

  It is assumed that the tons are short tons.

  The reliability of these estimates is unknown, because the methodology used is not stated in Cope and Arbonies (1998).

The historic reserves quoted include probable, possible and potential tonnages. These categories, in total, are taken by the author to indicate an "inferred resource" as defined by the CIM Standards on Mineral Resources and Reserves in National Instrument 43-101. The author disclaims responsibility for such information. The company views the above resources as mineralized zones that represent three- dimensional gold geochemical anomalies. These anomalies are used to focus Bonanza's exploration efforts onto high-grade underground mineable targets, versus the prior emphasis which was on low-grade bulk mineable targets.

GEOLOGICAL SETTING

Regionally, the Gold Bar project is located in the Roberts Mountains, along the intersection of two major gold belts; the NW-trending Battle Mountain-Eureka Mineral Belt and the NNW-trending Cortez Rift. Combined past production and ore reserves within the 190 kilometres (120 miles) long Battle Mountain-Eureka mineral trend are estimated at over 30 million ounces of gold. Gold Bar is located in the southern half of the trend, roughly mid-way between Homestake's Archimedes deposit at Ruby Hill (0.7 million ounces Au) 48 kilometres (30 miles) to the southeast, and Placer Dome's Pipeline deposit (9.3 million ounces Au) 55 kilometres (35 miles) to the northwest (see Figures 4 & 5).

The regional stratigraphy consists of:

  Cambrian to Devonian autocthonous slope/shelf facies including:

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

11

-

The Cambrian Hamburg Dolomite.

-

The Ordovician Pogonip Group (Goodwin Limestone, Ninemile Fm. Limestones and shales, and Antelope Valley Limestone).

-

The Ordovician Eureka Quartzite.

-

The Ordovician Hanson Creek Fm. (dolomite and shale).

-

The Silurian Roberts Mountains Fm. (limestone, dolomite, and chert).

-

The Silurian Lone Mountain Dolomite.

-

The Devonian Nevada Group. This unit has been subdivided into a number of formations, members, and sub members (see Figure 6).

-

The Devonian Devils Gate Limestone.

  Ordovician allochthonous basinal facies including:

-

The Ordovician Valmy Fm. (quartzite, chert and shale).

-

The Ordovician Vinini Fm. (quartzites, limestones, calcareous sandstone, shale, and chert).

  Undifferentiated Tertiary volcanic rocks overlie these units.

Regional structure includes a complex series of thrusts; the basinal facies were thrust over the slope/shelf facies during the late Devonian-early Mississippian Antler Orogeny. All rocks have been offset by NNW- to northerly-trending Basin and Range high-angle normal faults.

The property stratigraphy consists of three lithotectonic assemblages (see Figure 8).

  Autocthonous slope/shelf facies comprised of the Lone Mountain Dolomite, Nevada Fm., and Devils Gate Limestone.

  Allochthonous basinal facies comprised of the Valmy and Vinini Formations.

  Tertiary rhyolitic flows, rhyolitic tuffs, and basalt.

Both host rock lithology and structure play critical roles in forming the geometry and grade distribution of each area of mineralization. The relative importance of each component can vary, resulting in high-grade structural zones grading outward to stratiform disseminated zones of mineralization.

The early to middle Devonian Nevada Formation hosts most of the mineralization discovered to date on the Gold Bar Project. The Nevada Formation has been subdivided by Atlas into the McColley Canyon limestone which disconformably overlies the Lone Mountain dolomite, Devils Gate limestone and the Upper and Lower Denay limestones.

The two most favourable host rocks are the Bartime limestone portion of the McColley Canyon limestone and Unit 2 of the Upper Denay limestones. The former hosts mineralization at Gold Pick, Gold Ridge, Hunter and Cabin Creek, while the latter hosts mineralization at Gold Bar, Goldstone and Gold Canyon. Both sections are well- bedded fossiliferous wackestones and packstones ranging in thickness from 60 to 120 metres. Primary porosity and lateral permeability of the rocks facilitated the flow of mineral-bearing hydrothermal fluids.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

12

Structure

Dominant structures on the properties include thrusts and folds in the Paleozoic sedimentary rocks and NNW and NE trending faults. On the Gold Bar properties, structures are generally high-angle faults. These provided the conduits and ground preparation that allowed for the circulation of precious metal bearing hydrothermal fluids. NNW trending faults are the most prominent on a district scale and reflect the overall Battle Mountain/Eureka trend. Faults with this orientation control mineralization at Gold Bar and are related to mineralization at Gold Ridge and Gold Pick. Northeast-trending faults can also control mineralization as at Gold Canyon, Hunter and Goldstone. Many of the satellite deposits occur along the crest or flanks of a large east-west trending antiform extending from Gold Canyon to Cabin Creek.

Alteration

There are three principle types of alteration associated with precious metal mineralization on the Gold Bar Project. These include decalcification with clay recrystallization, silicification and oxidation. Decalcification is the most common type of alteration. Matrix clays are recrystallized accompanying progressive decalcification. Silicification varies from partial recrystallization of the carbonate matrix with minor introduction of silica to complete silica replacement forming jasperoids. Jasperoids occur as stratabound, bedding conformable replacements or as brecciated, structural high- angle "feeder" faults which serve as conduits for the hydrothermal fluids. Structural jasperoids are found in all the mineral occurrences and are characterized by a dusky red colour and a strongly brecciated and fractured nature.

EXPLORATION DEPOSIT MODEL

The mineral deposit type(s) being investigated or explored for are sediment-hosted (Carlin-type) gold deposits. The geological model or concepts being applied in the investigation and on the basis of which the exploration program is planned are metallogenic modeling using public and proprietary digital data in a Geographic Information System and 3-dimensional software. Bonanza has been developing this program for 5 years, and is able to identify key mineralized terrains within the Cortez Rift and Battle Mountain-Eureka Mineral Belt.

MINERALIZATION

Mineralization at the Gold Bar pit is largely hosted by the upper Denay Limestone member of the Nevada Formation, along a northwest-trending fault or at the intersection of NW and NE trending faults (see Figure 7). Alteration included decalcification, silicification, carbon remobilization, and oxidation. Silicification ranges from veining and overgrowths on quartz grains to jasperoidal replacements. Economic mineralization was divided into oxide, jasperoidal, and carbonaceous ore.

The smaller satellitic pits located on Roberts Mountain (approximately 8 kilometers northeast of the Gold Bar Pit; see Figure 9). are hosted by the upper Denay Limestone and Bartine sub-member of the Nevada Formation. Mineralization here occurs along the axis and north flank of an east-west antiform.

The Hunter area (2 -3 kilometres east-southeast of the Satellitic Pit area) is hosted by the McColley Limestone sub-member of the Nevada Formation. Mineralization is

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

13

dominated by three east and northeast high-angle fault/feeder structures and a contact jasperoid conformable with bedding.

It is apparent that favorable carbonate horizons within the autocthonous slope/shelf facies (lower plate rocks) are the best ore hosts. Bonanza's holdings include exposures of these lower plate rocks near known mineralization (see Figure 6). In addition, the property has potential for deep sediment-hosted mineralization in the Roberts Mountains Formation at depth. Average grades and feeder structure grades were elevated in the open pits relative to other sediment-hosted gold districts. Gold Bar is an ideal location to explore for Meikle/Deep Star/Rain-type structurally controlled, high-grade deposits.

EXPLORATION

Work on the property by Bonanza has involved assembling all available data. The data is in the process of being cleaned and processed to allow modeling using 3- dimensional software. This will allow refinement and final selection of drill targets. No physical work on any of the properties has been performed by Bonanza.

The primary target being investigated is the 150,000 ounce Millsite resource described by Cope and Arbonies (1998). This mineralized zone lies down rake from the Main Gold Bar pit, the largest pit mined on the property to date. This pit produced 4 million tons grading 2.7 g/t Au (0.08 opt Au) and containing 320,000 ounces of gold. Bonanza is currently entering the exploration drill holes and blast hole assay data from this pit into a 3-dimentional Vulcan database. Historically, the blast hole assay data has been entirely paper based. Progress to date indicates substantial zones within the Main Gold Bar deposit, at least 10 metres by 40 metres (30 feet by 130 feet) in plan that carry in excess of 6.8 g/t Au (0.2 opt Au). These high-grade zones reflect the location of feeder structures in the mined out orebody, and provide a northwest plunge to the buried deep feeder zones.

Past drilling by Atlas and Granges (US) Inc. near the northwest extremity of the Main Gold Bar pit has encountered a deep (180 metres to 230 metres, 600 to 750 feet) mineralized zone that has been named the Millsite Deposit (see Figure 10). Granges (1996) estimated a geologic resource of 1.6 million tons grading 3.1 g/t Au (0.091 opt Au) containing 147,700 ounces of gold, using a cutoff of 0.86 g/t Au (0.025 opt Au). Best intercepts include 12 metres grading 5.8 g/t Au (40 feet grading 0.17 opt Au) and 3 metres grading 7.5 g/t Au (10 feet grading 0.22 opt Au) and 15 metres grading 5.1 g/t Au (50 feet grading 0.12 opt Au). Bonanza's management team believes the feeder zones to this deep mineralization are the same structural intersections that coincide with the high grade portions of the Main Gold Bar pit, described above.

A proposed drilling program will test the high-grade feeder zones (chutes) down plunge through more favorable host rocks than present in the pit. These better limestone hosts include the Roberts Mountains Formation. The target deposit at depth is a high grade, structurally and stratigraphically controlled gold deposit similar to recently discovered deep mineralization found beneath many sediment hosted gold districts. This target concept has yet to be specifically drill tested on the Gold Bar properties.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

14

Gold Bar Geology

Lower Plate
"Windows"
Thin cover on
Lower Plate Rocks
LP Devils Gate Limestone
LP Lone Mountain Dolomite
LP Nevada Formation
UP Valmy Formation
UP Vinini Formation
Volcanic rocks, undivided

Data Sources: Bonanza Explorations Inc. (1999b, 2000); Hess and Johnson (1997); Johnson (1999).

Fig. 6

Gold Bar Structural Targeting

Gold Canyon Pit
Dilational Target Zone where PDZ terminates at Extensional fault, similar to Gold Canyon
Wrench Fault Strain Elipse, Oriented and Colored with Gold Bar Ore Controlling Structures
0 1 Miles

Data Sources: Bonanza Explorations Inc. (1999, 2000); Nevada Bureau of Mines and Geology (1996).

Fig. 7

PROFESSIONAL
PROVINCE OF
G. F. McARTHUR
BRITISH COLUMBIA
GEOSCIENTIST

GOLD BAR DISTRICT
Stratigraphic Section - Lower Plate Carbonate Rocks
Ddg
Devils Gate Fm.
Limestone Reef Facies
Dud3
Unit 3
Upper Denay Limestone
Fore Reef Slope Facies
Dud2
Unit 2
Gold Bar, Goldstone
Gold Canyon Deposits
Dud1
Unit 1
Dld
Lower Denay Limestone
Basinal Facies
DOLOMITIC LIMESTONE
DOLOMITE
FRAMESTONE, BINDSTONE and BAFFLESTONE
RUDSTONE
GRAINSTONE
OOLITIC GRAINSTONE
PACKSTONE
WACKESTONE and MUDSTONE
MINERALIZATION
Dmc
Dmb
McColley Canyon Fm.
Gold Pick, Gold Ridge
Cabin Creek Deposits
Dmk
Slm
Lone Mtn. Dolomite
PROFESSIONAL
PROVINCE OF
G. F. McARTHUR
BRITISH COLUMBIA
GEOSCIENTIST
GOLD BAR DISTRICT
Stratigraphic Section

Fig. 8

Gold Bar Deep Millsite Target

Qal
Qal
Qal
Qal
Qal
Tv
Tv
Tv
Dn
Dn
21
22
23
26
27
27
28
Shallow Pediment - Horst Block
Ore Controlling Fault
Shallow Pediment - Horst Block
Gold Bar Pit
Mined 4.0 Mt grading
0.08 opt (2.7 g/t) Au
- 320,000 oz Au -
Deep Gold Bar Target
apx. 150,000 oz Au resource
Best intercepts:
12m grading 0.17 opt (5.8 g/t) Au
18m grading 0.13 opt (4.5 g/t) Au
LP Lone Mountain Dolomite
LP Nevada Formation
Volcanic rocks, undivided
Gb deep.shp
Gb deposits.shp
0.5 Miles

Data Sources: Bonanza Explorations Inc. (1999b, 2000); Hess and Johnson (1997); Cope and Arbonies (1998); U.S. Geological Survey (1976, 1978).

Fig. 10

Gold Bar - Gold Canyon Pit High Grade Structural Target

Gold Canyon Pit
Ore Controlling Fault Network
Orebody
40' 0.01 opt Au
trace Au
15' at 0.03 opt Au, and
18m grading 0.11 opt (3.7 g/t) Au

Data Sources: Bonanza Explorations Inc. (2000); Nevada Bureau of Mines and Geology (1996); Atlas Precious Metals (undated).

Fig. 11

Gold Bar Pits, Pads, Sites, Tails, Deposits
County Road
Explanation
Open Pit
Waste Dump
Mineralized Zone
Process Facility
Gold Bar Property Outline
Haul Road
N
S
E
W
0
2
4 Miles

Data Sources: Atlas Gold Mining Inc. (1999); Bonanza Explorations Inc. (1999, 2000)

Fig. 12

INTERPRETATIONS AND CONCLUSIONS

The results and reasonable interpretations of all field surveys, analytical and testing data, and other relevant information are that the property is of merit and has excellent potential for the discovery of both high-grade underground and near-surface bulk mineable sediment-hosted orebodies, similar to those on the Carlin Trend. Specifically, the deep target near the northwest end of the main Gold Bar pit, the deep Millsite mineralized zone and the target northeast of the Gold Canyon pit have considerable exploration potential.

Future drilling programs should include both angle and vertical holes, especially when drilling near vertical feeder zone targets. A mixture of core and reverse circulation drilling is recommended. Core holes will give a better understanding of the geology, structure, alteration and mineralization balanced with the faster and less expensive reverse circulation holes.

The project did meet its original objectives of providing high grade drill targets within known gold systems.

RECOMMENDATIONS

Recommended Phase I work includes substantial data entry and analysis. Much of the existing data is on paper and needs to be transferred into digital form to be used in the exploration programs. A major task will be to complete the entry of the blast hole assay information collected during mining by Atlas. Some of this information has been entered by Bonanza and has proven useful in defining drill target concepts. Additional blast hole data entry will help with drill planning.

Phase I should include detailed mapping, structural analysis and sampling at surface. The mapping should be designed to search for surface expressions of deep high grade sediment hosted deposits and to collect pertinent structural information.

Phase I drilling consists of one deep reverse circulation stratigraphic drill hole in the vicinity of the Millsite deposit, adjacent to the northwest corner of the main Gold Bar pit. The drill hole should have a total depth of 732 metres (2,400 feet) and will explore for favorable sedimentary horizons down plunge of known mineralization. The primary goal will be to identify the Roberts Mountains Formation -an ideal host rock for high grade sediment hosted gold deposits. If favourable host lithologies are encountered as expected, Phase II drilling would be recommended.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

16

Gold Bar Project

Recommended Work Program and Budget Phase I

(Note all costs in US Dollars)

Data Input and Processing

44 days @ $400/day

 $ 17,600

Detailed Mapping

and Sampling

44 days @ $400/day

$17,600

Sample Analysis

250 samples @ $15.00

3,750

3-D Modelling

22 days @ $600/day

13,200

Shallow RC Drilling

500 ft @ $20/ft

10,000

Deep RC Drilling

1,900 ft @ $30/ft

57,000

Total, Phase I

$119,150

Recommended Phase II drilling consists of three deep reverse circulation drill holes in the vicinity of the Millsite deposit. The purpose of these drill holes will be to test for high-grade gold mineralization down the pipe-like feeder structure that passes through the Millsite deposit and the high-grade portions of the north end of the main Gold Bar pit. The targets will be the intersection of the feeder structure with favourable host lithologies encountered by the stratigraphic drill hole completed as part of Phase I exploration. The three deep drill holes will have an average length of 610 metres (2,000 feet). These three drill holes will provide a decision point. If the Phase II drilling returns discouraging results, then no further work is recommended for the deep potential beneath the Millsite deposit and the main Gold Bar pit. If encouraging alteration and gold mineralization are encountered, then more drilling will be appropriate.

Phase II drilling should include four drill holes with an average length of 122 metres (400 feet) to be drilled in the Upper Pit area at Gold Canyon. These drill holes should focus on the down-dip extent of the feeder structure at the Gold Canyon pit, and to the east of the pit where exploration drilling by Atlas has encountered encouraging gold mineralization. If the Phase II drilling returns discouraging results, then no further work is recommended for the depth potential of the Gold Canyon feeder structure. If encouraging alteration and gold mineralization are encountered, then more drilling will be appropriate. (note that in the budget estimates, costs for the deep drill holes are divided into less expensive drill costs for the top 152 metres or 500 feet and more expensive deep drill costs for the portion of the drill hole deeper than 152 metres or 500 feet).

Gold Bar Project

Recommended Work Program and Budget Phase II

(Note all costs in US Dollars)

Shallow RC Drilling

3,100 ft @ $20/ft

62,000

Deep RC Drilling

4,500 ft @ $30/ft

135,000

Total, Phase I

$197,000

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

17

PAMLICO PROPERTY

HISTORY

Small underground mines were active in the district starting in the late 1800's. Claims were staked by 1885, and much of the production occurred prior to 1890. Historic production from the property is not adequately reported. Couch and Carpenter (1943) report US $1.1 million district-wide production from 1874-1939. Based upon the incomplete nature of the public records, the number and size of historic workings (Figure 16), and on the underground sampling results to date, Bonanza feels that a conservative estimate for historic production on its holdings is approximately 50,000 ounces of gold at high-grades.

The property has received little modern exploration due to the property owners being unable to come to terms with exploration companies. Cimarron Minerals (Formerly Cactus West) drilled 50 reverse circulation holes totaling 4700 metres (15,000 feet) in 1994 and 1995.

The Cimarron drill holes contained five 1.5 metre (5 foot) intervals grading 8.2 to 58.3 g/t (0.24 to 1.7 opt) gold (Evans, 1995). These results, along with the wide distribution of historic underground mines and the structurally favorable setting of the district, resulted in Bonanza recognizing the excellent potential for high-grade underground deposits. Bonanza acquired the property in November 1998.

Historical mineral resource estimates for the property are given by The American Mines Handbook (1998). The estimate is given by Cimarron, who discusses an "indicated partially drilled resource of 45,000 oz gold in 900,000 tons averaging 0.05 opt gold." It is assumed that the tons are short tons. The reliability of this estimate is unknown because The American Mines Handbook (1998) does not state how the resource was calculated.

The historic reserves quoted include probable, possible and potential tonnages. These categories, in total, are taken by the author to indicate an "inferred resource" as defined by the CIM Standards on Mineral Resources and Reserves in National Instrument 43-101. The author disclaims responsibility for such information. The above resources are viewed as mineralized zones that represent 3-dimensional gold geochemical anomalies. These anomalies are used to focus Bonanza's exploration efforts onto high-grade underground mineable targets, versus the prior emphasis which was on low-grade bulk mineable targets.

GEOLOGICAL SETTING

The property is located in the Garfield Hills, in the Walker Lane structural belt. The Walker Lane is a zone of northwest-trending right-lateral strike slip faults. It hosts a number of significant modern and historic gold producers. Most of the historic production was from high-grade underground deposits, the type of deposit Bonanza is seeking.

The regional stratigraphy consists of:

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

18

•

  Paleozoic and Mesozoic rocks including:

-

The Cambrian Miller Mountain Fm. (marble, hornfels, and slate).

-

Ordovician slate, chert, limestone, and sandstone.

-

The Permian Diablo Fm. (sandstone and grit).

-

The Triassic Excelsior Fm. (volcanic, clastic, and tuffaceous rocks).

-

The Triassic Luning Fm. (limestone, dolomite, and shale).

-

The Triassic Gabbs and Sunrise Formations (shale and limestone).

-

The Jurassic Dunlap Fm. (sandstone, conglomerate, and volcanic rocks).

-

Cretaceous diorite.

-

Cretaceous quartz monzonite, granodiorite, and granite.

  Tertiary rocks including:

-

Pre-Esmeralda volcanic rocks (intermediate to felsic volcanic rocks).

-

The Tertiary Esmeralda Fm. (shale, sandstone, conglomerate, and rhyolitic tuff).

-

Intermediate volcanic rocks (rhyodacite and andesite flows and tuffs).

-

Felsic volcanic rocks (rhyolite and quartz latite tuffs).

-

Quaternary mafic volcanic rocks (trachybasalt and latite flows).

Regional structure consists of NW-trending dextral wrench faults and associated NNW-trending dextral synthetic faults, N-trending normal faults, NE-trending sinistral antithetic faults, and east-west trending compressional faults.

The property contains all of the above-discussed regional units (see Figure 14). The age of some of the volcanic rocks is in question; the Excelsior Fm. may be Tertiary.

The property structure includes Tertiary NW-striking faults and subparallel fracture cleavage, and suspected coeval N-striking extensional faults. Bonanza believes that the northwest-trending faults are right lateral strike slip faults.

Mineralization occurs along NW- and N-striking faults, and is hosted by the Excelsior Fm. and Tertiary volcanic rocks except the Quaternary mafic volcanic rocks.

DEPOSIT TYPES

The mineral deposit type(s) being investigated or explored for are volcanic-hosted high-grade epithermal underground gold deposits. The geological model or concepts being applied in the investigation and on the basis of which the exploration program is planned are metallogenic modeling using public and proprietary digital data in a Geographic Information System and three-dimensional software. Bonanza has been developing this sophisticated program for five years, and is able to identify key mineralized terrains within the Walker Lane.

MINERALIZATION

Gold-bearing complex quartz veins occur along NW- and N-striking faults. The wallrock is commonly rhyolite porphyry, volcaniclastic rocks, or siltstone,

The Pamlico Main Zone veins occur along NW-striking faults and are typically moderately dipping, curviplanar, and locally braided (see Figure 15). These veins account for most of the historic production from the district. Average stope dimensions

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

19

in accessible workings are 10 metres long by 1.25 metres wide by 5 metres high. Silicification is the prevalent wallrock alteration.

A set of four or more parallel high-angle quartz veins occurs in the Central Mine area (see Figure 20). These veins were explored by adits and closely spaced inclined shafts with a few sublevel workings. Stope dimensions are not known due to inaccessibility.

EXPLORATION

Bonanza has completed claim staking, regional and detailed surface geological mapping, and surface rock and soil sampling. Surface and underground mapping indicate the property is underlain by over 10 kilometres (6 miles) of prospective epithermal veins and mineralized structures. Of the approximately 300 workings, about 50 were extensive enough to warrant underground mapping and sampling. As at all of Bonanza's projects, these and other data are included in Bonanza's Arcview GIS model and Vulcan 3-D model that guide drilling. Bonanza has drilled 16 holes totaling 1,692 metres (5,550 feet) testing 3 targets.

The surveys and investigations were carried out by Bonanza, except for the drilling which was conducted by Eklund Drilling of Reno, Nevada. Eklund is a well known and highly regarded drilling firm.

Soil Sampling

Three soil grids were laid out to evaluate whether mapped structures away from the historic workings were mineralized. Soil sampling from these grids returned gold values up to 412 ppb Au from 638 samples, averaging 6.39 ppb Au (see Figure 17). No new high-grade zones were identified, but several small zones of low-level anomalies were identified. These will be pursued as lower priority targets.

The population of soil samples reported few values greater than 100 ppb and had a mean value or 6 ppb. Dispersion anomalies in soils proximal to the vein systems are subtle, but detectable. Consequently, the gold-in-soil signature of the Pamlico vein system is not considered a principal ore target indicator by Bonanza.

Rock Sampling

Surface mapping identified a number of previously unknown veins and extensions to known veins. The surface rock chip sampling returned a number of high-grade samples, up to 175 g/t gold (5.1 opt, see Figure 18). Separate samples were collected on the surface at portals, sampling hangingwall, vein, footwall, and dumps where such features were exposed.

•

  113 hangingwall samples were collected, with a maximum value of 1149 ppb Au, and averaging 171 ppb Au.

  110 vein samples were collected, with a maximum value of 174700 ppb Au, and averaging 3575 ppb Au.

  94 footwall samples were collected, with a maximum value of 1295 ppb Au, and averaging 198 ppb Au.

  182 dump samples were collected, with a maximum value of 44080 ppb Au, and averaging 1510 ppb Au.

Summary Geological Report on the Gold Bar Properties and Pamlico Properly, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

20

Underground sampling (Figure 19) returned a number of high-grade samples (385 samples, with a maximum value of 2.5 opt Au (86.6 g/t), and an average value of 0.06 opt Au (2.0 g/t).

An underground sampling program in the B-zero adit (Central Mine area) collected nine vein select channel samples from various workings that expose the vein fairly evenly 330 feet (100 metres) down dip and 50 metres (160 feet) along strike, with an average in-vein spacing between samples of roughly 25 metres (80 feet). The average grade of these nine samples is 20.2 g/t Au (0.59 opt Au), with the four highest samples Au 67.9 g/t Au, 34 g/t Au, 31.5 g/t Au and 22.3 g/t Au (1.98 opt Au, 1.01 opt Au, 0.92 opt Au, and 0.65 opt respectively) (see Figure 22). True observed thickness of the mineralized structure/vein averages about 0.5 metre (1.5 feet) thick; in the vicinity, a number of structures and veins exceed 1 metre (3 feet) in thickness. The B-zero vein strikes northerly and dips moderately to the east; the nearest drill hole was collared over 60 metres (200 feet) to the west of the surface expression of the B-zero vein, in the hanging wall, and was drilled to the west, away from the vein.

Additional undrilled prospective veins in the B-zero area have returned significant gold assays from surface or small underground workings. Two narrow vein select channel samples collected 15 metres (50 feet) along strike from one another in the BL adit 45 metres (150 feet) into the hanging wall of the B-zero vein contain 19.9 g/t Au and 6.2 g/t Au (0.58 opt Au and 0.18 opt Au; see Figure 22). In another area two narrow vein select samples collected on a 5 metre (15 foot) spacing along strike from a vein exposed in a small surface dig 180 metres (600 feet) into the hanging wall of the B-zero vein contain 60 g/t Au and 29.5 g/t Au (1.75 opt Au and 0.86 opt Au; see Figure 22).

Preliminary statistical evaluation of the surface sampling program results have been conducted and various histogram and scattergram plots are included in Appendix B. Comparative data for routine duplicate analyses conducted under the analytical lab's quality assurance protocol are also included in the appended graphs.

The appended preliminary statistical plots and component analyses tables for the exploration samples have been categorized into populations representing surface rock chip samples, underground samples (vein, hanging wall and footwall) and surface dump material. The minimum, maximum and mean gold values for the 1353 surface rock chip samples collected are 0,670758 ppb, and 1543 ppb respectively. The 385 underground samples collected during the program had a range of gold values between 0 and 86676 ppb with a mean of 2137 ppb. The 110 select vein samples reported a range of gold grade between 1 and 174700 ppb with a mean value of 3575 ppb.

Wall rock (hanging wall and footwall) statistical plots of the 208 samples indicate relatively low gold values and support the observations of the program geologists that gold gradients across the vein to wall rock interface are very sharp with little dispersion of precious metals away from the veins.

Arcview analysis

Bonanza's regional exploration program relies on a proprietary database and metallogenic study currently in its fifth year of development. The software used to manage and analyze these regional exploration data is the Arcview Geographical Information System (GIS). The GIS is a two-dimensional environment, and is useful on a project scale for surface information such as surface geochemistry and geologic

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

21

mapping. All of Bonanza's projects are translated into the three-dimensional environment of the Vulcan mine planning software program prior to drilling. All surface and subsurface data are entered into Vulcan to guide drilling programs. Surface data generally include topography, air photo images, sampling results, etc. Subsurface data include (where available) existing drill data, mapping and sampling data from existing underground workings, and extrapolations of the surface data. In the Vulcan three- dimensional environment, precise drill plans are generated by working with the actual surface and subsurface data. From the three-dimensional model, once drill targets have been drawn, Vulcan provides a report containing surface co-ordinates and elevation of the drill collar, along with bearing, inclination and total depth. This approach provides the accurate drilling plans required to efficiently explore high-grade gold bearing vein systems. Appendix C is the quarterly newsletter sent to all Vulcan users by Maptek, the company that created, markets and services Vulcan licenses. Bonanza's Pamlico project, and the application of Vulcan to the exploration drilling program there is the project featured in the cover article.

DRILLING

Bonanza has drilled 16 reconnaissance holes totaling 1,692 metres (5,500 feet) using reverse circulation drilling with a "face return hammer". Prior operators, Cimarron Exploration, drilled a total of 50 reverse circulation drill holes.

Drilling in the Main Zone targeted known productive veins about 90 metres (300 feet) down-dip from the deepest working in the area. Eight holes were drilled by Bonanza along a 230 metre (750 foot) roughly linear fence (see Figure 24). Three drill holes each encountered narrow veins (0.6 metres true thickness) grading 42 g/t, 134 g/t, and 700 g/t Au (1.2 opt, 3.9 opt and 20.4 opt Au). The latter two intercepts represent the down-dip extensions of the known productive veins and the first intercept (42 g/t) represents a previously unknown vein whose surface expression is covered by colluvium (see Figure 25).

These Main Zone veins remain open to expansion in all directions along strike and dip. Within and around the previously drilled broad "cloud" of lower grade disseminated and stockwork gold mineralization, several narrower zones of more structurally-confined and higher grade mineralization containing multi-ounce gold grades have been intercepted. However, the three intercepts mentioned above represent the only significant assays encountered in the Main Pamlico Mines drilling program. Structural analysis and targets derived from_information gained during investigations of the underground workings provide a number of additional targets.

The B-zero target (Central Mine area) is near the center of the property, approximately 1.6 kilometres (1 mile) northeast of the Main Pamlico Mines target area (see Figure 24). Bonanza drilled 5 holes in a roughly square pattern on average 150 metres (500 feet) spacing. This preliminary drilling in the B-zero target area returned discouraging results, with no gold values of significance, and little vein encountered. Because of encouraging surface vein expressions, a re-examination of the target was undertaken. Thorough underground investigations and analysis of the local geology in light of the drilling information indicates that these drill holes tested areas where the target veins have been faulted out of the section or were drilled in the fault itself.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

22

Cumulative data from the initial drilling at Pamlico have undergone preliminary statistical evaluation. Histogram, scattergram and tabular data for the 1306 drill samples are included in Appendix B. The data populations are plotted collectively and selectively on the basis of grade. The range of gold values reported from the drill samples varied from 1 to 700,754 ppb with a mean value of 789 ppb. Similar to the other type of samples analyzed during the program, the duplicate pulp analyses routinely conducted by the lab reported very high correlation.

Generally at Pamlico, only veins and silicified structures carry significant gold mineralization. Several additional high quality targets are present on the Pamlico property, and exploration efforts currently focus on refining drill targets.

QUALITY ASSURANCE AND CONTROL

The current mapping program is being carried out by experienced geologists in a professional manner and according to best practices and industry standards. The author was unable to verify the sample method, preparation, analysis or do data verification of previous work as no data is available

There are no resource or reserve estimates being prepared by the company for the properties at this time.

Any mineral processing or metallurgical testing at this time would be premature. There is a well-established body of knowledge and experience regarding the treatment of Nevada gold mineralization that can be drawn upon at the appropriate time.

At present, the main purpose is to move forward with an effective exploration program to outline an economic mineral deposit. It is the writer's opinion that this is being done in an appropriate and timely manner.

Sampling Method and Approach

All sampling performed by Bonanza followed consistent methods of sample collection, description, transportation, storage, and analysis. Samples are collected on site by Bonanza personnel under the supervision of Brian Kirwin, President of Bonanza, who has 18 years experience in gold exploration, much of that in Nevada. The samples are picked up from the project sites by employees of the laboratory and delivered directly to the sample preparation facility at the laboratory.

Quality control measures applied during the execution of the work included:

•

  A consistent and seasoned geologic team with considerable mapping and underground evaluation experience. The team also have substantial knowledge of the structural and alteration characteristics of volcanic-hosted bonanza deposits.

  Uniform methods for rock chip sampling including documentary notes of sample types, dimensions, host and wall rock type, and alteration (see Sampling Method and Approach section for details).

  Location of samples were plotted on 1 :24,000-scale topographic maps, by UTM coordinates using a Garmin 12XL GPS instrument, and by underground surveying (see Sampling Method and Approach section for details).

  Specialized reverse circulation drilling and sampling techniques (see Drilling section for details).

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

23

•

  Use of appropriate sample security, sample preparation, and sample quality control procedures with a known and reputable analytical lab (see Sample Preparation and Security section for details).

  Standards and blanks were inserted into the sample stream for quality control and duplicate assays were performed routinely (see Sample Preparation and Security section for details).

Sample locations were determined using topographic maps and Garmin 12XL GPS instruments (for portals), or by brunton surveys (for underground). Each sample has a corresponding description card that lists sample type, dimension (true versus apparent width was noted where applicable), host rock, and alteration. Samples were in sole custody of the Bonanza geologist until submitted to American Assay, who did all of the analyses.

Soil Sampling

Three soil sample grids covering 400 hectares were designed to detect buried mineralization. The grids were 150 -215 metres (500 -700 feet) wide and 730- 1525 metres (2400 -5000 feet) long. Samples were collected on 15 metre (50 foot) centres along a 61 metre (200 foot) line spacing. Samples were taken with a mattock and rock hammer at a depth of 15 cm (6 inches) unless bedrock was shallower. Due to the rapid mechanical erosion and poor soil development on the property, all samples were of C- horizon soils. Sufficient material (approximately 0.25 kg I 0.5 Ibs) to fill a paper soil sample bag was collected. Sample tags were filled out for each sample describing soil composition and color, where applicable float rock type, degree of alteration and bedrock depth was noted. The sample grids consisted of several lines at 61 metre (200 foot) spacing with samples taken at 15 metre (50 foot) intervals along lines.

Rock Sampling

Surface sampling focused on quartz veins, either where exposed or where found on historic dumps. Samples were taken by experienced geologists using hand tools. Sample tags were filled out for each sample describing dimensions (including true width), sample type, host and wall rock types, and alteration.

Rock chip channel samples were also taken of veins from underground and at portal exposures. Samples were taken by qualified, experienced geologists with either hand tools or a pneumatic hammer, and utilizing a drop cloth. Separate samples were collected in the sequence hangingwall/vein/footwall/dump where such features were exposed.

Sample quality was as high as possible given the methodologies employed. With the exception of select grab samples, the samples were representative. Select grab samples were not routinely collected, and were clearly noted as such when taken. Factors that may have resulted in sample biases were the above-discussed presence of high-grade gold.

Rock types, structural controls, width of mineralized zones, and other parameters used to establish the sampling interval were the presence of veins. The veins were narrow enough to be cut with one or two samples. Significantly higher-grade intervals within a lower grade intersection were avoided because Bonanza sampled veins separately from wall rock.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

24

Vein widths, and consequently the width of high-grade intervals, were generally less than 1 metre (3 feet) true thickness.

Drill Sampling

Drilling was conducted with an environmentally low impact all terrain drilling rig by Eklund Drilling Company, a widely respected drilling contractor with decades of experience and dozens of drilling rigs and crews in Nevada. The driller on the project has over 10 years of experience drilling gold targets in Nevada.

Reference samples for each sample interval were collected and stored in plastic chip trays which were referred to during logging. Descriptive information was recorded systematically in the log and includes sample color, rock type, alteration, mineral species and percentages.

Drilling was conducted with a "face return hammer" reverse circulation setup. Face return hammers differ from conventional reverse circulation hammers. In conventional reverse circulation drilling, sample must travel outside the drill steel, between the wall of the drill hole and the drill steel, for three feet (one metre) up to the "sample interchange" where the sample passes into the drill steel. From that point on, the sample travels to surface inside the drill steel, ensuring sample integrity. However, significant contamination can occur as the sample passes upward in contact with the wall of the drill hole.

With a face return hammer setup, small holes in the face of the hammer, in contact with the bottom of the hole, serve the function of a sample interchange and allow the sample to pass into the drill steel for transport to surface, immediately after being broken by the hammer. This eliminates any contact between freshly drilled sample and the walls of the drill hole, basically eliminating possible contamination of the sample when the hole is blown clean between samples. During the Pamlico drilling, the holes were blown clean between samples, thus providing an excellent sampling method for high- grade, narrow mineralized structures. The drill hole is 16.5 centimetres (6.5 inches) wide, and samples in the target zones were collected every 0.75 metres (2.5 feet). The entire sample was bagged at surface, producing very large (average about 27 kilograms or 60 pounds) samples -ideal from a statistical point of view for sampling high-grade gold bearing structures.

The relationship between the sample length and the true thickness of the mineralization varies. Holes were oriented to drill as close to perpendicular to veins as possible, and were all drilled at high angles to the veins. True thicknesses were calculated for holes that were not perpendicular to veins.

Drilling, sampling, recovery, or other factors that could materially impact the accuracy and reliability of the results were the presence of high-grade gold. Drilling (see Drilling section for details), Sampling (see the above for details), and analytical procedures (see Sample Preparation and Security section for details) were designed to minimize potential problems with the high-grades.

Sample Preparation and Security

Samples were collected and transported from the project to the laboratory by Bonanza personnel under the supervision of Brian Kirwin, president of Bonanza.

Summary Geological Report on the Gold Bar Properties and Pamlico Properly, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

25

Samples were assayed at American Assay Laboratories (ML) in Reno, Nevada. ML is an international company with laboratories in the U.S., Mexico and South America. ML is ISO 9002-registered, and has successfully completed Canadian proficiency testing (CCRMP), as well as Australian testing (GEOSTATS), and US testing (ASARCO).

Samples were first crushed to -6 mesh, rotary split to 600 grams, ring pulverized to 90% -150 mesh, split to 250 gram pulp of which 30 grams was fire assayed. High-grade samples were re-split from the coarse reject and pulped, these were then assayed a second (and often third) time, with the gold value calculated utilizing a gravimetric finish. Multi-ounce samples were assayed using two assay tons (60 grams) fire assay charge, and the gold value calculated utilizing a gravimetric finish. Standards and blanks were inserted into the sample stream for quality control and duplicate assays were performed routinely.

Check Assays were submitted to two separate independent labs (Chemex and Cone), and samples reanalyzed.

The author's opinion on the adequacy of the sampling, sample preparation, security, and analytical procedures is that they were excellent and done to industry best practices standards.

Data Corroboration

Aspects of the sample preparation were not conducted by the issuer, an employee, an officer, a director, or an associate of the issuer.

Standards and blanks are inserted into the sample stream for quality control and duplicate assays are performed routinely to corroborate data. Duplicate analyses of Pamlico sample pulps conducted by the lab consistently report high correlation for both low and higher -grade gold samples. Correlation coefficients for sample pulp duplicate analyses of the various surface sample populations are typically in the .96 to .99 range.

Corroboration of assay pulps and coarse rejects from drilling and sampling was not deemed necessary because the pre-analytical and sample procedures were deemed to be of a high quality. As the program is at an early stage of exploration, no reserve estimates are required at this time.

The author visited the property on August 22 and 23, 2000 to corroborate that precious metals occur in the magnitude reported by Bonanza. The author collected a total of 15 selected grab samples and chips from several of the underground workings on the Main and Central Zones (see Figures 26 & 27). Samples were collected in cloth sample bags, described and tagged by the author, and delivered to Chemex labs in Reno, Nevada. All of the above work was performed by the author and the samples remained in his custody prior to delivery to the lab. ASL-Chemex performed similar analytical procedures to those undertaken by the ML lab contracted by Bonanza in the previous analysis.

Results of this corroborative sampling (see Table 3) indicate that gold is present in areas and at values reported by the company.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

26

Table 3: Corroborative Samples Collected by GF McArthur, Pamlico Property

Sample No.	Location	Description	Gold (ppb)	Silver (ppm)
01958	Main Zone F-adit F8-F9	oxidized, limonitic quartz vein	115	13.8
01959	Main Zone F-adit upper (8836)	oxidized, limonitic, goethitic quartz vein; 25 crn	>10,000 1.001 opt	>100 3.98 opt
01960	Main Zone F-adit (8833)	Oxidized, limonitic, goethitic quartz vein; 25 cm	40	1.0
01961	Main Zone E-adit (8807)	oxidized limonitic geothitic; bleached wall rock; minor oxide veinlets	1770	9.7
01962	Main Zone E-adit (8811)	oxidized, limonitic, goethitic quartz vein; manganese oxide	3890	11.0
01963	Main Zone E-adit (8804)	oxidized fault gauge; limonitic, geothitic; bleached wall rock; minor quartz stringers	600	15.7
01964	Main Zone A-adit 30.5-36.6 m right cross cut	oxidized, limonitic, goethitic, quartz vein with trace pyrite, chalcopyrite and sphalerite (?)	285	4.5
01965	Central Mine: Pit 99BC	sheared, oxidized, limonitic, goethitic; wall rocks bleached; trace quartz stringers; trace galena	5890	52.5
01966	Central Mine: BO- adit, 1st left cross cut	oxidized, limonitic quartz vein; 38 cm chip sample	9910	5.1
01967	Central Mine: BO- adit, 1st left cross cut	oxidized, limonitic quartz vein; 38 cm chip sample	>10,000 0.441 opt	8.8
01968	Central Mine: BO- adit, 1st left cross cut	oxidized, limonitic quartz vein; 51 cm chip sample	170	3.3
01969	Central Mine: BO- adit, 1st left cross cut, north face	oxidized, limonitic quartz vein; bleached wall rock; 51 cm chip sample	>10,000 0.316 opt	10.2
01970	Central Mine: BO-adit, 1st right cross cut, hanging wall	sheared, bleached wall rock; trace quartz veins; oxidized, limonitic, goethitic; includes fault gauge; 51 cm chip sample	15	1.3
01971	Central Mine: BO-adit, 1st right cross cut	oxidized, limonitic, goethitic quartz vein; 51 cm chip sample	>10,000 4.846 opt	28.9
01972	Central Mine: BO-adit, 2nd left cross cut, 7.6 m in, 2nd rib	strong oxidation; limonitic, goethitic, manganese oxide, siderite (?); quartz stringers; 51 cm chip sample	>10,000 2.229 opt	71.4

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

27

INTERPRETATIONS AND CONCLUSIONS

The results and reasonable interpretations of all field surveys, analytical and testing data, and other relevant information are that the property is of merit and has excellent potential for the discovery of high-grade underground mineable gold deposits. Two targets -the high-grade zone of unknown extent drilled by Bonanza in the Pamlico Main Mines area and the high-grade B-Zero target area are excellent, very high-grade gold targets and are drill ready.

The project did meet its original objectives of providing good quality drill targets within defined shoots of high-grade mineralization. The project has met another objective of providing a target concept that could provide deposits of substantial tonnage at bonanza grades. The target concept is as follows: many of the veins of the Main Mines area appear (in three-dimensional views) to coalesce to depth. The target concept is that a major very high-grade breccia zone or thick vein may be at the roots of the upper veins visible at surface and in the underground workings.

RECOMMENDATIONS

Recommended Phase I work includes detailed mapping, structural analysis and sampling at surface along with a ground Mag/VLF survey. The mapping should be designed to search for local structural settings that could have produced thicker veins and mineralized structures. The Mag/VLF will assist this investigation.

Phase I drilling includes: 4 oriented core drill holes with an average length of 182 metres (600 feet) in the Main Zone area to test for strike and dip extensions of the very high-grade intercepts encountered by Bonanza's first drilling program, 4 oriented core drill holes with an average length of 122 metres (400 feet) in the B-Zero area to test continuity and strike and dip extent of the high-grade gold mineralization encountered by Bonanza's underground sampling program; 2 oriented core drill holes with an average length of 366 metres (1200 feet) to be drilled across the Main Zone mined area. The purpose of these last two holes will be to gain structural information useful for interpretations into local structural settings that could have produced thicker veins, and to gain information concerning the apparent confluence of many of the veins at depth. This target is a bonanza grade gold deposit hosted by a breccia body or a much thicker vein where the higher veins coalesce at depth.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

28

Pamlico Project

Recommended Work Program and Budget Phase I

(Note all costs in US Dollars)

Preparation of Detailed Map

and Sampling

22 days @ $400/day

$ 8,800

Sample Analysis

200 samples @ $15.00

3,000

MagNLF

14 days @ $300/day

4,200

3-D Modelling

22 days @ $600/day

13,200

Core Drilling

6,000 ft @ $35/ft

 210,000

Total, Phase I

$239,200

Phase I will provide decision points for the high-grade mineralization discovered by Bonanza in their Main Zone drilling and B-Zero underground sampling. If the Phase I drilling returns discouraging results for these two target areas, then no further work is recommended for these targets. If the Phase I drilling results are encouraging, then Phase II drilling is recommended for these targets. The two longer drill holes will contribute to deeper, longer term exploration for a large, bonanza grade breccia body or thick vein.

Recommended Phase II drilling consists of additional core drilling in the Main Zone and B-Zero target areas. In the Main Zone 8 core drill holes are recommended with an average length of 213 metres (700 feet) to further investigate the strike and dip extent of the high-grade gold mineralization. In the B-Zero area 8 core drill holes are recommended with an average length of 122 metres (400 feet) to further test the strike and dip extent of the high-grade gold mineralization. Phase II drilling will provide decision points for the high-grade gold mineralization in these areas. If the Phase II drilling results are discouraging, then no further work is recommended for these targets. If the Phase II drilling returns encouraging results, then further drilling will be recommended.

Pamlico Project

Recommended Work Program and Budget Phase II

(Note all costs in US Dollars)

3-D Modelling

11 days @ $600/day

$ 6,600

Core Drilling

8,800 ft @ $35/ft

308,000

Total, Phase II

$314,600

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A,

Gerald F. McArthur, October 9, 2002

29

REFERENCES

There is an extensive literature on the geology and mineral deposits of Nevada, however, the following references used in the preparation of this report are considered to be the most pertinent.

Atlas Gold Mining Inc., 1999, Reclamation Zones Overlay to Existing Disturbances:

Unpublished Digital Map.

Atlas Precious Metals Inc., undated, Gold Canyon Blast Hole Orebody: Unpublished

Map, 1'=50'.

American Mines Handbook, 1998, Company Profiles, Cimarron Minerals Ltd.: p. 79-80.

Arichibold, N.L. and R.R. Paul, 1970, Geology and Mineral Deposits of the Pamlico Mining District, Mineral County, Nevada: Nevada Bureau of Mines and Geology Bulletin 74, 11 p.

Bonanza Explorations Inc., 1999, Claim Map of the Pamlico Project: Unpublished Map.

Bonanza Explorations Inc., 2000, Arcview GIS Compilation for Nevada: Unpublished

Computer Compilation.

Bonanza Explorations Inc., 2000, Bonanza Property Obligations: Unpublished

Spreadsheet Detailing all Property Obligations, 1 p.

Bonanza Explorations Inc., 2000, Description of the Mineral Exploration Properties controlled by Bonanza Gold Inc, or Bonanza Explorations Inc.: Appendix A the Share Exchange Agreement between 607792 British Columbia Ltd., and Asia Minerals Corp., 4 p.

Buffington, D.L., G. Chlumsky, J.W. Rozelle, R.A. Sandefur, L.A. Stinnett, 1995, Atlas Gold Bar Mine Review, Pincock, Allen and Holt Unpublished Report Prepared for Atlas Corporation, 72 p.

Cope, Edward L., David G. Arbonies, 1998, Gold Bar District History/Summary: in Geological Society of Nevada Special Publication No. 27, Sediment-Hosted Gold Deposits of the Eureka (Ruby Hill Mine) and Gold Bar Districts, East-Central Nevada, p. 143-160.

Couch, Bertrand F., and Jay A. Carpenter, 1943, Nevada's Metal and Mineral Production

(1859-1940, Inclusive): University of Nevada Bulletin, Vol. 37, no. 4, 159 p.

Cox, Bruce E., Memorandum Report of Petrography for Vein Thin Section, Pamlico Mine, Section 24, T7N, R31E, Mineral County, Nv.: Unpublished Report Prepared for Bonanza Explorations Inc, 2 p.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U. S.A.

Gerald F. McArthur, October 9, 2002

30

Evans, Thomas L., 1995, Summary Report -Initial Drilling Program, Pamlico Gold-Silver Property, Mineral County, Nevada: Unpublished Report prepared for Pamlico Gold Corp., 21 p.

French, Gregory McN., Frank K. Fenne, Daniel A. Maus, Thomas D. Rennebaum, and Terry A. Jennings, 1996, Geology and Mineralization of the Gold Bar District, Southern Roberts Mountains, Eureka County, Nevada: in Green, Steven M. and Struhsacker, Eric (eds.), Geology and Ore Deposits of the American Cordillera, Geological Society of Nevada Field Trip Guidebook, p. 309-315.

Granges U.S. Inc., 1996, Gold Bar Joint Venture -1995-1996 Year End Report: Unpublished Report Prepared for Atlas Precious Metals Inc., 8 p.

Hess, R.H., and G.L. Johnson, 1996, Nevada Abandoned Mines Database Compilation: Nevada Bureau of Mines and Geology Open-File Report 97-1.

Hess, R.H., and G.L. Johnson, 1997, County Digital Geologic Maps of Nevada: Nevada Bureau of Mines and Geology Open-File Report 97-1.

Johnson, G.L., 1999, Nevada Shaded Relief Map: Nevada Bureau of Mines and Geology Open-File Report 99-1.

Kirwin, Brian, 2000 Bonanza's Properties - Summary of Environmental, Reclamation, and other Liabilities or Regulatory Obligations, and Ownership Rights: Bonanza Explorations Inc. Unpublished Memo, 3 p.

Kirwin, Brian, 2000, Bonanza Summary Document: Bonanza Explorations Inc. Unpublished Report Summarizing all Properties, 7 p.

Kirwin, Brian, 2000, Bonanza Properties Document: Bonanza Explorations Inc. Unpublished Report Summarizing all Properties, 9 p.

McArthur, G.F., 2000, Geological Report on the Nevada Properties of Bonanza Bold Inc. Nevada, U.S.A., unpublished private report for Asia Minerals Corp., 65 p.

Mineral Resources Development Inc., 1995, Gold Bar District -Review of Atlas's

Exploration Programs: Creation of A Geological-Concept Model, and Recommended Exploration Strategy: Unpublished Report Prepared for Atlas Gold Corporation, 64 p.

Nevada Bureau of Mines and Geology, 1996, Nevada 1:100,000-scale digital raster graphic (DRG) maps: Nevada Bureau of Mines and Geology Open-File Report 96-5.

Nevada Bureau of Mines and Geology, 1998, Active Mines in Nevada: Nevada Bureau

of Mines and Geology Open-File Report 98-9.

Oldow, John S., 1985, Preliminary Geologic Map of the Pamlico Quadrangle, Mineral County, Nevada: U.S. Geological Survey Map MF 1485.

Roberts, R.J., K.M. Montgomery, and R.E. Lehmer, 1967, Nevada Bureau of Mineas and Geology Bulletin 64, 152 p.

Summary Geological Reporl on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

 31

Ross, Donald C., 1961, Geology and Mineral Deposits of Mineral County, Nevada:

Nevada Bureau of Mines and Geology Bulletin 58, 98 p.

Russel K., D. Fanning and J.B. Allen, 1996, KOBEH Valley -Gold Bar Drilling, Summary Report, Homestake Mining Co. unpublished report prepared for Atlas Gold Corporation, 11 p.

Silversides, D.A., 1994, Summary Report - Initial Exploration Program, Pamlico Gold - Silver Property, Mineral County, Nevada: Unpublished Report prepared for Pamlico Gold Corp., 17p.

U.S. Geological Survey, 1967, Pamlico Quadrange: 1:24,000-scale Topographic Map.

U.S. Geological Survey, 1976, Bartine Ranch Northwest Quadrangle: 1:24,000-scale

Topographic Map.

U.S. Geological Survey, 1978, Three Bar Ranch Quadrangle: 1:24,000-scale

Topographic Map.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

32

SIGNATURE PAGE

Respectfully submitted,

October 9, 2002

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

33

CERTIFICATE OF AUTHOR

I, Gerald Fraser McArthur, P.Geo of 1508133B Street, Surrey B.C. V4A 6M2, do hereby certify that:

1.

I was employed as a Consulting Geologist to prepare this report by:

American Nevada Gold Corp.

Suite 1304 -925 West Georgia Street

Vancouver, BC V6C 3L2

2.

I graduated with a degree of Bachelor of Science from the University of British Columbia in 1973.

3.

l am:

  a Profession Geologist, registered with the Association of Professional Engineers and Geoscientists of the Province of British Columbia, Registration No. 18,709;

  a fellow of the Geological Association of Canada (F0333)

  a member of the Society of Economic Geologists

  a member of the Geological Society of America

  a member of the Canadian Institute of Mining

  a member of the BC and Yukon Chamber of Mines

4.

I have worked as a geologist for a total of 29 years since my graduation from university.

5.

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

6.

I am responsible for the preparation of the technical report titled Summary Geological Report for the Gold Bar Properties, Eureka County and the Pamlico Property, Mineral County, Nevada, U.S.A. and dated October 9, 2002 (the "Technical Report") relating to the Gold Bar and Pamlico Properties. I visited the Pamlico Property on August 22 and 23, 2000 and the. Gold Bar Properties on August 26, 2000.

7.

My previous involvement with the properties was the writing of a Technical Report dated September 8, 2000 for Asia Minerals Corp.

8.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

34

Report, the omission to disclose which makes the Technical Report misleading.

9.

I am independent of the issuer applying all of the tests in section 1.5 of National Instrument 43-101.

10.

1 have read National Instrument 43-101 and Form 43-101Fs, and the Technical Report has been prepared in compliance with that instrument and form.

11.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

35

APPENDIX A

LIST OF CLAIMS CONTROLLED BY

AMERICAN BONANZA GOLD MINING CORPORATION

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

36

Summary List of Gold Bar Claims Controlled by

American Bonanza Gold Mining Corporation

The following unpatented lode mining claims situated in Sections 4 & 5, T 22 N, R 50 E, and in Section 32, T 23 N, R 50 E (Mt. Diablo Meridian), Eureka County, Nevada:

Eureka County Records

Claim Name

BLM/NMC #

Book

Page

R #13, amended

164135

201

557

R #14, amended

164136

201

558

R #52, amended

361638

201

561

R #53, amended

361639

201

562

R #54, amended

361640

201

563

RC

567865

201

554

RD

567866

201

555

RF

567867

201

556

The following unpatented lode mining claims situated in Sections 2 - 5,8 - 11, T 22 N, R 50 E, and in Section 32 - 35, T 23 N, R 50 E (Mt. Diablo Meridian), Eureka County, Nevada:

Eureka County Records

Claim Name

BLM/NMC #

Book

Page

WI 8

373448

147

205

WI 9

373449

147

206

WI 10

373450

147

207

WI 12

373452

147

209

WI 31

373471

147

228

WI 32

373472

147

229

WI 33

373473

147

230

WI 34

373474

147

231

WI 277

388513

153

67

WI 278

388514

153

68

WI 279

388515

153

69

WI 280

388516

153

70

WI 281

388517

153

71

Summary Geological Report on the Gold Bar Properties and Pamlico Properly, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

37

The following unpatented lode mining claims situated in Sections 22, 23, 26 and 27, T 22 N, R 49 E (Mt. Diablo Meridian), Eureka County, Nevada:

Eureka County Records

Claim Name

BLM/NMC #

Book

Page

Jasper 269

296387

120

40

Jasper 270, amended

296388

141

587

Jasper 271, amended

296389

143

162

Jasper 272, amended

296390

143

164

Jasper 273, amended

296391

135

56

Jasper 274, amended

296392

143

166

Jasper 276, amended

296394

143

168

Jasper 282

296400

120

53

Jasper 282, amended

314799

135

74

Jasper 283, amended

296401

135

76

Jasper 283A

339282

135

78

Jasper 285, amended

296403

135

80

Jasper 287, amended

296405

135

82

Jasper 310, amended

296428

143

174

Jasper 312, amended

296430

143

176

Jasper 314, amended

296432

135

92

Jasper 315, amended

296433

135

96

Jasper 316, amended

296434

135

98

Jasper 317, amended

296435

135

102

Jasper 322, amended

296439

135

110

Jasper 323

296440

135

112

Jasper 323A

339285

135

114

Jasper 325

296442

120

95

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

38

The following unpatented lode mining claims situated in Sections 22, 23 26 & 27, T 22 N, R 49 E (Mt. Diablo Meridian), Eureka County, Nevada:

Eureka County Records

Claim Name

BLM/NMC #

Book

Page

Jasper 275, amended

296393

135

60

Jasper 277, amended

296395

135

64

Jasper 278, amended

296396

143

170

Jasper 279, amended

296397

135

68

Jasper 280, amended

296398

143

172

Jasper 281

296399

120

52

Jasper 281A, amended

314798

135

72

Jasper 316A, amended

314800

135

100

Jasper 318, amended

296436

135

104

Jasper 319, amended

296437

135

106

Jasper 320, amended

296438

135

108

Jasper 364A, amended

314801

135

124

The following unpatented lode mining claims situated in Sections 26, T 22 N, R 49 E (Mt. Diablo Meridian), Eureka County, Nevada:

Eureka County Records

Claim Name

BLM/NMC #

Book

Page

WAH 22, amended

293570

128

297

WAH 23, amended

293571

128

298

The following unpatented lode mining claims situated in Sections 26 & 27, T 22 N, R 49 E (Mt. Diablo Meridian), Eureka County, Nevada:

Eureka County Records

Claim Name

BLM/NMC #

Book

Page

WAH 24 amended

293572

143

159

WAH 25, amended

293573

143

160

WAH 26, amended

293574

128

301

WAH 27, amended

293575

143

161

WAH 28, amended

293576

128

303

WAH 30 amended

293578

128

305

WAH 32, amended

293580

128

307

WAH 34, amended

293582

128

309

WAH 36, amended

293584

128

311

WAH 38, amended

293586

128

313

WAH 40, amended

293588

128

315

WAH 41, amended

293589

128

316

Total Claims: 70

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

39

Summary List of Pamlico Claims Controlled by

American Bonanza Gold Mining Corporation

The following unpatented lode mining claims situated in Sections 13,19 & 24, T 7 N, R 31 E (Mt. Diablo Meridian), Mineral County, Nevada:

PROPERTY NAME

CLAIM NUMBERS

COUNTY

# of CLAIMS

PAMLICO STAKED:

NS-35 through NS-

MINERAL COUNTY

45,70,72,74,76,78,80

PAMLICO STAKED:

NS-94 through NS-

MINERAL COUNTY

30

98,100,130,-132,188-

192

____________________________________________________________________________________

PAMLICO LEASED:

PAMLICO

PAM 4

MINERAL COUNTY

PAMLICO LEASED:

PAMLICO EXT

PAM 6

MINERAL COUNTY

PAMLICO LEASED:

EAST PAMLICO

PAM 7

MINERAL COUNTY

PAMLICO LEASED:

OLD FAITHFUL

PAM 8

MINERAL COUNTY

PAMLICO LEASED:

EARLY DAWN

PAM 9

MINERAL COUNTY

PAMLICO LEASED:

GOOD HOPE

PAM 10

MINERAL COUNTY

PAMLICO LEASED:

BELLEVIEW

PAM 11

MINERAL COUNTY

PAMLICO LEASED:

DEXTER

PAM 12

MINERAL COUNTY

PAMLICO LEASED:

GOLD BAR FRACTION

PAM 13

MINERAL COUNTY

PAMLICO LEASED:

OWL

PAM 14

MINERAL COUNTY

PAMLICO LEASED:

VICTOR

PAM 15

MINERAL COUNTY

PAMLICO LEASED:

VICTOR 2

PAM 16

MINERAL COUNTY

PAMLICO LEASED:

VICTOR 3

PAM 17

MINERAL COUNTY

PAMLICO LEASED:

DAVE 5

PAM 18

MINERAL COUNTY

PAMLICO LEASED:

DAVE 6

PAM 19

MINERAL COUNTY

PAMLICO LEASED:

DAVE 9

BELLEVIEW

MINERAL COUNTY

FRACTION

PAMLICO LEASED:

 PAM 2

MINERAL COUNTY

33

_________________________________________________________________________________________________________

Summary Geological Report on the Gold Bar Properties and Pamlico Property, Nevada U.S.A.

Gerald F. McArthur, October 9, 2002

40

T. 23 N.
T. 22 N.
R. 49 E.
R. 50 E.
PROFESSIONAL
PROVINCE OF
G. F. McARTHUR
BRITISH COLUMBIA
GEOSCIENTIST
Gold Bar Project
Claim Map

40

Pamlico Claim Map
NS Claims
BELLEVIEW
E PAMLICO
GOLD BAR
GOOD HOPE
OLD FAITHFUL
EARLY DAWN
OWL
DAVE 9
PAMLICO EXT
PAM
Miles
G. F. McARTHUR
PROFESSIONAL
PROVINCE OF BRITISH COLUMBIA
GEOSCIENTIST

41

APPENDIX B

TO SUMMARY GEOLOGICAL REPORT FOR THE GOLD BAR PROPERTIES,

EUREKA COUNTY AND THE PAMLICO PROPERTY, MINERAL COUNTY NEVADA,

U.S.A. DATED OCTOBER 9, 2002

PAMLICO SAMPLING STATISTICAL DATA

Pamlico Adit Program - DUMPS
183 Samples

Number of Samples
140
130
120
110
100
90
80
70
60
50
40
30
20
10
0
73.9%
6.0%
3.3%
1.1%
1.6%
0.5%
0.5%
0.5%
1
1260
2520
3779
5039
6298
7557
8817
10076
11336
12595
13854
15114
16373
17633
18892
20151
21411
22670
23930
25189
26448
27708
28967
30227
31486
32745
34005
35264
36524
37783
39042
40302
41561
42821
44080
ppb Au

Pamlico Adit Program - DUMPS

> 1000 ppb Au, 52 Samples

Number of Samples
20
18
16
14
12
10
8
6
4
2
0
35.3%
23.5%
15.7%
7.8%
5.9%
3.9%
3.9%
2.0%
2.0%
1012
2447
3883
5318
6754
8190
9625
11061
12496
13932
15368
16803
18239
19674
21110
22546
23981
25417
26852
28288
29724
31159
32595
34030
35466
36902
38337
39773
41208
42644
44080
ppb Au

Pamlico Adit Program - DUMPS
< 1000 ppb Au, 131 Samples

Number of Samples
ppb Au
0
2
4
6
8
10
12
14
16
18
20
22
24
0 30 60 90 120 150 180 210 240 270 300 330 360 390 420 450 480 510 540 570 600 630 660 690 720 750 780 810 840 870 900 930 960
4.5%
1.5%
2.3%
0.8%
1.5%
3.8%
4.6%
3.1%
2.3%
1.5%

Pamlico Adit Program - Footwall

94 Samples

Number of Samples
42
39
36
33
30
27
24
21
18
15
12
9
6
3
0
22.3%
2.1%
3.2%
2.1%
1.1%
1.1%
1.1%
1.1%
1.1%
1.1%
0
40
80
120
160
200
240
280
320
360
400
440
480
520
560
600
640
680
720
760
800
840
880
920
960
1000
1040
1080
1120
1160
1200
1240
1280
ppb Au

Pamlico Adit Program - Hangingwall

114 Samples

Number of Samples
70
65
60
55
50
45
40
35
30
25
20
15
10
5
0
60.6%
10.5%
16.7%
1.8%
0.9%
0.9% 0.9% 0.9% 0.9%
0.9% 0.9%
0.9% 1.8%
0.9%
0.9%
0 38 77 115 153 191 230 268 306 344 383 421 459 497 536 574 612 651 689 727 765 804 842 880 918 957 995 1033 1071 1110 1148
ppb Au

Pamlico Adit Program - VEINS
> 1000 ppb Au, 28 Samples

Number of Samples
24
22
20
18
16
14
12
10
8
6
4
2
0
78.6%
7.1%
3.6%
7.1%
3.6%
1036
7238
13441
19643
25845
32047
38250
44452
50654
56857
63059
69261
75463
81666
87868
94070
100273
106475
112677
118879
125082
131284
137486
143689
149891
156093
162295
168498
174700
ppb Au

< 1000 ppb Au, 78 Samples

Number of Samples
24
22
20
18
16
14
12
10
8
6
4
2
0
28.2%
11.5%
9.0% 9.0%
5.1%
1.3% 1.3%
3.8%
1.3% 1.3%
3.8%
1.3% 1.3%
3.8%
5.1%
3.8%
1.3%
2.6%
1.3%
3.8%
1 36 71 106 141 176 211 246 281 316 351 386 421 456 491 526 561 596 631 666 701 736 771 806 841 876 911 946
ppb Au

Pamlico Surface Rock Chips
1353 Samples

98.9%
1.0%
0.1%
0.1%
1350
1260
1170
1080
990
900
810
720
630
540
450
360
270
180
90
0
Number of Samples
0
22359
44717
67076
89434
111793
134152
156510
178869
201227
223586
245945
268303
290662
313020
335379
357738
380096
402455
424813
447172
469531
491889
514248
536606
558965
581324
603682
626041
648399
670758
ppb Au

Pamlico Surface Rock Chips

> 1000 ppb Au, 196 Samples

92.8%
6.2%
0.5%
0.5%
182
169
156
143
130
117
104
91
78
65
52
39
26
13
0
No of obs
1012
23337
45662
67987
90311
112636
134961
157286
179611
201936
224260
246585
268910
291235
313560
335885
358209
380534
402859
425184
447509
469834
492158
514483
536808
559133
581458
603783
626108
648432
670757
VAR2

Pamlico Surface Rock Chips
< 42,000 ppb Au and > 1000 ppb Au
194 Samples

Number of SAmples
84
78
72
66
60
54
48
42
36
30
24
18
12
6
0
42.0%
21.2%
10.8%
5.2%
4.7%
3.6%
1.0%
1.0%
0.5%
2.1%
0.5%
0.5%
0.5%
1.0%
0.5%
0.5%
0.5%
0.5%
0.5%
0.5%
0.5%
0.5%
0.5%
0.5%
1012
2447
3883
5318
6754
8190
9625
11061
12496
13932
15368
16803
18239
19674
21110
22546
23981
25417
26852
28288
29724
31159
32595
34030
35466
36902
38337
39773
41208
42644
44080
ppb Au

Pamlico Surface Rock Chips

< 1000 ppb Au, 1158 Samples

Number of Samples
646
602
559
516
473
430
387
344
301
258
216
172
129
86
43
0
54.4%
11.8%
7.0%
5.5%
3.3%
1.9%
1.2%
1.8%
0.8%
1.4%
1.0%
1.3%
0.6%
0.7%
0.5%
0.5%
0.3%
1.0%
0.9%
0.7%
0.7%
0.3%
0.4%
0.2%
0.5%
0.3%
0.4%
0.4%
0.2%
0
66
132
198
264
330
396
462
527
593
659
725
791
857
923
989
ppb AU

Pamlico Underground Sampling

386 Samples

Number of Samples
345
322
299
276
253
230
207
184
161
138
115
92
69
46
23
0
88.9%
4.4%
1.8%
1.0%
1.0%
0.5%
0.3%
0.5%
0.5%
0.3%
0.3%
0.3%
0.3%
0
2889
5778
8668
11557
14446
17335
20224
23114
26003
28892
31781
34670
37560
40449
43338
46227
49116
52006
54895
57784
60673
63562
66452
69341
72230
75119
78008
80898
83787
86676
ppb Au

Pamlico Underground Sampling

> 1000 ppb Au, 87 Samples

Number of Samples
56
52
48
44
40
36
32
28
24
20
16
12
8
4
0
0.9%
10.3%
9.2%
3.4%
3.4%
2.3%
1.1%
1.1%
2.3%
1.1%
1.1%
1.1%
1.1%
1.1%
1016
3871
6727
9582
12437
15293
18148
21003
23859
26714
29569
32425
35280
38135
40991
43846
46701
49557
52412
55267
58123
60978
63833
66689
69544
72399
75255
78110
80965
83821
86676
ppb Au

Pamlico Underground Sampling

< 1000 ppb Au, 298 Samples

Number of Samples
ppb Au
0
5
10
15
20
25
30
35
40
45
50
55
60
65
0 30 60 90 120 150 180 210 241 271 301 331 361 391 421 451 481 511 541 571 601 631 661 691 722 752 782 812 842 872 902 932 962
21.1%
6.4%
9.1%
11.1%
4.4%
3.7%
3.4%
2.7%
2.7%
1.7%
3.0%
2.3%
1.7%
1.7%
1.0%
2.3%
0.7%
0.3%
1.7%
1.7%
1.7%
1.7%
0.3%
0.3%
0.7%
0.3%
0.3%
0.7%
1.0%
0.3%

110 Samples
112
104
96
88
80
72
64
56
48
40
32
24
16
8
0
93.7%
2.7%
1.8%
0.9%
1
5824
11648
17471
23294
29118
34941
40764
46587
52411
58234
64057
69881
75704
81527
87351
93174
98997
104820
110644
116467
122290
128114
133937
139760
145584
151407
157230
163053

110 Samples
112
104
96
88
80
72
64
56
48
40
32
24
16
8
0
93.7%
2.7%
1.8%
0.9%
1
5824
11648
17471
23294
29118
34941
40764
46587
52411
58234
64057
69881
75704
81527
87351
93174
98997
104820
110644
116467
122290
128114
133937
139760
145584
151407
157230
163053

Pamlico Surface Rock Chips
92 Samples, .9999 Correlation

800000
700000
600000
500000
400000
300000
200000
100000
0
ppb Au (American Assay Duplicate)
0
100000
200000
300000
400000
500000
600000
700000
800000
ppb Au (American Assay Primary)

Pamlico Rock Chip Samples
Duplicate of AAL Assays Using Chemex Lab
16 Samples, < 120,000 Au ppb, > 30,000 Au ppb, .95688 Correlation

120000
100000
80000
60000
40000
20000
0
Chemex Fire Au (ppb)
0
10000
20000
30000
40000
50000
60000
70000
80000
90000
100000
AAL Primary Au (ppb)

Pamlico Rock Chip Samples
Duplicate AAL Fire Asssays
> 100 Au ppb, < 10,000 Au ppb
87 Samples, .9569 Correlation

AAL Duplicate Au (ppb)
0
1000
2000
3000
4000
5000
6000
7000
8000
9000
10000
AAL Primary Au (ppb)

Pamlico Surface Rock Chip
92 Samples, .9999 Correlation

800000
700000
600000
500000
400000
300000
200000
100000
0
AAL Duplicate Au (ppb)
0
100000
200000
300000
400000
500000
600000
700000
800000
AAL Primary Au (ppb)

Pamlico Rock Chips
Cone Geochemical Duplicate of AAL Fire Assays
>100 ppb Au, 30 Samples, .9681 Correlation

Cone Geochemical Au (ppb)
40000
35000
30000
25000
20000
15000
10000
5000
0
0
5000
10000
15000
20000
25000
30000
35000
40000
AAL Primary Fire Assay Au (ppb)

APPENDIX C

TO SUMMARY GEOLOGICAL REPORT FOR THE GOLD BAR PROPERTIES,

EUREKA COUNTY AND THE PAMLICO PROPERTY, MINERAL COUNTY NEVADA,

U.S.A. DATED OCTOBER 9, 2002

VULCAN PROGRAM DESCRIPTION

MAPTEK

VULCAN
3D Software

VULCAN forge

No. 4
1999

THE NEED FOR THE THIRD DIMENSION

VULCAN - A step forward

Vengold is a mining, exploration and development company with interests in New Guinea, the United States and Argentina. Vengold's exploration program is based on an innovative metallogenic study designed to predict the location of undiscovered ore bodies. Successful completion of the study has required technical pioneering in terms of data, hardware and software. VULCAN has made a significant contribution since its introduction in 1998.

In Nevada, the study has identified a number of targets and continues to identify target areas - properties have been staked in three regions of the state. The Pamlico Project in southern Nevada covers a turn of the century mining district with substantial production from high grade, volcanic hosted veins. The project is prospective for similar vein systems and sediment hosted gold deposits. Regional and local metallogenic analysis is contributing to drill target selection - drilling began in early 1999.

Limitations of the 2nd Dimension

After a detailed study of target areas it was recognised that the perspective of the third dimension was required to refine drill targets and understand the relationship of surface and subsurface structures.

Predicting the location of undiscovered orebodies is based on implementing ArcView at a regional scale and VULCAN on a local scale. Initially, compass and tape survey maps produced by the Nevada Bureau of Mines in 1966/67 were utilised. These included maps of underground workings in main and outlying parts of the Pamlico Mining District, in the Mineral County of Nevada.

Maps of workings of Pamlico district (left)
Projection of underground workings, veins and faults (below)

The adit point for each of these workings was surveyed to allow its location in 3D space in VULCAN. The information provided on the maps included: faults with dip and azimuth; veins with dip and azimuth; outlines of workings; stoped, caved and backfilled areas; shafts, vents and raises.

A Step Forward - Exploring with VULCAN

3D workings were established from this information. To add depth in the Z direction, it was assumed that the workings had an average height of two metres - found from field work to be generally true. The workings were used for visualisation purposes to better understand the attitude of the veins.

The veins and faults were firstly characterised and colour coded for visual interpretation. Fault Manipulation tools in VULCAN were used to project these 2D lineations into 3D planes, leading to a better understanding of what the early miners were targeting.

The next step was to update the geological model based on new knowledge gained from 3D interpretation. Detailed sampling, geochemical analysis, mapping and airphoto analysis were undertaken. The image was laid over a 3D representation of topography. Structures visible at the surface were projected and proven at depth by registration against an established 3D model. Using VULCAN, geologists modified their interpretations after ground truthing in the field.

The process employed by Vengold cannot be completed in one pass using all available data. To be truly happy with the resultant model, one must continuously integrate data

→ back page

DTMs with airphoto interpretation (left & below)
Results of geological mapping phase 2 (right)

North American Users Conference

The Third Dimension

and review the model in 3D. This enables a model to be proved based on fact. Visualising the potential model in 3D helps to better plan the method of attack.

Targeting potential resources, by projecting planned drillholes in VULCAN, allows drillholes to be placed based on expected targets. Exploiting the third dimension means exploration programs become less of a hit and miss process. Targets can be more frequently met when drilling follows the process of carefully testing a geologic hypothesis.

The key to understanding the relationship of structures at a localised scale is to firstly determine the influence of regional structure. Integration of all available data sources is needed to decide whether an orebody potentially exists. The luxury to examine all available data comes with making the commitment to resource the project with the most technologically advanced data and software. A competitive edge must be sought - VULCAN software provides this edge.

'Targeting potential resources by projecting planned drillholes allows drillholes to be placed based on expected targets. Exploiting the third dimension means exploration programs become less of a hit and miss process.'

Analysis of surface structures, underground workings, veins and faults; in plan view (below) and 3D (right)

'Structures visible at the surface were projected and proven at depth by registration against an established 3D model. Using VULCAN, geologists modified their interpretations after ground truthing in the field.'

Close-up of surface and subsurface geological structures

Most exploration companies explore on a local scale in 2D and often miss what they are trying to find. Not only do they miss their targets; they are unable to refine their drilling programs. If a drillhole doesn't find its target then it becomes hard to justify injecting more money into further drilling.

Explorers who do not recognise the value of investing in the third dimension may abandon an economic project. The power of the third dimension enables an explorer to define ore trend structures at an early stage and refine a drilling program which will find its target. The justification for further drilling becomes easier and the knowledge base rapidly expands. The impact on resource proving and reserve accuracy is positive.

The process is cyclical; if more drillholes hit their targets, more drillholes are sunk, which ultimately leads to a geologic model which is accurate in the third and second dimension.

Thanks to Brian P. Kirwin
Vice President, Exploration, Vengold

We see increasingly compelling evidence that crustal "miniplates" have rotated about vertical axes in broad zones of simple shear; we have good theoretical and experimental models supported with well documented geological examples to explain the once thorny question of how major strike-slip faults terminate.

Our understanding of how they behave mechanically has improved, but we still know little about these faults in the third dimension or about their thermo-mechanical behaviour.

Strike Slip Faults, Arthur G. Sylvestor, University of California

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GEOLOGICAL REPORT ON THE

NEVADA PROPERTIES OF

BONANZA GOLD INC.

NEVADA, U.S.A.

Prepared for Asia Minerals Corp.

by

Gerald F. McArthur FGAC, P. Geo.

September 8, 2000

TABLE OF CONTENTS

Page

Summary 1

Introduction and Terms of Reference 2

Properties 3

Claim Description, Agreements and Permitting 3
Gilbert 3
Gold Bar 4
Golden Arrow 5
Pamlico 6
Snowstorms 7

Accessibility and Physiography 10
Gilbert 10
Gold Bar 10
Golden Arrow 10
Pamlico 10
Snowstorms 10

Climate, Local Resources and Infrastructure 11

Regional Geological Setting and Tectonic Development 11
Regional Geology 12

Exploration Deposit Models and Data Analysis 12

History of Exploration and Development 13

Gilbert Property 13
Geology and Structure 14
Alteration 14
Mineralization 14
Previous Work in the Area 15
Exploration 16
Interpretation and Conclusions 16
Recommendations and Budget 16

Gold Bar Property 18
Geology and Structure 18
Alteration 19
Mineralization 19
Previous Work in the Area 20
Exploration 22
Interpretation and Conclusions 23
Recommendations and Budget 24

445

Golden Arrow Property 26
Geology and Structure 26
Mineralization 26
Previous Work in the Area 27
Exploration....29
Interpretation and Conclusions....31
Recommendations and Budget 32

Pamlico Property 34
Geology and Structure 34
Mineralization and Alteration 34
Previous Work in the Area 35
Exploration 35
Interpretation and Conclusions 38
Recommendations and Budget 38

Snowstorms Property 41
Geology and Structure 41
Mineralization and Alteration 41
Previous Work in the Area 42
Exploration 42
Interpretation and Conclusions 42
Recommendations and Budget 43

Quality Assurance and Control 45
Sampling Method and Approach 45
Sample Preparation and Security 47
Data Corroboration 48

References....51

Certificate of Qualified Person 64

Consent of Qualified Person 65

Figures **Following Page No.**

1 Bonanza Project Locations 12
2 Nevada Faults and Gold 12
3 Map of Nevada showing transverse lineaments 12
4 Sediment -hosted model 12
5 Gilbert Property Location, Geology and Historic Workings 14
6 Walker Lane Location Map 14
7 Gilbert: Gold in Rocks 14
8 Gilbert: Monte Cristo Generalized Geology, Alteration, Geochemistry 14
9 Gilbert: Monte Cristo Potential Bulk Tonnage Targets 14
10 Gold Bar: Location Map 22
11 Gold Bar: Property Location Map 22
12 Gold Bar: Geology....22
13 Gold Bar: Structural Targeting 22
14 Gold Bar: Stratigraphic Section 22
15 Gold Bar: Atlas Open Pit Locations 22
16 Gold Bar: Deep Millsite Target 22
17 Gold Bar: Gold Canyon Pit High Grad Structural Target 22

Figures cont'd

18Golden Arrow: Bonanza Claim Block Location Map 30
19 Golden Arrow: Regional Geology Map 30
20 Golden Arrow: Property Geology and Historical Workings 30
21 Golden Arrow: Previous Drill Hole Locations 30
22 Pamlico: Regional Structural Data 36
23 Pamlico: Geology and Property Location Map 36
24 Pamlico: Regional Structural Data 36
25 Pamlico: Central and Main Zone Location Map 36
26 Pamlico: Soil Gold Samples (in ppb Au) 36
27 Pamlico: Surface Rock Gold Samples (in ppb Au) 36
28 Pamlico: Underground Rock Gold Samples (in ppb Au) 36
29 Pamlico: Surface Vein and Structure Map 36
30 Pamlico: AV Target Rock Chip Assays and Structure 36
31 Pamlico: B0 Target Rock Chip Assays and Structure 36
32 Pamlico: Bonanza and Cactus West Drill Holes 36
33 Pamlico: Bonanza Drill Holes 36
34 Pamlico: Main Zone Gold in Drill Holes and Rock Samples 36
35 Snowstorms: Claims 42
36 Snowstorms: Geology Map 42
37 Snowstorms: Region Ore-Controlling Fault Systems 42
38 Pamlico: Main Zone G. McArthur Samples 50
39 Pamlico: Central Area G. McArthur Samples 50
40 Golden Arrow: G. McArthur Samples 50

Photographs

Plates

Pamlico Underground Workings - Location Map Showing Mapped Veins Plate I
Pamlico Central Mine Area - Surface Rock Sample Locations Plate II
Pamlico Main and North Areas - Surface Rock Sample Locations Plate III
Pamlico Central Mine Area - Underground Rock Sample Locations Plate IV
Pamlico Main and North Areas - Underground Rock Sample Locations Plate V
Pamlico Main Zone - Underground Rock Sample Locations Plate VI

Appendices

Volume I
A Summary Lists of Claims and Location Maps
B Laboratory Protocol - Cone, American Assay Labs, ALS Chemex
C Vulcan Three-Dimensional Database
D GFM Sampling Certificate (Pamlico and Golden Arrow Corroboration)
Volume II
E Golden Arrow Rock Sample Results, Statistics, List of Drill Holes
F Snowstorms TC and KC Sampling, Assay Certificates
G Pamlico Statistics
H Pamlico Assay Information for Statistical Analysis
I Pamlico Drill Logs
Volume III
J Pamlico Assay Certificates
Volume IV
K Pamlico Rock Description Cards

Geological Report on the Nevada Properties of Bonanza Gold Inc *Page iii*
447

SUMMARY

The Nevada Properties include five Bonanza projects comprising 1444 claims covering 111 square kilometres (43 square miles) of prospective ground in three of Nevada's prolific mineral belts (Figure 1). The Pamlico, Golden Arrow and Gilbert properties are located in south central Nevada within the Walker Lane mineral trend.  Numerous historic shafts and adits are present on the properties and work to-date has confirmed the existence of high-grade gold mineralization. Gilbert is in the early stage of data acquisition while Pamlico and Golden Arrow have several drill targets ready to test. Pamlico has already been drill-tested by Bonanza and high-grade mineralization (34 g/t or 1 opt) has been intersected in drill core.

The Gold Bar properties are located in the Battle Mountain/Eureka mineral trend in east central Nevada and cover a past-producing bulk tonnage gold mine with 485,000 oz of historic production, Historic reserves in place at Gold Bar have most recently been quoted at 8 million tons grading 0.057 opt (Cope and Arbonies, 1998). Several drill targets are ready to test, including the 150,000 ounce Millsite-Gold Bar Pit area. Numerous other economically interesting areas exist on this historic producer.

The Snowstorms Properties, at an early conceptual stage of exploration, are located at the north end of the Carlin and Midas mineral trends in north central Nevada. The exploration concept being explored at Snowstorms is the search for buried targets similar to the nearby 2 million ounce Micas Mine.

Several major mining companies have explored in the area since the 1970's looking for bulk-tonnage, low-grade gold and porphyry copper and molybdenum mineralization. Bonanza is currently pursuing a different exploration model and is seeking high-grade gold chutes. Their exploration program focuses on geologic mapping, structural analysis, and surface and underground sampling to gather data for processing using three-dimensional computer modelling prior to drill testing.

It is concluded that the properties are of merit and have good potential for the discovery of high-grade underground mineable gold shoots. The Snowstorms and Gold Bar properties have secondary potential for lower-grade, sediment-hosted, Carlin-type mineralization. It is recommended that ail available data relative to the location, or possible location, of high-grade precious metal shoots continue to be assembled and processed for modelling using three-dimensional software. Additional surface and underground sampling, mapping and structural analysis may aid the modelling process. Drill hole locations can then be finalised.

Geological Report on the Nevada Properties of Bonanza Gold Inc

September 8, 2000; G. F. McArthur, P. Geo..

INTRODUCTION AND TERMS OF REFERENCE

This report was prepared for Asia Minerals Corp. to comply with CDNX corporate disclosure requirements as outlined in the National Policy paper 43-1 01-F. The scope of the report is a technical description of the project including:

  property location, access, physiography and general geographic setting;

  review of historic production and exploration work efforts;

  geologic setting including deposit type and mineralization;

  current exploration efforts including sampling and drilling methodology; and

  analytical preparation, analysis, security and quality control review.

The author's mandate was to verify and camphorate all material information generated on the property by Bonanza. Sixteen man-days were spent reviewing data and literature, conducting site visits of the properties and writing the report. The properties were visited on August 22 - 27, 2000.

The author reviewed recent and historic exploration data recorded in both public and private company reports as listed in the References.

Currency, units of measure, and conversion factors used include:

Linear measure

1 inch

=

2.54 centimetres

1 feet

=

.3048 metre

1 yard

=

0.9144 metre

1 mile

=

1.6 kilometres

Square measure

1 acre

=

0.4047 hectare

1 square mile = 640 acres

=

259 hectares

Capacity measure (liquid)

1 US gallon = 4 quarts

=

3.785 litres

Weight

1 short ton = 2000 pounds = 0.907 tonne

1 pound = 16 oz = 0.454 kg = 14.5833 troy ounces

Assay Values

Per Cent

Grams per

Oz Troy per

Metric Ton

Short Ton

1%

1%

10,000

291.667

1 gm/tonne

0.0001%

1

0.0291667

1 oz troy/short ton

.003429%

34.2857

1

10 ppb

0.00029

100 ppm

2.917

Dollars

1 US dollar

= $0.6773 CN (Bank of Canada Rate, September 5, 2000)

1 CN dollar

= $1.4775 US

Geological Report on the Nevada Properties of Bonanza Gold Inc

September 8, 2000; G. F. McArthur, P. Geo..

PROPERTIES

CLAIM DESCRIPTION, AGREEMENTS AND PERMITTING

Gilbert

The Gilbert property dimensions total approximately 470 hectares. The property is located in T.3 N., R. 38 E. Sections 1-3, 10,11,13-15 and 23, T. 4 N., R. 38 E. Sections 13, 14, 23-26 and T. 4 N., R. 38 1/2 E. Sections 18, 19 and 30, Esmeralda County, Nevada, U.S.A. (Figure 5).

The property consists of 58 non-contiguous unpatented claims named the MCR 1 -46, MCR 48 - 56, and MCR 83 - 85 (Appendix A). These are divided into four groups named South Group (MCR I - 38, 85), Homestead Group (MCR 39 - 42); Norman Mill Group (MCR 43 - 46, 83, 34) and North Group (MCR 48 - 56).

Bonanza acquired the Gilbert property by staking, and thus owns 100% of the mineral rights Obligations that must be met to retain the properties are annual filing fees to the US Bureau of Land Management and Esmeralda County for the unpatented claims that total $105.50 US per claim per year ($6119 US per year total for the property). The claims are valid as long as the annual filings are made.

The 2000 annual filing fees to the Bureau of Land Management were paid by Bonanza on August 30, 2000. After this date, there are no holding costs for one year (until August 30, 2001) for the property.

There are no royalties, back-in rights, payments, or other agreements and encumbrances to which the property is subject.

The location of all known mineralized zones, mineral resources, mineral reserves, mine workings, tailings ponds, waste deposits, and important natural features and improvements relative to the outside property boundaries are shown on Figure 5.

The environmental liabilities to which the property is subject are small (less than $3000 US), and concern old abandoned prospect pits and shafts The property saw small-tonnage underground mining around the turn of the century and no milling facilities or historic tailings are evident on the property. The State of Nevada administers a program of fencing and closing access to shafts. The fencing is inexpensive and Bonanza has been commended in the past for its program to make old mine shafts safe at its Pamlico Property.

The only permit required to conduct the work proposed for the project is a Notice of Intent from the US Bureau of Land Management, required to conduct exploration drilling. This permit can typically be obtained within two months. No permits have been obtained by Bonanza to date for the Gilbert property.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000, G. F. McArthur, P. Geo..

Gold Bar

The Gold Bar property dimensions total approximately 4350 hectares. The property is located in T. 22 N., R. 49 E., Sections 15, 16, 21-23, 25-27, 35-36. T. 23 N., R. 50 E., Sections 32-34, T. 22 N., R. 50 E., Sections 2-5, 8-11 and T. 22 N., R. 51 E., Sections 17-20, Eureka County, Nevada, U.S.A. (Figure 5).

The properties consist of 507 non-contiguous unpatented claims (approximately 4350 hectares) in three groups Hunter, Gold Bar and Central Satellitic deposits.  A list of the claim names is given in Appendix A.

Bonanza entered into an Option and Acquisition Agreement with Atlas Corporation, Atlas Gold Mining Inc., and Atlas Precious Metals Inc. Bonanza will acquire a 100% interest in the prop" by reimbursing Atlas $60,300 US for Federal claim maintenance fees paid in August of 1999 (this reimbursement has been made), incurring $100,000 US per year in exploration costs for 2000 and 2001, and paying Atlas a royalty on future production. The royalty reservation to Atlas is a 2% NSR, capped at $1 million US, and is the only royalty that applies to most of the property. Approximately one-sixth (17% or about 750 hectares) of the property is subject to NSR royalties to underlying owners. The Nerco royalty is capped at 150,000 ounces of gold production and is a 4% NSR. The Phelps Dodge royalty is currently a 3% NSR and rises with rising gold prices. The Atlas royalty is not payable on these lands until cap levels have been reached.

Provided Bonanza elects to exercise the option, it will be granted title to the properties, free and clear of all liens, charges and encumbrances except the royalty obligations. Under the agreement, Bonanza assumes no reclamation liabilities or obligations for environmental conditions or land disturbance that existed prior to the effective date of the option agreement.

Obligations that must be met to retain the property are

  The $100,000 US per year exploration costs for 2000 and 2001 discussed above.  Bonanza has already satisfied $75,000 US of the 2000 work commitment, and will expend the required additional $25,000 US by year-end.

  The Royalty discussed above.

  Annual filing fees to the US Bureau of Land Management and Eureka County for the unpatented claims that total $105.50 US per claim per year j$53,488.50 US per year total for the property). The claims are valid as long as the annual filings are made.

  There are no back-in rights, payments, other agreements or encumbrances to which the property is subject.

The 2000 annual fifing fees to the Bureau of Land Management were paid by Bonanza on August 30, 2000. After this date, there are no holding costs for one year (until August 30, 2001) for the property.

The location of all known mineralized zones, mineral resources, mineral reserves, and mine workings relative to the outside property boundaries are shown on Figure 15.

Bonanza is subject to no environmental liabilities for the property.  Under the terms of the agreement with Atlas, Bonanza assumes no reclamation liabilities or obligations for environmental conditions or land disturbance that existed prior to the effective date of the option agreement (August 27, 1999). No new disturbances have occurred on Bonanza's property since that date, so there are no environmental liabilities at present.

Geological Report on the Nevada Properties of Bonanza Gold Inc

September 8, 2000; G.F. McArthur, P. Geo..

In addition, Atlas has completed nearly all their required reclamation to the satisfaction of the regulatory agencies. Their reclamation programs have been underway since mining ceased in 1994. Atlas has completed remediation of all tailings materials and facilities, and has been released from tailings-related liabilities by regulators along with nearly all other environmental liabilities. The plant facilities have been sold, and are currently being removed from the property.  After that, Atlas will be released from all obligations and liabilities.

The only permit required to conduct the work proposed for the project is a Notice of Intent from the US Bureau of Land Management, required to conduct exploration drilling. This permit can typically be obtained within two months. No permits have been obtained by Bonanza to date for the Gold Bar properly.

Golden Arrow

The Golden Arrow property dimensions total approximately 1280 hectares. The property is located in T. 1 N., R. 48 E., and Sections 1 - 14; T. 2 N., R. 48 E., and Sections 13 - 36, Nye County, Nevada. U.S.A. (Figure 18).

The property consists of 222 contiguous claims:

  205 unpatented claims (approximately 1150 hectares). The names of the claims are given in Appendix A.

  17 patented claims (approximately 130 hectares).

Bonanza entered into an agreement with Clogau (Nevada) Inc. creating an exploration joint venture to explore the prop". Under the agreement, Bonanza will control the venture and may earn up to an eighty percent (80%) interest in the venture property. The terms of the agreement provide for Bonanza to acquire a 70% interest in the venture upon incurring property payments and work commitments prior to December 31, 2003.

Work commitments are $100,000 US for 2000. Bonanza has already satisfied US $75,000 of this, and will satisfy the remainder by year end 2000. Work commitments escalate to a total of $2.0 million US before December 31, 2003. Thereafter, work commitments are $100,000 US per year until December 31, 2005

Property payments to all collective owners are $24,000 US for 2000 at present gold prices, and Bonanza has already paid $14,000 US of that amount. Property payments escalate with each successive year and with higher gold prices.

Bonanza may purchase an additional 10% interest in the venture at any time by paying Clogau (Nevada) $500,000 US. If Clogau is unable to fund their proportion of costs at any time, their interest in the property dilutes to a 5% NPI.

Obligations that must be met to retain the property are:

  The annual work commitment and property payments costs discussed above.

  Annual filing fees to the US Bureau of Land Management and Nye County for the unpatented claims that total US $105.50 per claim per year (US $21,672.50 per year total for the property).

Unpatented claims are valid as long as the annual filings are made Patented claims are valid as long as annual property taxes are paid.

The 2000 annual filing fees to the Bureau of Land Management were paid by Bonanza on August 30, 2000.

Geological Report on the Nevada Properties of Bonanza Gold Inc

September 8, 2000; G F McArthur, P Geo

There are no royalties, back in rights, payments, and other agreements and encumbrances to which the property is subject other than those discussed above.

The location of all known mineralized zones, mineral resources, mineral reserves, mine workings, tailings ponds, waste deposits, and important natural features and improvements relative to the outside property boundaries are shown on Figure 20.

The environmental liabilities to which the property is subject are small (less than $2000 US), and concern old abandoned prospect pits and shafts. The property saw small-tonnage underground mining around the turn of the century, and no milling facilities or historic tailings are evident on the property. The State of Nevada administers a program of fencing and closing access to shafts. The fencing is inexpensive and Bonanza has been commended in the past for its program to make old mine shafts safe. Many of the historic workings have been fenced by a previous operator.

The only permits required to conduct the work proposed for the project are a Notice of Intent from the US Bureau of Land Management, required to conduct exploration drilling. These permits can typically be obtained within two months. No permits have been obtained by Bonanza to date for the Golden Arm property.

Pamlico

The property dimensions total approximately 2560 hectares. The property is located in T. 7 N., R. 31 E. sections 1, 2, 11-14, 23-26 and T. 7 N,, R. 32 E. sections 4-9, 16-21, 28-30, Mineral County, Nevada, U.S.A. (Figure 23).

The property consists of 335 contiguous unpatented claims (approximately 2560 hectares) which are listed in Appendix A.

Bonanza entered into an Agreement with Goldyke Mines Inc which allows Bonanza to earn up to one hundred percent (100%) interest in thirty-three (33) unpatented lode mining claims covering the heart of the Pamlico mining district. Bonanza owns 100% of the mineral rights to 302 additional claims that it slaked throughout the district,

The terms of the agreement provide for Bonanza to acquire a 100% interest in the 33 Goldyke claims upon paying a total of $1 million US prior to November 2003. To date. payments made to Goldyke total $125,000 US and payments due in November of 2000 and 2001 are $25,000 US each year, No work commitment is stipulated in the Agreement After receiving the full $1 million US, Goldyke will be entitled to receive a 1% NPI royalty from mining operations, regardless of whether they occur on the 33 Goldyke or 302 Bonanza claims

Obligations that must be met to retain the property are:

  The annual payments discussed above.

  Annual filing fees to the US Bureau of Land Management and Mineral County for the unpatented claims that total $105.50 US per claim per year ($35,342.50 US per year total for the property). The claims are valid as long as the annual filings are made

The 2000 annual filing fees to the Bureau of Land Management were paid by Bonanza on August 30, 2000. After this date, the minimum holding costs for one year (until August 30, 2001) for the property will be the $25,000 US payment to Goldyke Mines due in November 2000.

There are no royalties, back in rights, payments, agreements or encumbrances to which the Pamlico property is subject, other than those discussed above

Geological Report on the Nevada Properties of Bonanza Gold Inc

September 8 2000, G F McArthur, P Geo

The location of all known mineralized zones, mineral resources, mineral reserves, mine workings, tailings ponds, waste deposits, and important natural features and improvements relative to the outside property boundaries are shown on Figure 25.

The environmental liabilities to which the property is subject are small (less than $2000 US), and concern small abandoned prospect pits, adits, and shafts. The property experienced limited historic underground gold mining in the late 1800 s and early 1900's, and small milling facilities were constructed on site. Historic tailings are minimal, and chemically inert after the passage of time. A number of small waste dumps remain from the historic underground activity. These dumps contain minimal sulphides, and are not out of compliance with any regulations. Bonanza is not aware of any situation where an operating company was compelled to remediate this type of material.

Bonanza has completed a substantial program of fencing and closing access to the old workings. The fencing is inexpensive, and Bonanza has been commended by regulators for its program to make old mine shafts safe at Pamlico.

The only permit required to conduct the work proposed for the project is a Notice of Intent from the US Bureau of Land Management, required to conduct exploration drilling. This permit can typically be obtained within two months. Bonanza obtained a Notice of Intent in 1999 for its earlier drilling at Pamlico.

Snowstorms

The Snowstorms property dimensions total approximately 2600 hectares. The property is located in T. 39 N., R. 44 E., Sections 4, 5, 15, 16, 21, 22, 27 and 28, T. 40 N., R. 44 E., Sections 28, 29, 32 and 33, T. 39 N., R. 45 E., Sections 2 and 3, T. 40 N , R. 45 E., Sections 26, 27, 34 and 35 and T. 41 N., R. 45 E., Sections 8 - 10, 15 - 17. Humboldt and Elko Counties, Nevada, U.S.A. (Figure 35).

The property consists of 322 unpatented claims (approximately 2600 hectares) in the Kelly Creek, Tall Coral, HUM, and PCR areas (see Appendix A for a listing of the claim names). The claims comprise four separate, non-contiguous claim groups (74 TC, 84 HUM, 82 KC, 82 PRC).

Bonanza acquired the property by staking, and thus owns 100% of the mineral rights. Obligations that must be met to retain the property are annual filing fees to the US Bureau of Land Management and Elko and Humboldt Counties for the unpatented claims that total $105.50 US per claim per year ($33,971.00 US per year total for the property). The claims are valid as long as the annual filings are made.

The 2000 annual filing fees to the Bureau of Land Management were paid by Bonanza Explorations on August 30, 2000. After this date, there are no holding oasis for one year (until August 30, 2001) for the property.

There are no royalties, back-in rights, payments, other agreements or encumbrances to which the property is subject.

The location of all known mineralized zones, mineral resources, mineral reserves, mine workings, tailings ponds, waste deposits, and important natural features and improvements relative to the outside property boundaries are shown on Figure 35.

The properties are not subject to any environmental liabilities to as they have seen little or no historic or modern exploration or mining activity.

The only permit required to conduct the work proposed for the project is a Notice of Intent from the US Bureau of Land Management, required to conduct exploration drilling.

Geological Report on the Nevada Properties of Bonanza Gold Inc

September 8 2000; G F McArthur, P Geo

This permit can typically be obtained within two months. No permits have been obtained by Bonanza to date for the Snowstorms property.

Table 1: Annual Filing Fees, Bureau of Land Management

Project

No. Unpatented

BLM Fee/claim

Total Fees

Area

Claims

(US dollars)

(US dollars)

(hectares)

Gilbert

58

$105.50

$6,119.00

470

Gold Bar

507

$105.50

$53,488.50

4,350

Golden Arrow*

205

$105.50

$21,672.50

1,280

Pamlico

335

$105.50

$35,342.50

2,560

Snowstorms

322

$105.50

$33,971.00

2,600

Total

1,427

$150,548.50

11,260

* Golden Arrow also includes 17 patented lode mining claims. Taxes are payable to Nye County on improved land only. Patented claims held by the Nevada Agricultural Foundation are tax exempt.

Geological Report on the Nevada Properties of Bonanza Gold Inc

September 8, 2000, G F McArthur, P Geo

Table 2: Bonanza Property Obligations

Project	Signing Date	Anniversary Date	Contract Period	Payments*			Work Commitments*	Bonanza Ownership
Gilbert		no obligations other than annual claim fees						100%
Gold Bar	August 27, 1999	December 31, 2000 December 31, 2001	Signing Year 1 Year2		60,300 0 0		100,000 100,000	100% 2% NSR ($1M cap)
Golden Arrow	August 20, 1999	December 31, 2000 December 31, 2001 December 31, 2002 December 31, 2003 December 31, 2004 December 31, 2005	Signing Year 1 Year 2 Year 3 Year 4 Year 5 Year 6	15,000 24,000 24,000 24,000 24,000 24,000 24,000	Au>305/oz add 15,000 20,000 40,000 40,000 40,000	Au>375/oz add 25,000 40,000 60,000 80,000 80,000	100,000 250,000 350,000 1,300,000 100,000 100,000	70% to 80% for $0.5M dilution to 5% NPI
Pamlico	November 12, 1998	November 12, 1999 November 12, 2000 November 12, 2001 November 12, 2002 November 12, 2003	Signing Year 1 Year 2 Year 3 Year 4 Year 5		100,000 25,000 25,000 150,000 675,000		0 0 0 0 0	100% 1% NPI

Snowstorms - Kelly Creek (KC)

no obligations other than annual claim fees

100%

Snowstorms -Tall Corral (TC)

no obligations other than annual claim fees

100%

Snowstorms - Humboldt (HUM)

no obligations other than annual claim fees

100%

Snowstorms - Pole Creek (PCR)

no obligations other than annual claim fees

100%

* All figures are quoted in US Dollars

Geological Report on theNevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P. Geo..

ACCESSIBILITY AND PHYSIOGRAPHY

Gilbert

The project in situated in a region of moderate relief, at elevations ranging from 1850 to 2100 metres (6000 to 7000 feet). Vegetation consists of sparse sagebrush and bunchgrass. The nearest population center is Tonopah, Nevada, approximately 45 kilometres (30 miles) to the east of the property. The property is accessed by traveling in four-wheel-drive motor vehicle from Tonopah, west 48 kilometres (30 miles) on US 95 to Blair Road Junction, then 16 kilometres (10 miles) north on an unimproved dirt road.

Gold Bar

The project in situated in gentle to steep topography, at elevations ranging from 1900 to 2800 meters (6300 to 9100 feet). Vegetation consists of sagebrush, cheatgrass and juniper trees. The closest population center is Eureka, Nevada, approximately 5D kilometres (30 miles) to the SE of the property. The property is accessed by motor vehicle from Eureka by travelling 33 kilometres (21 miles) west on US 50, then north 25 kilometres (16 miles) on the all-weather dirt Three Bars road to the mill access road.

Golden Arrow

The project in situated in an area of low to moderate topographic relief, at elevations ranging from 1700 to 2100 meters (5500 to 6900 feet). Vegetation consists of sparse sage, low brush and grasses. The closest population center is Tonopah, Nevada, approximately 56 kilometres (35 miles) to the west of the property. The property is accessed by motor vehicle from Tonopah by travelling 56 kilometres (35 miles) east on paved highway US 6 to Stone Cabin Valley then 19 kilometres ~12 miles) south on two-and four-wheel drive dirt roads.

Pamlico

The project in situated in gentle to steep topography, at elevations ranging from 1500 to 2000 metres (4900 to 6500 feet). Vegetation consists of sparse bench grass and sagebrush. The closest population center is Hawthorne, Nevada, approximately 15 kilometres (10 miles) WNW of the property. The property is accessed by motor vehicle from Hawthorne by travelling 16 kilometres (10 miles) east on US 95 to McGill Canyon Road, then 12.8 kilometres (8 miles) south on two- and four-wheel drive dirt roads.

Snowstorms

The project in situated in gentle to steep topography, at elevations ranging from 1500 to 2000 metres (4900 to 6500 feet). Vegetation consists of sagebrush, rabbitbrush, bitterthrush and rare willow, aspen and river birch. Wildfires in the area during the summers of 1999 and 2000, however, have destroyed much of the perennial vegetation over a high percentage of the project area. The nearest population centers are those of Winnemucca and Battle Mountain, Nevada, approximately 65 to 90 kilometres (40 to 55 miles) to the south of the property. The properties are generally accessed by motor vehicle from Winnemucca, Nevada by travelling east on Interstate 80 for 24 kilometres (15 miles) to the Golconda/Midas Exit, then north on State Highway 789 for 24 kilometers (15 miles) to the junction with the Micas Road and then by four-wheel drive dirt roads to the properties.

Geological Report on the Nevada Properties at Bonanza Gold Inc

September 8, 2000; G. F. McArthur, P. Geo..

CLIMATE, LOCAL RESOURCES AND INFRASTRUCTURE

The climate is mild and semiarid throughout the area of the Nevada Properties and the operating season would be year round. Significant winter snowfall is restricted to the Snowstorms properties.

Surface rights are sufficiently large to permit mining operations. Sources of power, water, mining personnel, potential tailings storage areas, potential waste disposal areas, heap leach pad areas and potential processing plant sites are accessible or, at the Gold Bar property, readily available for recommissioning.

Water can be obtained on the various sites from shallow wells in alluvial valley fill. Personnel would be available, drawn from the nearby towns of Tonopah (Gilbert and Golden Arrow), Hawthorne (Pamlico) or Battle Mountain (Snowstorms).

The physiography of the project area allows sufficient areas for tailings disposal, waste disposal, leach pad sites and processing facilities with the exception of Snowstorms. On that property, each of the individual claim blocks has sufficient favourable terrain for infrastructure requirements normally required for underground operations of the magnitude contemplated under Bonanza's target concepts.

Power resources ultimately required for mining on the properties are tabulated below and are considered to be acceptable and sufficient:

At Gilbert, a three-phase power line parallels highway US 95 to the south of the project area. A second substantial power line services the copper mining and process operations located approximately 16 kilometres (10 miles) east of the project area.

Power at Gold Bar is readily available at the existing decommissioned mine facility.

The nearest source of power to Golden Arrow is lines parallel to US Highway 6, which service the ranches in the region. Multiphase power lines also service the elaborate military installation approximately 15 kilometres south of the project area.

A power line crosses the Pamlico property and is of sufficient capacity for use of a small plant. Should the existing power line prove insufficient for a larger plant, power lines carrying more than ample supply are located within 24 kilometres (15 miles) of the property over gentle, accessible terrain.

Power from nearby mines (8 to 16 kilometres/5 to 10 miles) could be readily accessed at Snowstorms.

REGIONAL GEOLOGICAL SETTING AND TECTONIC DEVELOPMENT

Regional stratigraphic data indicates that Nevada was situated along a stable paleo-continental margin during much of the Cambrian through Early Mississippian. During this period, a westward thickening prism of sediments was deposited outward from the continent. Sediments grade from western eugeoclinal siliclastics, shale and cherts to eastern miogeoclinal platformal carbonates.

From Late Devonian through Middle Mississippian, eastward directed compressional tectonism associated with the Antler Orogeny resulted in regional folding and imbricate thrusting of the siliclastic sediments over the autochthonous shelf carbonates, At least three later compressional tectonic events during the Late Paleozoic, Early Mesozoic,

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8 2000; G F McArthur, P. Geo.

Middle Mesozoic and Middle Cenozoic, contributed to the regional structural complexity. The current regional physiography reflects Early Tertiary extensional tectonics and later Basin and Range normal faulting.

Structural mineral belts such as the Walker Lane, Carlin, Battle Mountain - Eureka trends are the result of long-lived zones of crustal weakness and sustained high heat flow. This environment created the setting conducive to the deposition of prolific gold mineralization (Figures 2, 3).

REGIONAL GEOLOGY

The Nevada Properties of Bonanza Gold Inc. cover approximately 111 square kilometres of prospective ground located in three of Nevada's recognised mineral belts

The southern properties, Pamlico, Gilbert and Golden Arrow, all lie within the Walker Lane structural mineral trend. These properties are underlain by folded and imbricately thrusted Paleozoic eugeoclinal shales and cherts or miogeoclinal carbonates. Mesozoic and Cenozoic volcanic and sedimentary rocks occur locally as erosional remnants. Minor Mesozoic and Cenozoic plutonic rocks intrude these older sequences locally at Pamlico and near the Gilbert claims.

Older sequences are generally covered by a thick succession of Tertiary volcanics and lesser sediments. They may be intruded locally by dykes and small plutons. Recent pediment gravels fill the valleys.

The centrally located Gold Bar properties lie in the Baffle Mountain - Eureka structural mineral trend. They are underlain by a complexly folded and imbricately thrusted sequence of Paleozoic shelf carbonates and deeper water shales and cherts. The Paleozoic rocks are unconformably overlain by a thick sequence of undifferentiated Tertiary volicanics and sediments. Recent pediment gravels fill the valleys.

The Snowstorms claims lie at the northern junction of the Carlin-Midas-Corez-Rabbit structural and mineral trends. They are underlain by folded and thrusted Paleozoic carbonates, shales and cherts that are only locally exposed. A thick sequence of Tertiary volcanics and lesser sediments covers most of the area. Recent pediment gravels fill the valleys.

Primary regional structures are northwest trending strike-slip and dextral wrench faults. These are associated with north-northwest trending dextral synthetic faults, north trending normal faults, northeast trending sinistral antithetic faults and east-west trending compressional faults.

EXPLORATION DEPOSIT MODELS AND DATA ANALYSIS

Two primary geological models are being applied in the investigation and exploration of the Nevada Properties:

  high-grade epithermal underground gold deposits hosted by Tertiary volcanics; and

  sediment-hosted (Carlin-type) gold deposits with associated enriched feeder zones in the underlying Paleozoic sequence (Figure 4).

The exploration program is based on metallogenic modelling of public and proprietary digital data using both a Geographic Information System and three-dimensional computer software. Bonanza has been developing this sophisticated data

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G F McArthur, P Geo

analysis method for five years and is able to identify key mineralized terrains within Nevada's favourable mineralized structural belts, including the Walker Lane, Cortez Rift, Battle Mountain-Eureka, Micas Trough and Carlin trends (Figures 2, 3).

The software used to manage and analyse these regional exploration data is the Arcview Geographical Information System (GIS). The GIS is a two-dimensional environment, and is useful on a project scale for surface information such as surface geochemistry and geologic mapping. All of Bonanza's projects are translated into the three-dimensional environment of the Vulcan mine planning software program prior to drilling. Surface data generally include topography, air photo images, sampling results, etc. Subsurface data, where available, include drill data, mapping and sampling data from existing underground workings, and extrapolations d the surface data. In the Vulcan three-dimensional environment, precise drill plans are generated containing surface co-ordinates and elevation of the drill collar, along with bearing, inclination and total depth. This approach provides the accurate drilling plans required to efficiently explore the targeted high-grade gold bearing vein systems. Appendix C is the quarterly newsletter sent to all Vulcan users by Maptek, the company that created, markets and services Vulcan licenses. Bonanza's Pamlico project, and the application of Vulcan to the exploration drilling program there, is the project featured in the cover article.

HISTORY OF EXPLORATION AND DEVELOPMENT

Most of Nevada saw several periods of mining activity dating from as early as the 1850's through to the Second World War. This work focused on underground, high-grade precious metals, the target being presently sought by Bonanza Gold Inc. Historical efforts are evidenced by numerous pits, shafts, adits and associated waste dumps found on many of the Nevada Properties.

Modern exploration during the 1960's and 1970's focussed on open-pittable porphyry copper, skarn base-metal and stockwork molybdenum targets. Since the early 1970's, exploration has targeted open-pittable precious metal deposits.

GILBERT PROPERTY

GEOLOGY AND STRUCTURE

The Gilbert District is part of a topographic arc formed by the Monte Cristo Range and the Cedar Mountains to the north. The project lies at the southern margin of an inferred caldera, which may actually be a series of nested calderas. The oldest units exposed in the project area are the Ordovician Palmetto Formation consisting mainly of thinly laminated and locally metamorphosed shales and siltstones with minor limestone and chert. These units strike north to northwest and are generally structurally complex with episodic imbricate thrusting. Ordovician sediments are cut by late Jurassic to early Cretaceous quartz monzonite and gabbroic intrusives.

The Tertiary units, which overlie the Palmetto Formation, are tilted and faulted by later intrusive activity and late Tertiary extensional deformation. The oldest Tertiary units consist of undifferentiated tuffs. These are overlain by fine-grained andesite, undifferentiated andesite, tuff, tuffaceous siltstone and andesite porphyry Quaternary,

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G F McArthur, P Geo

basalt is the youngest unit exposed and is found capping several of the ridges in the project area (Figures 5, 6).

The Property structure includes complex thrusts in the Paleozoic sedimentary rocks. Young high-angle structures are dominated by northeast striking faults which are cut by north-south striking faults. Northwest striking faults comprise the youngest structural grain in the area.

ALTERATION

In the northern portion of the project area, bleaching and iron staining are the dominant afterabort types. Bleaching is confined to the tuffs and localized zones within the fine-grained andesite. Iron staining occurs in all rock types but is most common in the fine-grained andesite. Silicification is patchy, but occurs along structures and zones of strong fracturing in volcanoclastic sediments, undifferentiated tuffs, bedded rhyolite tuffs and locally in fine-grained andesite. Pervasive opalization occurs in the bedded rhyolite tuffs south of the McLean mine. Propylitic alteration occurs in fine-grained andesite in the southeast portion of the northern area.

The overall alteration package on South Gilbert claim block is strong with a large altered area (approximately 2.1 1 x 4 km) in the central portion. Alteration consists of strongly silicified, bleached and argillized andesites, tuffs and rhyolitic tuffs. Bleaching is primarily confined to the tuffs, rhyofitic tuffs and fine-grained andesites. Iron oxide staining and silicification are patchy and occur along structures and zones of intense fracturing in the Tertiary volcaniclastic sediments, undifferentiated tuffs and, to a lesser extent, in the fine-grained andesite. Significant portions of the South Gilbert area are covered by post mineral volcanics or alluvium which may conceal an attractive buried target.

MINERALIZATION

Ore deposits are apparently related to two separate events (Ferguson, 1928): (1) intrusion of Mesozoic granitic rock and (2) Tertiary volcanic and structural activity. Deposits of the first type are represented by the Carrie mine, which contains silver-lead ore in quartz veins cutting limestone of the Palmetto Formation within a mile of a small quartz monzonite intrusive. The second type includes most other named mines in the district and comprises gold-bearing quartz veins in Tertiary lavas and in the Ordovician Palmetto Formation, mostly near masses of intrusive rhyolite. Free gold is the principal economic mineral, except at the Mammoth prospect where cerargyrite, ruby silver and argentite are the principal ore minerals.

The subject of exploration efforts on this project, is the second phase of mineralization which is late Tertiary in age. It is associated with banded to massive quartz precious metal bearing veins hosted by silicified, fractured and/or brecciated Tertiary volcanics and sediments and highly fractured siltstones of the Ordovician Palmetto Formation. Both stockwork and disseminated mineralization are associated with these structures. The dominant structural fabric controlling gold mineralization is N-S to N 5-60oE. These N-S and NE trending structures are thought to be related to the ring fracture system(s) of the caldera margin(s) at Gilbert (Figure 6).

In general, northwest structures are post-mineralization, however, on the Homestead property, NW trending fractures appear to control gold mineralization in the north (up to 3.658 ppm Au). These mineralized NW structures appear to be younger in age and are

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000, G F McArthur, P Geo

primarily hosted by andesite. Primary host rocks for gold mineralization at Gilbert are the Tertiary truffaceous siltstone, fine-grained andesite and undifferentiated tuff units.

Gold mineralization occurs as 15-30 meter long by 1-2 meter wide by 3-10 meter high ore sheets along discrete fault/veins that commonly Gain be traced for greater that 500 meters along strike. These dimensions are estimated from a few accessible underground workings and from a few historic maps and long sections. Gold values in both prospect (80 total) and rock chip (371 total) samples range up to 51,291 ppm (0.431 opt) gold and 14.777 ppm (1.496 opt) gold in the Homestead and South claims areas respectively. Geochemical values from Inmet's sampling on the South claim area are also highly anomalous with values ranging up to 3,128 ppm As, 60 ppm Sb, 19.23 ppm Hg, 5.3 ppm Se and 7.8 ppm TI, all of which are indicative of an epithermal system.

Rock exposed at the many waste dumps and old workings are also indicative of epithermal systems. Banded and coxcomb quartz are evident on the Homestead claims, in the central altered portion of the southern claim block, and on the northern claim block. On the Norman Mill Site claims, three shafts have been sunk in quartz (jasperoid) breccia which is similar to jasperoids of the Carlin-type deposits.

PREVIOUS WORK IN THE AREA

Gold was first discovered in the Gilbert District in 1924 by the Gilbert brothers at the site of the Last Hope claim, approximately 1 6 kilometres (I mile) north of Bonanza's claims. Mining ceased about ten years later, with the exhaustion of higher-grade ore Total recorded production to 1960 was 4,465 tons of ore worth $104,960, representing about 3,000 ounces of gold. Four mines with recorded production lie within claims staked by Bonanza, as do over 40 adits and shafts and numerous smaller workings and prospect pits.

Since the 1970's various companies have explored the area including U.S. Borax, Anaconda, Cyprus, FMC, Pathfinder, Battle Mountain, Inmet, and Desert Ventures Targets included bulk-tonnage low-grade gold as well as porphyry copper and molybdenum.

Exploration and development work undertaken by previous owners are as follows:

  Amax is reported to have drilled nine holes in the early 1980's.

  Also in the 1980's, Savanna Mines delineated a low-grade, bulk-mineable deposit three kilometres north of the North Group claims. Reserves for the McLean pit are quoted at 2 million tons grading of 0.074 oz/ton gold. The ore was mined, crushed and heap cyanide leached (Inmet reports). During this same period, Sun Valley Resources delineated a small resource, Black Mammoth, located approximately 0 8 kilometres (0.5 miles) northeast of the McLean pit. Reserves at Black Mammoth are quoted as 0.31 million tons grading 0.02 oz/ton gold. (Inmet reports)

During the period 1987 - 1989, Atlas Precious Metals Corporation completed a program of mapping, surface sampling and an IP Survey. They subsequently drilled 37 reverse circulation holes. The best intercept was in hole 34-18 which contained 15 metres (50 feet) of 2.14 ppm gold. Eight other holes intersected from 7.5 metres (25 feet) to 30.5 metres (100 feet ) of 1 ppm gold

  Pathfinder drilled 17 reverse circulation holes totalling 2,498 metres (8,195 feet) in the southern end of the project during 1994-1995. Four holes were barren. They encountered short intervals of low grade (generally less than 1 gram per ton) gold in the remaining 13. The highest grade intercept was 3 metres (10 feet) of 2.4 ppm gold in hole 40-8.

Geological Report on the Nevada Properties of Bonanza Gold Inc

September 8, 2000, G F McArthur, P Geo

  Inmet most recently held the property (1994-1999). They collected 2739 surface samples, did geologic mapping at a scale of 1 inch:500 feet and drilled 41 reverse circulation holes totalling 7,346 metres (24,100 feet). Surface dump sampling returned local high grades, up to 51.2 ppm gold (Figures 7, 8, 9). Drilling results were similar to those obtained by Pathfinder, generally less than 1 ppm gold (Inmet reports). Bonanza recognized that the high-grade underground potential in the district had been largely ignored by recent exploration efforts, and staked the district when it became available in September 1999.

EXPLORATION

Work on the property by Bonanza has consisted of staking the property, brief reconnaissance mapping, and acquiring all available data. Bonanza plans to complete searching out modern exploration data, and incorporate it into a two-dimensional GIS database and a 3D Vulcan model. This model will be augmented by underground mapping and sampling data to aid in locating drill targets.

INTERPRETATION AND CONCLUSIONS

Reasonable interpretation of the data and other relevant information leads to the conclusion that the property is of merit and has good potential for the discovery of high-grade underground mineable gold shoots as evidenced by the numerous historic workings.

Modern exploration as documented in reports of work by Inmet and other companies on, or adjacent to, Bonanza's Gilbert claim groups, indicates the area has many attributes of volcanic hosted epithermal low sulfidation quartz-adularia (south area) and high sulfidation quartz-alunite (north area) precious metal hydrothermal systems (White & Hedenquest SEG Oct, 1995). Geochemical indicators such as As, Sb, Hg, Se, TI, Au and Ag are enriched in the ppm range as indicated by the results of the geochemical soil, mine dump and rock chip sample surveys undertaken by various companies.

Previous geochemical exploration and work has outlined several areas of anomalous geochemical results within a belt of altered rock running from Gilbert in the north to near Devils Gates in the south. Several of these anomalous areas underlie the Gilbert claim groups.

Numerous historic workings (pits, shafts and adits) indicate the occurrence of local high-grade precious metal veins within the Gilbert claim boundaries.

The project met its original objectives of defining an area containing high-grade gold potential.

RECOMMENDATIONS AND BUDGET

The Gilbert project is at an early stage of exploration. Accordingly, the recommended Phase I exploration program consists of gathering primary exploration data from the surface exposures and the underground workings on the properties. Detailed surface and underground mapping and sampling should be conducted. Significant data entry into the GIS and Vulcan three-dimensional models is required.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

If the sampling undertaken in Phase I provides encouraging gold assays, then Phase II exploration should be undertaken. If the results of Phase I are discouraging, then no further work is recommended.

Gilbert Project
Recommended Work Program and Budget					(All $ are US $)
Phase I

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	0	$0
Data Input and Processing	Sr. Geologist	$ per day	$400	22	$8,800
Regional Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Detailed Map & Sample	Sr. Geologist	$ per day	$400	22	$8,800
Sample Analysis	Laboratory	$ per analysis	$15	800	$12,000
Mag/VLF	Jr. Geologist	$ per day	$300	0	$0
Underground Rehabilitation	Job Estimate	$ on project	$0	0	$0
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	22 44	$8,800 $13,200
3-D Modelling	Specialist	$ per day	$600	0	$0
Core Drilling	Contractor	$ per foot	$35	0	$0
Shallow RC Drilling	Contractor	$ per foot	$20	0	$0
Deep RC Drilling	Contractor	$ per foot	$30	0	$0

Phase I Total					$51,600

The recommended Phase II exploration program consists of drilling of two hypothetical targets identified during Phase I. The drilling should consist of a total of 8 drill holes targeting two areas. The drill holes should average 152 metres (500 feet), and should be oriented core drill holes. If the drilling does not encounter encouraging gold assays, no further work is warranted.

Gilbert Project
Recommended Work Program and Budget					(All $ are US $)
Phase II

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	0	$0
Data Input and Processing	Sr. Geologist	$ per day	$400	0	$0
Regional Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Detailed Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Sample Analysis	Laboratory	$ per analysis	$15	0	$0
Mag/VLF	Jr. Geologist	$ per day	$300	0	$0
Underground Rehabilitation	Job Estimate	$ on project	$0	0	$0
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	0 0	$0 $0
3-D Modelling	Specialist	$ per day	$600	0	$0
Core Drilling	Contractor	$ per foot	$35	4,000	$140,000
Shallow RC Drilling	Contractor	$ per foot	$20	0	$0
Deep RC Drilling	Contractor	$ per foot	$30	0	$0

Phase II Total					$140,000

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8,2000; G.F. McArthur, P.Geo..

GOLD BAR PROPERTY

GEOLOGY AND STRUCTURE

Regionally, the Gold Bar property is located in the Roberts Mountains, along the intersection of two major gold belts: the NW -trending Battle Mountain-Eureka Mineral Belt and the NNW -trending Cortez Rift. Combined past production and ore reserves within the 190 kilometres (120 miles) long Battle Mountain-Eureka mineral trend are estimated at over 30 million ounces of gold. Gold Bar is located in the southern half of the trend, roughly mid-way between Homestake's Archimedes deposit at Ruby Hill (0.7 million ounces Au) 48 kilometres (30 miles) to the southeast, and Placer Dome's Pipeline deposit (9.3 million ounces Au) 55 kilometres (35 miles) to the northwest (Figures 10,11)

The Regional stratigraphy consists of:

  Cambrian to Devonian autocthonous slope/shelf facies including:

-

The Cambrian Hamburg Dolomite.

-

The Ordovician Pogonip Group (Goodwin Limestone, Ninemile Fm. Limestones

and shales, and Antelope Valley Limestone).

-

The Ordovician Eureka Quartzite.

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The Ordovician Hanson Creek Fm. (dolomite and shale).

-

The Silurian Roberts Mountains Fm. (limestone, dolomite, and chert).

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The Silurian Lone Mountain Dolomite.

-

The Devonian Nevada Group. This unit has been subdivided into a number of formations, members, and sub members (Figure12).

-

The Devonian Devils Gate Limestone.

  Ordovician allochthonous basinal facies including:

-

The Ordovician Valmy Fm. (quartzite, chert and shale).

-

The Ordovician Vinini Fm. (quartzites, limestones, calcareous sandstone, shale,

and chert).

  Undifferentiated Tertiary volcanic rocks overlie these units.

Regional structure includes a complex series of thrusts; the basinal facies were thrust over the slope/shelf facies during the late Devonian-early Mississippian Antler Orogeny. All rocks have been offset by NNW -to N-trending Basin and Range high- angle normal faults.

The property stratigraphy consists of three lithotectonic assemblages (Figure 14):

  Autocthonous slope/shelf facies comprised of the Lone Mountain Dolomite, Nevada Fm., and Devils Gate Limestone.

  Allochthonous basinal facies comprised of the Valmy and Vinini Formations.

  Tertiary rhyolitic flows, rhyolitic tuffs, and basalt.

Both host rock lithology and structure play critical roles in forming the geometry and grade distribution of each area of mineralization. The relative importance of each component can vary, resulting in high-grade structural zones grading outward to stratiform disseminated zones of mineralization.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P. Geo..

The early to middle Devonian Nevada Formation hosts most of the mineralization discovered to date on the Gold Bar Project. The Nevada Formation has been subdivided by Atlas into the McColley Canyon limestone which disconformably overlies the Lone Mountain dolomite, Devils Gate limestone and the Upper and Lower Denay limestones.

The two most favourable host rocks are the Bartine limestone portion of the McColley Canyon limestone and Unit 2 of the Upper Denay limestones. The former hosts mineralization at Gold Pick, Gold Ridge, Hunter and Cabin Creek, while the latter hosts mineralization at Gold Bar, Goldstone and Gold Canyon. Both sections are well- bedded fossiliferous wackestones and packstones ranging in thickness from 60 to 120 metres. Primary porosity and lateral permeability of the rocks facilitated the flow of mineral-bearing hydrothermal fluids.

Dominant structures on the properties include thrusts and folds in the Paleozoic sedimentary rocks and NNW and NE trending faults. On the Gold Bar properties, structures are generally high-angle faults. These provided the conduits and ground preparation that allowed for the circulation of precious metal bearing hydrothermal fluids. NNW trending faults are the most prominent on a district scale and reflect the overall Battle Mountain/Eureka trend. Faults with this orientation control mineralization at Gold Bar and are related to mineralization at Gold Ridge and Gold Pick. Northeast-trending faults can also control mineralization as at Gold Canyon, Hunter and Goldstone. Many of the satellite deposits occur along the crest or flanks of a large east-west trending antiform extending from Gold Canyon to Cabin Creek.

ALTERATION

There are four principle types of alteration associated with precious metal mineralization on the Gold Bar Project. These include decalcification, clay recrystallization and argillic alteration, silicification and oxidation. The most common type of alteration is the recrystallization of matrix clays with accompanying progressive decalcification. Argillic alteration as more prominent in the feeder faults. Silicification varies from partial recrystallization of the carbonate matrix with minor introduction of silica, to complete silica replacement forming jasperoids. Jasperoids occur as stratabound, bedding conformable replacements or as brecciated, structural high-angle "feeder" faults which serve as conduits for the hydrothermal fluids. Structural jasperoids are found in all the mineral occurrences and are characterized by a dusky red hematitic colour and a strongly brecciated and fractured nature.

MINERALIZATION

Mineralization at the Gold Bar pit is largely hosted by the upper Denay Limestone member of the Nevada Formation, along a northwest-trending fault or at the intersection of NW and NE trending faults (Figure 13). Alteration included decalcification, silicification, carbon remobilization, argillation and oxidation. Silicification ranges from veining and overgrowths on quartz grains to jasperoidal replacements. Economic mineralization was divided into oxide, jasperoidal, and carbonaceous ore. Mineralization is enriched in Au, Ag, Sb, As, Hg and TI.

The smaller satellitic pits located on Roberts Mountain (approximately 8 kilometers northeast of the Gold Bar Pit; see Figure 15), are hosted by the upper Denay Limestone and Bartine sub-member of the Nevada Formation. Mineralization there occurs along the axis and north flank of an east-west antiform where it intersects feeder faults.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P..Geo..

The Hunter area (2 -3 kilometres east-southeast of the Satellitic Pit area) is hosted by the McColley Limestone sub-member of the Nevada Formation. Mineralization is dominated by three east and northeast high-angle fault/feeder structures and a contact jasperoid conformable with bedding.

It is apparent that favourable carbonate horizons within the autocthonous slope/shelf facies (lower plate rocks) are the best ore hosts. Bonanza's holdings are underlain primarily by exposures of these lower plate rocks near known mineralization (Figure 12). In addition, the property has potential for deep sediment-hosted mineralization in the Roberts Mountains Formation at depth. Average grades and feeder structure grades were elevated in the open pits relative to other sediment-hosted gold districts. Gold Bar is an ideal location to explore for Meikle/Deep Star/Rain-type structurally controlled, high-grade deposits.

PREVIOUS WORK IN THE AREA

Historic production figures from small underground mines on the property are unknown, but thought to be small. Atlas staked their initial claim block and acquired leases on other areas of interest along the southwestern flank of the Roberts Mountains in 1983. They continued to add to their holdings until mining ceased in 1994. Atlas commenced production at the Gold Bar pit in January 1987. Production ceased in 1994 after producing a total of 7,514,600 short tons grading 0.074 ounce per ton gold (556,080 in situ ounces) from all sites. Recoveries averaged 87%, resulting in a production of 485,200 ounces (Cope and Arbonies, 1998). Most production was from the Gold Bar pit. Cash operating costs ranged from $139 US per ounce in 1987, to $446 US per ounce in 1995. Total costs ranged from $234 US per ounce in 1987, to $504 US in 1995.

In late 1994, Atlas entered into agreements with Rayrock, Homestake, and Hemlo that allowed these companies to explore the northern, southern, and northeast portions of the Atlas holdings, respectively. From 1994 to 1996, Homestake completed an exploration program comprising geological mapping, sampling, geophysical surveying and drilling. In 1995, Homestake drilled 12 reverse circulation holes totalling 2846.5 meters (9339 feet). In 1996, they drilled an additional 14 reverse circulation holes totalling 4434.8 meters (14,550 feet).

In 1995, Atlas entered into an agreement with Granges allowing them to explore a portion of the Atlas holdings. Following a program of geological mapping, sampling and geophysical surveying, in 1996, Granges drilled 33 holes totalling 7314 meters (24,980 feet).

In 1997, Barrick optioned most of the Gold Bar claim block. On completion of preliminary geological mapping, sampling and geophysical surveying, they drilled 50 holes in 1997 to 1998. An additional 33 holes were drilled in 1998 totalling 10,796 meters (35,420 feet).

In August 1999, Bonanza acquired approximately 17% of the Atlas holdings (see Property Description and Location section for details). Mineral lands selected by Bonanza included those containing defined gold resources (Gold Bar, Gold Canyon, Gold Pick, Goldstone, Gold Ridge), several identified and partially delineated exploration targets (Pot Canyon, Hunter, Cabin Creek), and areas with favourable structure and host rock lithologies.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

The type, amount, quantity, and results of exploration and development work undertaken by previous owners are poorly recorded and only fragmentary information was available for review.

Historical mineral resource and mineral reserve estimates for portions of the property now held by Bonanza include the following:

Atlas Estimate:

Atlas geologists (published in French et al, 1996) list the following in situ resources remaining on the following Gold Bar lands now controlled by Bonanza. None of these resources have been mined.

-

3.6 million tons grading 0.100 ounce per ton gold in the Gold Bar Deposit.

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2.0 million tons grading 0.070 ounce per ton gold in the Goldstone Deposit.

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5.4 million tons grading 0.050 ounce per ton gold in the Gold Ridge Deposit.

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13.5 million tons grading 0.050 ounce per ton gold in the Gold Pick Deposit.

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2.5 million tons grading 0.056 ounce per ton gold in the Gold Canyon Deposit.

These resources total 27.0 million tons grading 0.058 ounce per ton gold. It is assumed that the tons are short tons.

The reliability of these estimates is unknown, because the methodology used is not stated in French et al (1996).

Granges Estimate:

Granges (1996) calculated a geologic resource for the Millsite Deposit of 1.626 million tons of 0.091 opt Au (147,700 ounces). These resources were calculated using 100' x 100' x 15' blocks with a 0.025 opt Au cutoff grade and a 100' search radius.

Barrick Estimate:

  Barrick geologists (Cope and Arbonies, 1998) state the following: "A sub-economic resource of 8,233,000 tons grading 0.057 oz/ton (473,298 oz) remains within the Gold Bar District. The resource is contained in several of the partially mined or unmined satellite deposits and in the newly discovered Millsite Deposit (150,000 oz Au)."

  It is assumed that the tons are short tons.

  The reliability of these estimates is unknown, because the methodology used is not stated in Cope and Arbonies (1998).

These historic resource estimates were calculated when the price of gold was considerably higher than today's prices and would not be considered economic with the present low commodity price of $275 US/ounce. Bonanza views the above resources as mineralized zones that represent three-dimensional gold geochemical anomalies. These anomalies are used to focus Bonanza's exploration efforts onto high-grade underground mineable targets, versus the prior emphasis which was on low-grade bulk mineable targets.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

EXPLORATION

Work on the Gold Bar property by Bonanza has involved assembling all available data. The data is in the process of being cleaned and processed to allow modeling using three-dimensional software. This will allow refinement and final selection of drill targets. No physical work on any of the properties has been performed by Bonanza.

The primary target being investigated is the 150,000 ounce Millsite resource described by Cope and Arbonies (1998). This mineralized zone lies down rake from the Main Gold Bar pit, the largest pit mined on the property to date. This pit produced 4 million tons grading 2.7 g/t Au (0.08 opt Au) and contained 320,000 ounces of gold. Bonanza is currently entering the exploration drill holes and blast hole assay data from this pit into a three-dimensional Vulcan database. Historically, the blast hole assay data has been entirely paper based. Progress to date indicates substantial zones within the Main Gold Bar deposit, at least 10 metres by 40 metres (30 feet by 130 feet) in plan that carry in excess of 6.8 g/t Au (0.2 opt Au). These high-grade zones reflect the location of feeder structures in the mined out orebody, and provide a northwest plunge to the buried deep feeder zones.

Past drilling by Atlas and Granges (US) Inc. near the northwest extremity of the Main Gold Bar pit has encountered a deep (180 metres to 230 metres, 600 to 750 feet) mineralized zone that has been named the Millsite Deposit (Figure 16). Granges best intercepts in the Millsite Zone include 12 metres grading 5.8 g/t Au (40 feet grading 0.17 opt Au), 3 metres grading 7.5 g/t Au (10 feet grading 0.22 opt Au) and 15 metres grading 5.1 g/t Au (50 feet grading 0.12 opt Au). Bonanza's management team believes the feeder zones to this deep mineralization are the same structural intersections that coincide with the high-grade portions of the Main Gold Bar pit.

A proposed drilling program will test the high-grade feeder zones (chutes) down plunge through more favourable host rocks than those exposed in the pit. These better limestone hosts include the Roberts Mountains Formation. The target at depth is a high- grade, structurally and stratigraphically controlled gold deposit similar to recently discovered deep mineralization found beneath many sediment hosted gold deposits in the adjacent districts. This target concept has yet to be specifically drill tested on the Gold Bar properties.

Another high-priority target is the Gold Canyon target (Figure 17). A previous RVC I drill hole (Hole 100-45) encountered 17 metres (55 feet) of 3.7 g/t Au (0.11 opt Au). This hole lies along strike (to the northeast of) the mined orebody in the Gold Canyon Pit.

A lower priority target exists on the Hunter claim block located 2 -3 kilometres southeast of the Central claims satellitic mineralization on Roberts Mountain. Atlas extensively surface sampled the area and followed up with drilling. They estimated a resource of approximately 35,000 ounces gold. The mineralization is hosted in lower plate carbonates and three en echelon feeder fault zones.

Additional discovery opportunities exist on the Gold Bar properties. The property's extraordinary gold endowment, large exploration/production data base, and its geologic style fit well with the exploration methods and strategies being applied in Nevada by Bonanza.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo.

INTERPRETATION AND CONCLUSIONS

It is concluded that the Gold Bar properties are of merit and has excellent potential for the discovery of both high-grade underground and near-surface bulk mineable sediment-hosted orebodies, similar to those on the Carlin Trend. Specifically, the deep target near the northwest end of the main Gold Bar pit, the deep Millsite mineralized zone and the target northeast of the Gold Canyon pit have considerable exploration potential. Numerous other areas surrounding the central satellitic pit area and the southeastern Hunter claims offer additional exploration potential.

Future drilling programs should include both angle and vertical holes, especially when drilling near vertical feeder zone targets. A mixture of core and reverse circulation drilling is recommended. Core holes will give a better understanding of the geology, structure, alteration and mineralization balanced with the faster and less expensive reverse circulation holes.

The project did meet its original objectives of providing prospective drill targets within known gold systems.

A review of Atlas' exploration data and recommendations was compiled in the MRDI 1995 report. Only relevant areas have been included in this report.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

RECOMMENDATIONS AND BUDGET

Recommended Phase I work includes substantial data entry and analysis. Much of the large volume of existing data is on paper and needs to be transferred into digital form to be used in the exploration programs. A major task will be to complete the entry of the blast hole assay information collected during mining by Atlas. Some of this information has been entered by Bonanza and has proven useful in defining drill target concepts. Additional blast hole data entry will help with drill planning.

Phase I should include detailed mapping, structural analysis and sampling at surface. The mapping should be designed to search for surface expressions of deep high grade sediment hosted deposits and to collect pertinent structural information.

Phase I drilling consists of one deep reverse circulation stratigraphic drill hole in the vicinity of the Millsite deposit, adjacent to the northwest comer of the main Gold Bar pit. The drill hole should have a total depth of 732 metres (2,400 feet) and will explore for favourable sedimentary horizons down plunge of known mineralization. The primary goal will be to identify the Roberts Mountains Formation -an ideal host rock for high-grade sediment hosted gold deposits. If favourable host lithologies are encountered as expected, Phase II drilling would be recommended.

Gold Bar Project
Recommended Work Program and Budget					(All $ are US $)
Phase I

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	0	$0
Data Input and Processing	Sr. Geologist	$ per day	$400	44	$17,600
Regional Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Detailed Map & Sample	Sr. Geologist	$ per day	$400	44	$17,600
Sample Analysis	Laboratory	$ per analysis	$15	250	$3,750
Mag/VLF	Jr. Geologist	$ per day	$300	0	$0
Underground Rehabilitation	Job Estimate	$ on project	$0	0	$0
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	0 0	$0 $0
3-D Modelling	Specialist	$ per day	$600	22	$13,200
Core Drilling	Contractor	$ per foot	$35	0	$0
Shallow RC Drilling	Contractor	$ per foot	$20	500	$10,000
Deep RC Drilling	Contractor	$ per foot	$30	1,900	$57,000

Phase I Total					$119,150

Recommended Phase II drilling consists of three deep reverse circulation drill holes in the vicinity of the Millsite deposit. The purpose of these drill holes will be to test for high-grade gold mineralization down the pipe-like feeder structure that passes through the Millsite deposit and the high-grade portions of the north end of the main Gold Bar pit. The targets will be the intersection of the feeder structure with favourable host lithologies encountered by the stratigraphic drill hole completed as part of Phase I exploration. The three deep drill holes will have an average length of 610 metres (2,000 feet). If the Phase II drilling returns discouraging results, then no further work is recommended for the deep potential beneath the Millsite deposit and the main Gold Bar pit. If encouraging alteration and gold mineralization are encountered, then more drilling will be appropriate.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

Phase II drilling should also include four drill holes with an average length of 122 metres (400 feet) to be drilled in the Upper Pit area at Gold Canyon. These drill holes should focus on the down-dip extent of the feeder structure at the Gold Canyon pit, and to the east of the pit where exploration drilling by Atlas has encountered encouraging gold mineralization. If the Phase II drilling returns discouraging results, then no further work is recommended for the depth potential of the Gold Canyon feeder structure. If encouraging alteration and gold mineralization are encountered, then more drilling will be appropriate.

Note that in the budget estimates, costs for the deep drill holes are divided into less expensive drill costs for the top 152 metres or 500 feet and more expensive deep drill costs for the portion of the drill hole deeper than 152 metres or 500 feet.

Gold Bar Project
Recommended Work Program and Budget					(All $ are US $)
Phase II

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	0	$0
Data Input and Processing	Sr. Geologist	$ per day	$400	0	$0
Regional Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Detailed Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Sample Analysis	Laboratory	$ per analysis	$15	0	$0
Mag/VLF	Jr. Geologist	$ per day	$300	0	$0
Underground Rehabilitation	Job Estimate	$ on project	$0	0	$0
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	0 0	$0 $0
3-D Modelling	Specialist	$ per day	$600	0	$0
Core Drilling	Contractor	$ per foot	$35	0	$0
Shallow RC Drilling	Contractor	$ per foot	$20	3,100	$62,000
Deep RC Drilling	Contractor	$ per foot	$30	4,500	$135,000

Phase II Total					$197,000

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

GOLDEN ARROW PROPERTY

GEOLOGY AND STRUCTURE

The Golden Arrow property is located in the Kawich Range within the Walker Lane structural belt. The Walker Lane is a zone of northwest-trending right lateral strike slip faults that hosts a number of significant modem and historic gold producers. Most historic production was from high-grade underground deposits, the type of deposit Bonanza is seeking.

The Regional stratigraphy consists of the following Tertiary volcanic units:

  Miocene volcanic rocks including:

-

The tuff of White Blotch Spring (ash-flow tuff).

-

The Fraction Tuff (ash-flow tuff).

-

Andesite, dacite, rhyodacite, quartz latite, diorite, and rhyolite flows and intrusions, and volcaniclastic sediments.

  Pliocene basalt flows and plugs.

Regional structure consists of NW -trending right lateral strike slip and dextral wrench faults and associated NNW -trending dextral synthetic faults, Ntrending normal faults, NE-trending sinistral antithetic faults, and east-west trending compressional faults.

Property stratigraphy includes the White Blotch Spring Formation tuff and dome-flow sequences comprised of the above-mentioned rhyolite and coeval volcaniclastic sediments (Figure 19, 20). These rocks are overlain by andesite and dacite flows. Pliocene basalt flows are the youngest rock type present. Coarsely crystalline rhyolite porphyry intrudes the tuffs and volcaniclastics, and may be the core of the dome complex. Discrete and spatially separate plugs of quartz monzonite and dykes and sills of quartz latite and/or dacite also occur on the property. Mapping by Cornwall suggests that a caldera may occur locally.

NE- and NW -trending faults form the dominant structural pattern within the property and the surrounding area. Both fault sets are high-angle and appear to cut all but the youngest rocks (the basalts). See Figure 19.

Mineralization is hosted by the White Blotch Spring tuff and overlying andesite. During the initial evaluation of the property, Bonanza felt that district-scale mineralization was controlled by NE-trending structures. Detailed mapping in progress by Bonanza has verified this interpretation, and has also defined a separate set of NW -to WNW- trending mineralized structures and workings.

MINERALIZATION

Mineralization consists of epithermal low sulphidation quartz-adularia-sulphide veins which occur along normal and oblique strike slip faults in rhyolitic tuff and andesite. Gold mineralization occurs in multi-episodic epithermal quartz veins. Quartz type and texture is variable and includes milky quartz, chalcedony and, rarely, opaline silica. The quartz is locally banded, massive, sucrosic, and/or coarsely crystalline. Comb quartz and druse-coated open spaces are common. Vein quartz is commonly milky, but the most extensive historic mine developments appear to be associated with quartz that is bluish gray or green.

Weak to moderate pervasive silicification is the most prevalent form of wallrock alteration, particularly within therhyolites. Iron and manganese oxides are also

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

prevalent. Vein alteration envelopes within andesite host rocks consist of pervasive limonitization, local calcite veinlets, and local chloritization.

Within the broad drill-indicated "cloud" of low grade disseminated and stockwork gold mineralization, numerous narrower structurally confined zones containing gold grades between one and three ounces per ton have been intercepted. The higher grades are contained within the steeply plunging epithermal breccia bodies and quartz veins described above.

Seven drill holes completed by Tombstone Exploration Co. Ltd., Western Gold Exploration and Mining Company (Westgold), Kennecott, and Coeur Explorations Ltd. exemplify the high grade potential that Bonanza is exploring. Bonanza's investigations focus on the potential that these high-grade drill intercepts (listed below) indicate a low tonnage, continuous body of mineable gold mineralization.

  Drill hole TGA97-203 contains 15 feet @ 1.7 opt Au (4.6 metres @ 58 gft Au).

  Drill hole GA90-121 contains 29 feet @ 0.4 opt Au (8.8 metres @ 13.7 gft Au), including 8 feet @ 0.95 opt Au (2.5 metres @ 32.6 g/t Au).

  Drill hole GA90-085 contains 10 feet @ 0.87 opt Au (3 metres @ 29.8 gft Au).

  Drill hole GA90-83 contains 15 feet @ 0.6 opt Au (4.6 metres @ 20.6 gft Au).

  Drill hole KGA-003 contains 15 feet @ 0.47 opt Au (4.6 metres @ 16.1 gft Au).

  Drill hole GA94-159 contains 5 feet @ 2.95 opt Au (1.5 metres @ 101 gft Au).

  Drill hole GA94-166 contains 5 feet @ 1.88 opt Au (1.5 metres @ 64.5 gft Au).

The intercepts mentioned above are drilled thickness, however, efforts were made during reverse circulation drilling to drill the structural targets at high angles in order to provide a drilled intercept indicative of true width. None of these intercepts contains an assay below 3.4 g/t Au (0.1 opt Au). These high-grade gold intercepts were encountered in drilling programs designed to explore for bulk tonnage, low-grade deposits. They have not been followed up systematically to determine the extent of the high-grade mineralization. Over 5 kilometres (3 miles) of historically productive veins containing high-grade targets are present on the Golden Arrow properties. The major extent of this strike length has not been drilled during modern times.

Through detailed project-wide mapping and data analysis, Bonanza has shown that predictable features of a regional-scale structural complex (the Walker Lane) control the high-grade gold mineralization at Golden Arrow, and provide the controlling structures in the low-grade resource. An extensive program to incorporate all known data into a Vulcan 3-dimensional model is nearing completion. Bonanza's tailored geologic mapping and additional analysis of existing drill data will support the 3-D model which will guide exploration for specific high-grade structures.

Underhand open stopes along one NE-trending and one NW-trending vein system suggest that historic ore shoots along productive veins measured 10 meters long by 1.5 meters wide by 10 meters high.

PREVIOUS WORK IN THE AREA

Gold was first discovered in the Golden Arrow area in 1905, and small levels of gold production continued into the 1930's. Several shafts up to 150 metres (500 feet) deep were developed, and shrinkage mining was prevalent. At least 25 shafts and a few adits have been developed on the property and historic production totals 600 ounces of gold from 900 tons.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

The property has been essentially continuously explored since 1981 by eight successive companies prior to Bonanza's involvement. These previous modem workers drilled a combined 267 drill holes (dominantly reverse circulation) with a total length of 39,261 metres (128,811 feet). The resulting drill density in the Gold Coin and Hidden Hill deposit areas is nominally 34 metre (100 foot) spacing.

The prior ownership and exploration work for the property is tabulated below from Murray (1997):

  1981-1984 Golden America JV -collected 254 rock samples; drilled 24 RC holes totalling 1258 metres (4130 feet)

  1984-1987 Vector International -1280 metres of trenching, 600 samples and 1384 metres of drilling

  1987-1988 Homestake -mapping, 151 samples and drilling of 38 RC holes for 5,054 metres (16,580 feet); calculated a reserve of 1.2 million tons @ 0.052 opt

  1989-1990 Westgold -mapping, sampling, geophysics (128 kilometres of Mag; 6 IP lines) and drilling: 6 core holes, 81 RC holes for 12,132 metres (39,804 feet)

  1991-1992 Independence Mining -drilled 11 RC holes for 1,705 metres (5,595 feet)

  1993-1994 Coeur Exploration -drilled 3 core holes and 28 RC holes for 6,508 metres (21,352 feet)

  1995-1996 Kennecott -drilled 8 holes for 1678 metres (5,570 feet)

  1997 Tombstone Exploration -mapping, sampling and drilling: 86 RC holes for 12,165 metres (39,910 feet)

Bonanza acquired the property in August 1999, after recognizing the potential for high-grade underground deposits from a review of previous drill data.

Historical mineral resource estimates for the property include the following:

  Ristorcelli (1996) calculated an inferred resource for Kennecott. Ordinary kriging with an isotropic search and 9.1-27.4 metre search was used. The combined Gold Coin and Hidden Hill resource calculated using various cutoffs was as follows.

-

0.01 opt cutoff: 11,378,000 short tons grading 0.025 opt Au (286,000 oz).

-

0.02 opt cutoff: 5,608,000 short tons grading 0.037 opt Au (209,000 oz).

-

0.05 opt cutoff: 347,000 short tons grading 0.157 opt Au (54,000 oz).

-

0.10 opt cutoff: 120,000 short tons grading 0.339 opt Au (41,000 oz).

  The Northern Miner (1997) quotes Tombstone Exploration, who stated "Estimates by previous operators put resources within two zones at 12.4 million tons grading 0.039 oz gold per ton. One of the zones, Gold Coin, outcrops on a hill, whereas the second, Hidden Hill, lies beneath alluvial cover." Bonanza's holdings include both of these resource areas. Resource calculations were based on 267 reverse circulation and core holes, totalling over 37,500 meters. The quote is in reference to a polygonal "rough preliminary geologic resource estimate" done by Coeur Explorations Inc. in 1994 (Murray, 1997). The Coeur calculation estimated 12.357 million tons grading 0.039 opt Au (1.3 glt Au) containing 477,402 ounces of gold using a 0.01 opt Au (.34 glt Au) cutoff.

Geological Report on the Nevada Preoperties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

  After Tombstone drilled an additional 86 RVC holes totalling 39,910 feet, Murray (1997) calculated a new resource for the property. Solid models were used to constrain block models utilizing Surpac 2000 software. Grade and tonnage were calculated using the inverse distance squared interpolation method. An ellipsoidal search was used with a 400 foot search along the primary axis, and a 100 foot search vertical search. Anisotropic ratios were from 1:1 to 4:1. The combined Gold Coin and Hidden Hill resource calculated using a 0.01 opt Au cutoff was 7,549,000 short tons grading 0.03 opt Au (226,000 oz).

  Murray also calculated a global resource using just the block model constrained only by topography. A 200 foot search along the primary axis, a 100 foot vertical search, and 4:1 major to minor axis search was used. This resource was calculated for the Gold Coin area only. The resource calculated using a 0.0058 opt Au (200 ppb) were 242,000,000 short tons grading 0.01 opt Au (2.42 million ounces). Murray stated that this calculation "has probably overstated the tonnage by smearing grade. It does indicate that there is a very large low grade resource in just the Gold Coin/Confidence zone, about half of which is oxide."

Pincock Allen and Holt prepared an exploration audit on the property in 1997 for Tombstone Exploration Company which stated that there were a number of deficiencies with previously stated resources that should be addressed prior to any quantification of resources. These include:

  a check of the higher grade portion of the raw drill data indicates that gold is nuggety or erratic;

  some form of capping will be required for a resource estimate;

  statistical work be completed to determine the natural lower limit of mineralization;

  additional metallurgical work is required; and

  additional drilling is recommended.

Bonanza recognizes that the above quoted resources are unrealistic and uneconomic at today's low commodity gold price and views them as mineralized zones that represent three-dimensional gold geochemical anomalies. These anomalies are used to focus Bonanza's exploration efforts onto high-grade underground mineable targets, versus the prior emphasis which was on low-grade bulk mineable targets.

EXPLORATION

Work on the property by Bonanza has consisted of detailed geologic mapping at 1:24000 and 1:1200, surface sampling, and compilation of available exploration data. The data is in the process of being cleaned and processed to allow modelling using 3-dimensional software. This will allow refinement and final selection of drill targets.

Although the area has undergone significant prior exploration by various groups, Bonanza has carried out additional surveys and investigations for its high-grade target concepts, including reconnaissance mapping and rock chip sampling.

Previous drilling appears to have focused on a presumed NW trend to mineralization. During the initial evaluation of the property, Bonanza felt that district-scale mineralization was controlled by NNE-trending structures. Detailed mapping by Bonanza has verified this initial interpretation and has defined an additional set of NW -to WNW -trending structures and workings. These structural intersections may provide a target for high- grade or breccia mineralization. In addition, 5 kilometers (3 miles) strike of historic productive veins with high grade targets have not yet been drilled (Figures 20, 21).

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

Discussion of preliminary geochemical sampling and statistical data:

Surface rock chip sampling of the Golden Arrow project WCE performed by Bruce Cox and Ralph Green, both consultants to Bonanza Gold Inc. Cox and Green each have over 27 years of experience in gold exploration and have considerable knowledge of bonanza-grade epithermal veins and volcanic-hosted mineral systems.

Initial reconnaissance samples were collected from outcrops and easily accessible shallow mine workings to characterize the geochemical signature of the various vein types and principal vein orientations. Follow-up samples were collected from surface vein exposures and mine dumps at all principal mine workings. Comprehensive underground mapping and sampling have not been performed to date but are scheduled for Fall 2000.

Individual chip channel samples were collected of hangingwall, vein, and footwall where vein systems were well exposed and could be safely sampled. At most other locations, individual samples of vein and altered wallrock were selected from surface stockpile or dump materials.

Current surface sampling is considered to be reasonably representative of the general geochemical character of the epithermal veins but not specifically indicative of precious metal grades in the area. Previous mine operators in the area have reported that the highest grade materials (> 1 opt Au) were obtained at the deeper levels of the Golden Arrow No.1 and Golden Bar mines (Roy Neighbors, personal communication, 2000). Evidence of mineralized veins may, or may not, be readily apparent at shallow depths along the traces of known host fault zones.

For the initial characterization study 131 samples were collected and analyzed for gold, silver and a suite of 30 trace elements. Routine, but preliminary statistical evaluation of the gold values in the sample suites were conducted and histograms are included in the attached Appendix E. Correlation of gold values for the lab's routine duplicate analyses is also represented on an attached scattergram.

In summary, there is excellent correlation between duplicate analyses for the sample population with grades between the lab's detection limit of 2.5 ppb and approximately 3 grams/ton. The population of higher-grade samples selected for duplicate analyses was limited in the lab's routine protocol of duplicate selection.

The gold values in the 131 surface sample characterization suite ranged from 2.5 ppb to 7420 ppb with a mean value of 616 ppb. A normal scale histogram plot of gold content for the total sample population is typical of an epithermal precious metal system. As the surface characterization sampling program was not designed to bias the population, a high percentage of the samples (~60%) reported grades at or below 500 ppb. As expected, the higher-grade samples indicate a normal distribution between 0.5 g/t and 3.5 g/t with population outliers at 4.5 g/t and 7+ g/t. The histograms for subsets greater and less than 1.0 g/t also indicate normal distributions for an epithermal precious metal system.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

INTERPRETATIONS AND CONCLUSIONS

It is concluded that the property is of merit and has excellent potential for the discovery of high-grade underground mineable precious metal mineralization. This is suggested by the high-grade, thick drill intercepts beneath Hidden Hill and the high grade samples collected from dumps on the southern end of the property. All indications are that the productive boiling horizon for the epithermal system is below surface at mineable depths.

The project did meet its original objectives of providing good quality drill targets within defined shoots of high grade mineralization, and determining the position of the surface today in the epithermal model.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

RECOMMENDATIONS AND BUDGET

Phase I exploration should include gaining access to the historic underground workings, mapping, obtaining structural data and sampling exposures in the old mines. Surface sampling to date, the epithermal vein textures visible at surface, and the previous drilling in the Hidden Hill area all suggest, that the productive boiling zone at the time the epithermal system was active lies roughly 91 to 152 metres (300 to 500 feet) below the current surface. Sampling of dump vein material by the author, G. McArthur, comprised samples that were probably sourced in veins deep in the underground workings (approximately 122 metres or 400 feet deep) and these assayed with grades much higher than at surface and thus support the idea that the high grade boiling zone is at similar depths. A budget is included for underground rehabilitation for access. The focus for this underground work is the southern end of the property, where essentially no drilling has been conducted to date, and where the majority of the old mines are. This work provides a decision point -Phase II exploration at the south end of the property will only be appropriate if encouraging assays are returned from the underground sampling.

A significant effort should be undertaken to update the Vulcan three-dimensional database to guide both Phase I and Phase II drilling. Phase I drilling should focus on the only drill ready target at Golden Arrow -the high grades encountered in previous drilling at Hidden Hill. The drill program should consist of three oriented core holes with an average depth of 122 metres (400 feet). These drill holes will test the continuity of the high-grade zone and the strike and dip extent of mineralization. This drilling program will provide a decision point for the Hidden Hill high grade buried target. If the drilling returns discouraging results, no further work is recommended at Hidden Hill. If the drill results are encouraging, then Phase II drilling is recommended.

Golden Arrow Project
Recommended Work Program and Budget					(All $ are US $)
Phase I

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	0	$0
Data Input and Processing	Sr. Geologist	$ per day	$400	0	$0
Regional Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Detailed Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Sample Analysis	Laboratory	$ per analysis	$15	300	$4,500
Mag/VLF	Jr. Geologist	$ per day	$300	0	$0
Underground Rehabilitation	Job Estimate	$ on project	$30,000	1	$30,000
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	22 44	$8,800 $13,200
3-D Modelling	Specialist	$ per day	$600	15	$9,000
Core Drilling	Contractor	$ per foot	$35	1,200	$42,000
Shallow RC Drilling	Contractor	$ per foot	$20	0	$0
Deep RC Drilling	Contractor	$ per foot	$30	0	$0

Phase I Total					$107,500

Phase II exploration should consist of follow-up drilling in the vicinity of the historic mines at the southern end of the property and in the Hidden Hill high-grade zone. Neither of these Phase II programs will be recommended if the Phase I programs do not encounter encouraging gold assays.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

The Phase II drilling at Hidden Hill should consist of 8 oriented core drill holes with an average length of 152 metres (500 feet). The purpose of these drill holes would be to test the strike and dip extent of the high grade mineralization confirmed during Phase I. If encouraging assay results are not produced by this drilling, then no further work is recommended for Hidden Hill.

Phase II drilling on the southern end of the property should consist of 6 oriented core drill holes with an average length of 400 feet (122 metres). These drill holes should be sited based on the results of the underground exploration program included in Phase I. The purpose of these drill roles will be to confirm the presence of any high-grade mineralization encountered during Phase I and provide a preliminary indication of its strike and dip extent. If the results of the drilling are discouraging, then no further work will be appropriate.

Golden Arrow Project
Recommended Work Program and Budget					(All $ are US $)
Phase II

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	0	$0
Data Input and Processing	Sr. Geologist	$ per day	$400	0	$0
Regional Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Detailed Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Sample Analysis	Laboratory	$ per analysis	$15	0	$0
Mag/VLF	Jr. Geologist	$ per day	$300	0	$0
Underground Rehabilitation	Job Estimate	$ on project	$0	0	$0
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	0 0	$0 $0
3-D Modelling	Specialist	$ per day	$600	0	$0
Core Drilling	Contractor	$ per foot	$35	6,400	$224,000
Shallow RC Drilling	Contractor	$ per foot	$20	0	$0
Deep RC Drilling	Contractor	$ per foot	$30	0	$0

Phase II Total					$224,000

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

PAMLICO PROPERTY

GEOLOGICY AND STRUCTURE

The Pamlico property is located in the Garfield Hills, in the Walker Lane structural belt. The Walker Lane is a zone of northwest-trending right-lateral strike slip faults that hosts a number of significant modem and historic gold producers. Most of the historic production was from high-grade underground deposits, the type of deposit sought by Bonanza.

The regional stratigraphy consists of:

  Paleozoic and Mesozoic rocks including:

-

Ordovician slate, chert, limestone, and sandstone.

-

The Permian Diablo Fm. (sandstone and grit).

-

The Triassic Excelsior Fm. (volcanic, clastic, and tuffaceous rocks).

-

The Triassic Luning Fm. (limestone, dolomite, and shale).

-

The Triassic Gabbs and Sunrise Formations (shale and limestone).

-

The Jurassic Dunlap Fm. (sandstone, conglomerate, and volcanic rocks).

-

Cretaceous diorite.

-

Cretaceous quartz monzonite, granodiorite, and granite.

  Tertiary rocks including:

-

Pre-Esmeralda volcanic rocks (intermediate to felsic volcanic rocks).

-

The Tertiary Esmeralda Fm. (shale, sandstone, conglomerate, and rhyolitic tuff).

-

Intermediate volcanic rocks (rhyodacite and andesite flows and tuffs).

-

Felsic volcanic rocks (rhyolite and quartz latite tuffs).

-

Quatemary mafic volcanic rocks (trachybasalt and latite flows).

Regional structure consists of NW -trending dextral wrench faults and associated NNW-trending dextral synthetic faults, N-trending normal faults, NE-trending sinistral antithetic faults, and east-west trending compressional faults.

The Pamlico property is underlain by a sequence of complexly folded and thrusted Paleozoic sediments and Mesozoic volcanics and sediments. The entire sequence is locally intruded by dykes, sills and small plugs of quartz porphyry, dacite and latite. Quaternary basalt flows cap local hills and recent pediment gravels fill the valleys. The age of some of the volcanic rocks is in question and some mapped as Excelsior Formation may actually be Tertiary in age.

The property structure includes Tertiary NW-striking faults and sub-parallel fracture cleavage and N-striking extensional faults thought to be coeval. Bonanza believes that the northwest-trending faults are right lateral strike slip faults.

Mineralization occurs along NW -and N-striking faults, and is hosted by both the Excelsior Formation and Tertiary volcanic rocks with the exception of the Quaternary mafic volcanic rocks.

MINERALIZATION AND ALTERATION

Gold-bearing complex quartz veins occur along NW -and N-striking faults. The wallrock is commonly rhyolite porphyry, volcaniclastic rocks, or siltstone.

The Pamlico Main Zone veins occur along NW -striking faults and are typically moderately dipping, curviplanar, and locally braided (Figure 24). These veins account for

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8,2000; G.F. McArthur, P.Geo..

most of the historic production from the district. Average stope dimensions in accessible workings are 10 metres long by 1.25 metres wide by 5 metres high. Silicification is the prevalent wall rock alteration.

A set of four or more parallel high-angle quartz veins occurs in the Central Mine area (Figure 29). These veins were explored by adits and closely spaced inclined shafts with a few sublevel workings. Stope dimensions are not known due to inaccessibility.

PREVIOUS WORK IN THE AREA

Claims were staked by 1885 and small underground mines were active in the district starting in the late 1800's. Much of the production occurred prior to 1890, therefore, historic production from the property is not adequately reported. Couch and Carpenter (1943) report $1.1 million US district-wide production from 1874-1939. Based upon the incomplete nature of the public records, the number and size of historic workings (Figure 25), and on the underground sampling results to date, Bonanza feels that a conservative estimate for historic production on its holdings is approximately 50,000 ounces of gold at high-grades.

The Pamlico property has received little modem exploration as property owners have been unable to come to terms with exploration companies. Cimarron Minerals (Formerly Cactus West) drilled 50 reverse circulation holes totalling 4738 metres (15,545 feet) in 1994 and 1995.

The Cimarron drill holes contained five 1.5 metre (5 foot) intervals grading 8.2 to 58.3 gft (0.24 to 1.7 opt) gold (Evans, 1995). These results, along with the wide distribution of historic underground mines and the structurally favourable setting of the district, lead Bonanza to recognize the excellent potential for high-grade underground deposits. Bonanza acquired the property in November 1998.

Historical mineral resource estimates for the property are published in The American Mines Handbook (1998). where Cimarron discusses an "indicated partially drilled resource of 45,000 oz gold in 900,000 tons averaging 0.05 opt gold." It is assumed that the tons are short tons. The reliability of this estimate is unknown because The American Mines Handbook (1998) does not state how the resource was calculated.

Bonanza views the above resources as mineralized zones that represent three-dimensional gold geochemical anomalies. These anomalies are used to focus Bonanza's exploration efforts onto high-grade underground mineable targets, versus the previous exploration emphasis on low-grade bulk mineable targets.

EXPLORATION

Bonanza has completed claim staking, regional and detailed surface geological mapping, and surface rock and soil sampling. Surface and underground mapping indicate the property is underlain by over 10 kilometres (6 miles) of prospective epithermal veins and mineralized structures. Of the approximately 300 workings on the property, about 50 are extensive enough to warrant underground mapping and sampling. As at all of Bonanza's projects, these and other data are included in Bonanza's Arcview GIS model and Vulcan 3D model that guide drilling. Bonanza has drilled 16 holes totalling 1,692 metres (5,550 feet) testing three targets.

The surveys and investigations were carried out by Bonanza, with the exception of drilling which was conducted by Eklund Drilling of Reno, Nevada. Eklund is a well known and highly regarded drilling firm.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

Soil Sampling

Three soil grids, named the A, Band C grids, covering 400 hectares were laid out to evaluate whether mapped structures away from the historic workings were mineralized. Soil sampling from these grids returned gold values up to 412 ppb Au from 638 samples, averaging 6.39 ppb Au (Figure 26). No new high-grade zones were identified, but several small zones of low-level anomalies were identified. These will be pursued as lower priority targets.

The population of soil samples reported few values greater than 100 ppb and had a mean value or 6 ppb. Dispersion anomalies in soils proximal to the vein systems are subtle, but detectable. Consequently, the gold-in-soil signature of the Pamlico vein system is not considered a principal ore target indicator by Bonanza.

Rock Sampling

Surface mapping identified a number of previously unknown veins and extensions to known veins. The surface rock chip sampling returned a number of high-grade samples, up to 175 g/t gold (5.1 opt, Figure 27). Separate samples were collected on the surface at portals, sampling hangingwall, vein, footwall, and dumps where such features were exposed.

  113 hangingwall samples were collected, with a maximum value of 1,149 ppb Au, and averaging 171 ppb Au.

  110 vein samples were collected, with a maximum value of 174,700 ppb Au, and averaging 3,575 ppb Au.

  94 footwall samples were collected, with a maximum value of 1,295 ppb Au, and averaging 198 ppb Au.

  182 dump samples were collected, with a maximum value of 44,080 ppb Au, and averaging 1,510 ppb Au.

Underground sampling (Figure 28) returned a number of high-grade samples (385 samples, with a maximum value of 86.6 gft Au (2.5 opt), and an average value of 2.0 gft Au (0.06 opt).

An underground sampling program in the B-zero adit collected nine vein select channel samples from various workings that expose the vein fairly evenly 100 metres (330 feet) down dip and 50 metres (160 feet) along strike, with an average in-vein spacing between samples of roughly 25 metres (80 feet). The average grade of these nine samples is 20.2 g/t Au (0.59 opt Au), with the four highest samples Au 67.9 gft Au, 34 gft Au, 31.5 g/t Au and 22.3 gft Au (1.98 opt Au, 1.01 opt Au, 0.92 opt Au, and 0.65 opt respectively) (Figure 31; Plate IV). True observed thickness of the mineralized structure/vein averages about 0.5 metres (1.5 feet). In the vicinity, a number of structures and veins exceed 1 metre (3 feet) in thickness. The B-zero vein strikes northerly and dips moderately to the east; the nearest drill hole was collared over 60 metres (200 feet) to the west of the surface expression of the B-zero vein, in the hanging wall, and was drilled to the west, away from the vein.

Additional undrilled prospective veins in the B-zero area have returned significant gold assays from surface or small underground workings. Two narrow vein select channel samples collected 15 metres (50 feet) along strike from one another in the BL adit 45 metres (150 feet) into the hanging wall of the B-zero vein contain 19.9 gft Au and 6.2 gft Au (0.58 opt Au and 0.18 opt Au; Figure 31, Plate IV). In another area two narrow vein select samples collected on a 5 metre (15 foot) spacing along strike from a vein exposed in a small surface dig 180 metres (600 feet) into the hanging wall of the

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

B-zero vein contain 60 gft Au and 29.5 gft Au (1.75 opt Au and 0.86 opt Au; Figure 31, Plate II).

Preliminary statistical evaluation of the surface sampling program results have been conducted and various histogram and scattergram plots are included in Appendix G. Comparative data for routine duplicate analyses conducted under the analytical lab's quality assurance protocol are also included in the appended graphs.

The appended preliminary statistical plots and component analyses tables for the exploration samples have been categorized into populations representing surface rock chip samples, underground samples (vein, hanging wall and footwall) and surface dump material. The minimum, maximum and mean gold values for the 1353 surface rock chip samples collected are 0 ppb, 670758 ppb, and 1543 ppb respectively. The 385 underground samples collected during the program had a range of gold values between 0 ppb and 86676 ppb with a mean of 2137 ppb. The 110 select vein samples reported a range of gold grade between 1 ppb and 174700 ppb with a mean value of 3575 ppb.

Wall rock (hanging wall and footwall) statistical plots of the 208 samples indicate relatively low gold values and support the observations of the program geologists that gold gradients across the vein to wallrock interface are very sharp with little dispersion of precious metals away from the veins.

Drilling

Bonanza has drilled 16 reconnaissance holes totalling 1,692 metres (5,500 feet) using reverse circulation drilling with a "face return hammer". Prior operators, Cimarron Exploration, drilled a total of 50 reverse circulation drill holes.

Drilling in the Main Pamlico Mines area targeted known productive veins about 90 metres (300 feet) down-dip from the deepest working in the area. Eight holes were drilled by Bonanza along a 230 metre (750 foot) roughly linear fence (Figure 33). Three drill holes each encountered narrow veins (0.6 metres true thickness) grading 42 g/t, 134 gft, and 700 gft Au (1.2 opt, 3.9 opt and 20.4 opt Au). The latter two intercepts represent the down-dip extensions of the known productive veins and the first intercept (42 g/t) represents a previously unknown vein whose surface expression is covered by colluvium (Figure 34). These Main Zone veins remain open to expansion in all directions along strike and dip.

Cimarron's previous drill program also intersected several narrow zones of more structurally-confined and higher grade mineralization containing multi-ounce gold grades. However, the three intercepts mentioned above represent the only significant assays encountered in the Main Pamlico Mines drilling program. Structural analysis and targets derived from information gained during investigations of the underground workings provide a number of additional targets.

The B-zero target area is near the center of the property, approximately 1.6 kilometres (1 mile) northeast of the Main Pamlico Mines target area (Figure 33). Bonanza drilled five holes (CM 1-5) in a roughly square pattern on average 150 metres (500 feet) spacing. This preliminary drilling in the B-zero target area returned discouraging results, with no gold values of significance, and little vein encountered. Because of encouraging surface vein expressions, a re-examination of the target was undertaken. Thorough underground investigations and analysis of the local geology in light of the drilling information indicates that these drill holes tested areas where the target veins have been faulted out of the section or were drilled in the fault itself.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

Three additional holes (CM 6-8) were drilled to test a second target 0.4 kilometres (0.25 miles) west of the B-zero target on a 200 metre (650 foot) linear fence. These holes returned discouraging results, with no gold values of significance and little vein encountered.

Cumulative data from the initial drilling at Pamlico have undergone preliminary statistical evaluation. Histogram, scattergram and tabular data for the 1306 drill samples are included in Appendix G. The data populations are plotted collectively and selectively on the basis of grade. The range of gold values reported from the drill samples varied from 1 ppb to 700,754 ppb with a mean value of 789 ppb. Similar to the other type of samples analysed during the program, the duplicate pulp analyses routinely conducted by the lab reported very high correlation.

Generally at Pamlico, only veins and silicified structures carry significant gold mineralization. Several undrilled high quality targets are present on the Pamlico property, and exploration efforts currently focus on refining drill targets in these areas.

INTERPRETATION AND CONCLUSIONS

It is concluded that the property is of merit and has excellent potential for the discovery of high-grade underground mineable gold deposits. Two targets -the high- grade zone of unknown extent drilled by Bonanza in the Pamlico Main Mines area and the high-grade B-Zero target area -are excellent, very high-grade gold targets and are drill ready.

The project met its original objectives of providing good quality drill targets within defined shoots of high-grade mineralization. The project has met another objective of providing a target concept that could provide a deposit of substantial tonnage at bonanza grades. The target concept is as follows: many of the veins of the Main Mines area appear in three-dimensional views to coalesce at depth. A major, very high-grade breccia zone or thick vein may be at the roots of the upper veins visible at surface and in the underground workings.

RECOMMENDATIONS AND BUDGET

Recommended Phase I work includes detailed mapping, structural analysis and sampling at surface along with a ground Mag/VLF survey. The mapping should be designed to search for local structural settings that could have produced thicker veins and mineralized structures. The Mag/VLF will assist this investigation. The western La Panta portion of the property requires surface mapping and sampling.

Phase I drilling includes: four oriented core drill holes with an average length of 182 metres (600 feet) in the Main Zone area to test for strike and dip extensions of the very high-grade intercepts encountered by Bonanza's first drilling program, four oriented core drill holes with an average length of 122 metres (400 feet) in the B-Zero area to test continuity and strike and dip extent of the high-grade gold mineralization encountered by Bonanza's underground sampling program; two oriented core drill holes with an average length of 366 metres (1200 feet) to be drilled across the Main Zone mined area. The purpose of these last two holes is to gain structural information useful for interpretations of local structural settings that could have produced thicker veins, and to gain information concerning the apparent confluence of the veins at depth. This target is a bonanza-grade gold deposit hosted by a breccia body or a much thicker vein where the upper veins coalesce at depth.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

Phase I will provide decision points for the high-grade mineralization discovered by Bonanza in their Main Zone drilling and B-Zero underground sampling. If the Phase I drilling returns discouraging results for these two target areas, then no further work is recommended for these targets. If the Phase I drilling results are encouraging, then Phase II drilling is recommended for these targets. The two longer drill holes will contribute to deeper, longer term exploration for a large, bonanza-grade breccia body or thick vein.

Pamlico Project					(All $ are US $)
Recommended Work Program and Budget
Phase I

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	0	$0
Data Input and Processing	Sr. Geologist	$ per day	$400	0	$0
Regional Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Detailed Map & Sample	Sr. Geologist	$ per day	$400	22	$8,800
Sample Analysis	Laboratory	$ per analysis	$15	200	$3,000
Mag/VLF	Jr. Geologist	$ per day	$300	14	$4,200
Underground Rehabilitation	Job Estimate	$ on project	$0	0	$0
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	0 0	$0 $0
3-D Modelling	Specialist	$ per day	$600	22	$13,200
Core Drilling	Contractor	$ per foot	$35	6,000	$210,000
Shallow RC Drilling	Contractor	$ per foot	$20	0	$0
Deep RC Drilling	Contractor	$ per foot	$30	0	$0

Phase I Total					$239,200

Recommended Phase II drilling consists of additional core drilling in the Main Zone and B-Zero target areas. In the Main Zone eight core drill holes are recommended with an average length of 213 metres (700 feet) to further investigate the strike and dip extent of the high-grade gold mineralization. In the B-Zero area, eight core drill holes are recommended with an average length of 122 metres (400 feet) to further test the strike and dip extent of the high-grade gold mineralization. Phase II drilling will provide decision points for the high-grade gold mineralization in these areas. If the Phase II drilling results are discouraging, then no further work is recommended for these targets. If the Phase II drilling returns encouraging results, then further drilling will be recommended.

Geological Report on the Nevada Properties of Bonanza Gold inc.

September 8, 2000; G.F. McArthur, P.Geo..

Pamlico Project					(All $ are US $)
Recommended Work Program and Budget
Phase II

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	0	$0
Data Input and Processing	Sr. Geologist	$ per day	$400	0	$0
Regional Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Detailed Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Sample Analysis	Laboratory	$ per analysis	$15	0	$0
Mag/VLF	Jr. Geologist	$ per day	$300	0	$0
Underground Rehabilitation	Job Estimate	$ on project	$0	0	$0
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	0 0	$0 $0
3-D Modelling	Specialist	$ per day	$600	11	$6,600
Core Drilling	Contractor	$ per foot	$35	8,800	$308,000
Shallow RC Drilling	Contractor	$ per foot	$20	0	$0
Deep RC Drilling	Contractor	$ per foot	$30	0	$0

Phase II Total					$314,600

Regardless of the results of the recommended Phase I and Phase II core drilling program, exploration targeting the deep bonanza breccia deposit should continue. During Phase I and Phase II drilling, much of the information learned will assist in planning deeper drilling for this very substantial target.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

SNOWSTORMS PROPERTY

GEOLOGY AND STRUCTURE

The project area is situated in the Snowstorm Mountains along the intersection of four major structural trends: the Carlin Trend, the Cortez Rift, the Rabbit Corridor, and the Midas Trough (Figure 37). These are world class gold belts and account for much of the gold production in Nevada.

Regional stratigraphy consists of upper and lower volcanic rocks. Lower volcanic rocks in the Snowstorms have been previously mapped as a complex of interfingering tuffaceous and clastic sedimentary rocks, tuff, welded tuff and basalt. These lower volcanics host the nearby 2 million ounce Midas Deposit.

Regional reconnaissance by Bonanza in 1999 indicated that this rock package is overlain by an upper volcanic unit of regional extent that may represent a single major eruptive event. This interpretation is supported by recently published literature on Midas and the Snowstorms (Wallace, NBMG -MI -1998). Upper volcanic rocks have been previously mapped as a series of rhyolite, dacite, and latite flows, domes and lesser ash- flow tuffs.

Bonanza has compiled published geology along with their own regional mapping and determined that the favourable lower volcanic rocks locally occur at relatively shallow depths in the Snowstorm Mountains (Figure 36). In some cases the horizon is within drillable depths of 30 to 1130 metres (100 to 3700 feet). The target horizon also appears to thicken to the east.

Regional structure includes NNW -, N-, and ENE-trending structures related to the four mineral belts discussed above.

MINERALIZATION AND ALTERATION

Most hydrothermal alteration in the Snowstorm Mountains, including the area underlying Bonanza's claims, is confined to the lower volcanic rocks, and typically occurs along key structural trends (Figure 36). Alteration consists of widespread bleaching (clay alteration) and iron oxide staining. Structurally controlled silica replacements occur locally. In many cases upper volcanics are unaltered despite being next to and overlying altered lower volcanics. This indicates that they are post mineral. Areas beneath the upper volcanic rhyolites, therefore, have potential for blind mineralization.

Bonanza's claims were staked to cover favourable structures, particularly near known altered areas of the lower volcanic rocks, or where altered lower volcanics are expected at drillable depths (Figure 36).

Bonanza's Tall Corrall (TC) and Kelly Greek (KG) claim blocks were staked approximately 6 and 12 kilometres respectively north of Romarco's Jake Creek discovery. The claims were staked over the northern strike extent of the mineralized structures at Jake Creek. At Jake Creek, Romarco Minerals Inc. and Echo Bay Mines Ltd. had drilled intercepts of 4.5 metres of 6.68 grams per metric ton (g/mt) gold (reverse circulation), 2.7 metres of 11.75 g/mt gold (core), 7.6 metres of 7.85 g/mt gold (reverse circulation), and 9.7 metres of 25.2 g/mt gold (core) that included 4.5 metres of 49.71 g/mt gold (Romarco, 1998 and 1999).

Bonanza's 1999 reconnaissance of the Snowstorms claims located several unmapped exposures of lower volcanic rocks, some of which were altered. Further

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P. Geo..

reconnaissance may locate additional zones of alteration.

Bonanza's TC and KC properties also have potential for deep sediment-hosted mineralization similar to that found at Great Basin Gold's Ivanhoe Project. Valmy Fm. quartzites and argillites host the high-grade feeder structures recently discovered at Ivanhoe. Valmy Formation is exposed west of Bonanza's Kelly Creek and Tall Coral claims, and may project beneath them. This suggests that the Snowstorms, and the Kelly Creek/Tall Coral areas in particular, have potential for Ivanhoe-type mineralization in Paleozoic rocks at depth. The depth to these rocks appears to be as shallow as 244 metres (800 feet) in the Kelly Creek/Tall Corral area.

Bonanza is actively pursuing additional targets in the Snowstorm Mountains.

PREVIOUS WORK IN THE AREA

Only a few small scattered historic workings are present on the properties and there is no known historic production from the properties.

Bonanza began claim staking in late 1998, after recognizing the as yet unexplored potential.

EXPLORATION

Work on the property by Bonanza includes staking, regional geologic mapping and compilation of published geologic articles and maps for the Snowstorm Mountains. The area was reconnaissance mapped at 1:24,000 scale, and major structures, regional stratigraphic units, and alteration were noted.

During the course of reconnaissance mapping, 95 rock chip samples and 34 BLEG silt samples were collected (57 rock chip and 11 BLEG samples from the TC claims and 38 rock chip and 23 BLEG samples from the KC claims). They were analyzed for gold at American Assay Lab in Reno, Nevada. Geochemical response was very low, generally below detection limits. Several higher results, generally less than 20 ppb, do indicate, however, that a minor low-level leakage anomaly may exist. This requires further sampling to evaluate.

No work has yet been completed on the HUM and PCR claim groups.

INTERPRETATIONS AND CONCLUSIONS

It is concluded that the properties have potential to host deep high-grade volcanic- or sediment-hosted gold orebodies similar to those at Ivanhoe and Midas. The regional structural and stratigraphic work completed by Bonanza to date suggests potential for the discovery of major high grade, underground gold deposits, especially on the TC and KC claims where alteration has been noted.

Preliminary results of reconnaissance sampling suggest that two of the properties have a very weak response in precious metals (TC and KC) from bulk extractable geochemical samples and rock chip samples collected along the prospective structurally controlled drainages.

The project met its original objectives of locating the northern extension of the Carlin Trend and Cortez Rift, identifying key structural and stratigraphic controls to mineralization, and delineating stakeable lands in these favourable areas. The project successfully acquired a significant land position in these favourable areas.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

RECOMMENDATIONS AND BUDGET

The Snowstorm Mountains project is at an early stage of exploration. Accordingly the recommended Phase I exploration program consists of gathering primary exploration data from the surface exposures - no evidence exists of historic mining activity or modern exploration. Significant collection of field data is required and should be entered into the GIS model. Regional surface mapping and sampling should be conducted along with regional Mag/VLF surveys. These programs should focus on regional structural interpretations, volcanic stratigraphic information, and alteration. The proposed program should include a budget for the staking of 100 additional claims in the region to acquire prospective ground currently identified or that is newly identified during the Phase I exploration program.

If the data collected during Phase I provides encouraging gold assays, structural settings or alteration then Phase II exploration should be undertaken. If the results of Phase I are discouraging, then no further work is recommended.

Snowstorm Mountains Project
Recommended Work Program and Budget					(All $ are US $)
Phase I

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	100	$26,500
Data Input and Processing	Sr. Geologist	$ per day	$400	0	$0
Regional Map & Sample	Sr. Geologist	$ per day	$400	66	$26,400
Detailed Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Sample Analysis	Laboratory	$ per analysis	$15	500	$7,500
Mag/VLF	Jr. Geologist	$ per day	$300	44	$13,200
Underground Rehabilitation	Job Estimate	$ on project	$0	0	$0
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	0 0	$0 $0
3-D Modelling	Specialist	$ per day	$600	0	$0
Core Drilling	Contractor	$ per foot	$35	0	$0
Shallow RC Drilling	Contractor	$ per foot	$20	0	$0
Deep RC Drilling	Contractor	$ per foot	$30	0	$0

Phase I Total					$73,600

Geological Report on the Nevada Preoperties of Bonanza Gold Inc.

September 8,2000; G.F. McArthur, P.Geo..

The recommended Phase II exploration program consists of drilling of a total three deep reverse circulation drill holes into three hypothetical targets that may be identified during Phase I. The drill holes should average 457 metres (1500 feet). If the drilling does not encounter encouraging gold assays or alteration, then no further work is warranted.

Snowstorm Mountains Project
Recommended Work Program and Budget					(All $ are US $)
Phase II

Activity	Resource	Units	Unit Cost	# Units	Total
Claim Staking	Contractor	$ per claim	$265	0	$0
Data Input and Processing	Sr. Geologist	$ per day	$400	0	$0
Regional Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Detailed Map & Sample	Sr. Geologist	$ per day	$400	0	$0
Sample Analysis	Laboratory	$ per analysis	$15	0	$0
Mag/VLF	Jr. Geologist	$ per day	$300	0	$0
Underground Rehabilitation	Job Estimate	$ on project	$0	0	$0
Underground Map & Sample	Sr. Geologist Jr. Geologist	$ per day $ per day	$400 $300	0 0	$0 $0
3-D Modelling	Specialist	$ per day	$600	0	$0
Core Drilling	Contractor	$ per foot	$35	0	$0
Shallow RC Drilling	Contractor	$ per foot	$20	1,500	$30,000
Deep RC Drilling	Contractor	$ per foot	$30	3,000	$90,000

Phase II Total					$120,000

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

QUALITY ASSURANCE AND CONTROL

The current mapping program is being carried out by experienced geologists in a professional manner and according to best practices and industry standards.

There are no resource or reserve estimates being prepared by the company for the properties at this time.

Any mineral processing or metallurgical testing at this time would be premature. There is a well-established body of knowledge and experience regarding the treatment of Nevada gold mineralization that can be drawn upon at the appropriate time.

At present, the main purpose is to move forward with an effective exploration program to outline an economic mineral deposit. It is the writer's opinion that this is being done in an appropriate and timely manner.

SAMPLING METHOD AND APPROACH

All sampling performed by Bonanza followed consistent methods of sample collection, description, transportation, storage, and analysis. Samples are collected on site by Bonanza personnel under the supervision of Brian Kirwin, President of Bonanza Explorations, Inc., who has 18 years experience in gold exploration, much of that in Nevada. The samples are picked up from the project sites by employees of the laboratory and delivered directly to the sample preparation facility at the laboratory.

Quality control measures applied during the execution of the work included:

  A consistent and seasoned geologic team with considerable mapping and underground evaluation experience. The team has substantial knowledge of the structural and alteration characteristics of volcanic-hosted bonanza deposits and the Carlin-type gold deposit.

  Uniform methods for rock chip sampling including documentary notes of sample types, dimensions, host and wall rock type, and alteration (see Sampling Method and Approach section for details).

  Location of samples were plotted on 1 :24,OOO-scale topographic maps, by UTM coordinates using a Garmin 12XL GPS instrument, and by underground surveying (see Sampling Method and Approach section for details).

  Specialized reverse circulation drilling and sampling techniques (see Drilling section for details).

  Use of appropriate sample security, sample preparation, and sample quality control procedures with a known and reputable analytical lab (see Sample Preparation and Security section for details).

  Standards and blanks were inserted into the sample stream for quality control and duplicate assays were performed routinely (see Sample Preparation and Security section for details).

Sample locations were determined using topographic maps and Garmin 12XL GPS instruments (for portals), or by brunton surveys (for underground). Each sample has a corresponding description card that lists sample type, dimension (true versus apparent width was noted where applicable), host rock, and alteration. Samples were in sole custody of the Bonanza geologist until submitted to American Assay, who did all of the analyses.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. MCArthur, P.Geo..

Soil Sampling

The three soil sample grids at Pamlico cover 400 hectares and were designed to detect buried mineralization. The grids were 150 -215 metres (500 -700 feet) wide and 730- 1525 metres (2400 -5000 feet) long. Samples were collected on 15 metre (50 foot) centres along a 61 metre (200 foot) line spacing. Samples were taken with a mattock and rock hammer at a depth of 15 cm (6 inches) unless bedrock was shallower. Due to rapid mechanical erosion and poor soil development, all samples were of C- horizon soils. 9.Jfficient material (approximately 0.25 kg I 0.5 Ibs) to fill a paper soil sample bag was collected. Sample tags were filled out for each sample describing soil composition and color, and, where applicable, float rock type, degree of alteration and bedrock depth was noted.

Rock Sampling

Surface sampling at Pamlico and Golden Arrow focused on quartz veins, either where exposed or where found on historic dumps. Samples were taken by experienced geologists using hand tools. Sample tags were filled out for each sample describing dimensions (including true width), sample type, host and wall rock types, and alteration.

Rock chip channel samples at Pamlico were also taken of veins from underground and at portal exposures. Samples were taken by qualified, experienced geologists with either hand tools or a pneumatic hammer, and utilizing a drop cloth. Separate samples were collected in the sequence hangingwall/vein/footwall/dump where such features were exposed.

Sample quality was as high as possible given the methodologies employed. With the exception of select grab samples, the samples were representative. Select grab samples were not routinely collected, and were clearly noted as such when taken.

Rock types, structural controls, width of mineralized zones, and the presence of veins were the parameters used to establish the sampling interval. The veins were narrow enough to be cut with one or two samples. Significantly higher-grade intervals within a lower grade section were avoided by sampling veins separately from wallrock. Vein widths, and consequently the width of high-grade intervals, were generally less than 1 metre (3 feet) true thickness.

Drill Sampling

Drilling a Pamlico was conducted with an environmentally low impact all terrain drilling rig by Eklund Drilling Company, a widely respected drilling contractor with decades of experience and dozens of drilling rigs and crews in Nevada. The driller on the project has over 10 years of experience drilling gold targets in Nevada.

Reference samples for each sample interval were collected and stored in plastic chip trays which were referred to during logging. Descriptive information was recorded systematically in the log and includes sample color, rock type, alteration, mineral species and percentages.

Drilling was conducted with a "face return hammer" reverse circulation setup which differs from conventional reverse circulation hammers. In conventional reverse circulation drilling, samples must travel outside the drill steel, between the wall of the drill hole and the drill steel, for one metre (three feet) up to the "sample interchange" where the sample passes into the drill steel. From that point on, the sample travels to surface

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

inside the drill steel, ensuring sample integrity. Significant contamination can occur as the sample passes upward in contact with the wall of the drill hole.

With a face return hammer setup, small holes in the face of the hammer, in contact with the bottom of the hole, serve the function of a sample interchange and allow the sample to pass into the drill steel for transport to surface, immediately after being broken by the hammer. This eliminates any contact between freshly drilled sample and the walls of the drill hole, basically eliminating possible contamination d the sample when the hole is blown clean between samples. During the Pamlico drilling, the holes were blown clean between samples, thus providing an excellent sampling method for high- grade, narrow mineralized structures. The drill hole is 16.5 centimetres (6.5 inches) wide, and samples in the target zones were collected every 0.75 metres (2.5 feet). The entire sample was bagged at surface, producing very large (average about or 27 kilograms or 60 pounds) samples -ideal from a statistical point of view for sampling high-grade gold bearing structures.

The relationship between the sample length and the true thickness of the mineralization varies. Holes were oriented to drill as close to perpendicular to veins as possible, and were all drilled at high angles to the veins. True thicknesses were calculated for holes that were not perpendicular to veins.

The presence of high-grade gold could materially impact the accuracy and reliability of the results. Drilling (see Drilling section for details), sampling (see the above for details), and analytical procedures (see Sample Preparation and Security section for details) were designed to minimize potential problems with the high-grades.

SAMPLE PREPARATION AND SECURITY

Samples were collected and transported from the project to the laboratory by Bonanza Explorations personnel under the supervision of Brian Kirwin, president of Bonanza Explorations, Inc. Samples were assayed at American Assay Laboratories (ML) in Reno, Nevada. ML is an international company with laboratories in the U.S., Mexico and South America. ML is ISO 9002-registered, and has successfully completed Canadian proficiency testing (CCRMP), as well as Australian testing (GEOSTATS), and US testing (ASARCO).

Samples were first crushed to - mesh, rotary split to 600 grams, ring pulverized to 90% -150 mesh, split to 250 gram pulp of which 30 grams was fire assayed. High-grade samples were re-split from the coarse reject and pulped, these were then assayed a second (and often third) time, with the gold value calculated utilizing a gravimetric finish. Multi-ounce samples were assayed using two assay tons (60 grams) fire assay charge, and the gold value calculated utilizing a gravimetric finish.

Check Assays were submitted to two separate independent labs (Chemex and Cone), and samples reanalyzed.

The author's opinion on the adequacy of the sampling, sample preparation, security, and analytical procedures is that they were excellent and done to industry best practices standards.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P. Geo..

DATA CORROBORATION

Aspects of the sample preparation were not conducted by the issuer, an employee, an officer, a director, or an associate of the issuer.

Standards and blanks are inserted into the sample stream for quality control and duplicate assays are performed routinely to corroborate data. Duplicate analyses of Pamlico sample pulps conducted by the lab consistently report high correlation for both low and higher-grade gold samples. Correlation coefficients for sample pulp duplicate analyses of the various surface sample populations are typically in the .96 to .99 range.

Corroboration of assay pulps and coarse rejects from drilling and sampling was not deemed necessary because the pre-analytical and sample procedures were deemed to be of a high quality. As the program is at an early stage of exploration, no reserve estimates are required at this time.

The author visited the Pamlico property on August 22 and 23, 2000 and the Golden Arrow property on August 25, 2000 to corroborate that precious metals occur in the magnitude reported by Bonanza. At Pamlico, the author collected a total of 15 selected grab samples and chips from several of the underground workings on the Main and Central Zones (Figures 38, 39). Seventeen samples were collected by the author from areas of the Golden Arrow property where previous high gold values had been obtained. These samples were grab specimens of various types of quartz material from mine dumps and a limited number of accessible workings (Figure 40). Many of the workings are inaccessible at present.

Samples were collected in cloth sample bags, described and tagged by the author, and delivered to ASL-Chemex labs in Reno, Nevada. All of the above work was performed by the author and the samples remained in his custody prior to delivery to the lab. ASL-Chemex performed similar analytical procedures to those undertaken by the AAL lab contracted by Bonanza in the previous analysis.

Results of this corroborative sampling (Tables 3 and 4) indicate that gold is present in areas and at values reported by the company.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

Table 3: Corroborative Samples Collected by GF McArthur. Pamlico Property

Sample No.	Location	Description	Gold (ppb)	Silver (ppm)
01958	Main Zone F-adit F8-F9	oxidized, limonitic quartz vein	115	13.8
01959	Main Zone F-adit upper (8836)	oxidized, limonitic goethitic quartz vein; 25 cm	>10,000 1.001 opt	>100 3.98 opt
01960	Main Zone F-adit (8833)	oxidized, limonitic, goethitic quartz vein; 25 cm	40	1.0
01961	Main Zone E-adit (8807)	oxidized, limonitic geothitic; bleached wall rock; minor oxide veinlets	1770	9.7
01962	Main Zone E-adit (8811)	oxidized, limonitic geothitic quartz vein; manganese oxide	3890	11.0
01963	Main Zone E-adit (8804)	oxidized fault gauge; limonitic, geothitic; bleached wall rock; minor quartz stringers	600	15.7
01964	Main Zone A-adit 30.5-36.6 m right cross cut	oxidized, limonitic geothitic; quartz vein with trace pyrite, chalcopyrite and sphalerite (?)	285	4.5
01965	Central Mine: Pit 99BC	sheared, oxidized, limonitic, goethitic; wall rocks bleached; trace quartz stringers; trace galena	5890	52.5
01966	Central Mine: BO- adit, 1st left cross cut	oxidized, limonitic quartz vein; 38 cm chip sample	9910	5.1
01967	Central Mine: BO-adit, 1st left cross cut	oxidized, limonitic quartz vein; 38 cm chip sample	>10,000 0.441 opt	8.8
01968	Central Mine: BO- adit, 1st left cross out	oxidized, limonitic quartz vein; 51 cm chip sample	170	3.3
01969	Central Mine: BO- adit, 1st left cross cut, north face	oxidized, limonitic quartz vein; bleached wall rock; 51 cm chip sample	>10,000 0.316 opt	10.2
01970	Central Mine: BO- adit, 1st right cross cut, hanging wall	sheared, bleached wall rock; trace quartz veins; oxidized, limonitic, goethitic; includes fault gauge; 51 cm chip sample	15	1.3
01971	Central Mine: BO- adit, 1st right cross cut	oxidized, limonitic, goethitic quartz vein; 51 cm chip sample	>10,000 4.846 opt	28.9
01972	Central Mine: BO- adit, 2nd left cross cut, 7.6 m inc, 2nd rib	strong oxidation; limonitic, goethitic, manganese oxide, siderite (?); quartz stringers; 51 cm chip sample	>10,000 2.229 opt	71.4

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo.

Table 4: Corroborative Samples Collected by GF McArthur, Golden Arrow Property

Sample No.	Location	Description	Gold (ppb)	Silver (ppm)
01973	Gold Coin	vuggy quartz vein; oxidized, limonitic	2890	42.4
01974	Gold Coin	quartz breccia; bleached wall rock; chalcedonic	6360	>100 5.66 opt
01975	Gold Coin	chalcedonic quartz breccia; oxidized, limonitic, goethitic	4620	94.4
01976	Gold Coin	massive chalcedonic quartz vein; oxidized, limonite, goethite, manganese oxide	>10,000 0.620 opt	>100 43.8 opt
01977	Dump 8861	chalcedonic quartz vein; oxidized, limonite, goethite, trace hematite	1310	29.4
01978	Dump 8861	chalcedonic quartz vein; oxidized, limonite, goethite, hematite	2130	14.0
01979	Dump 8861	quartz breccia, quartz fragments up to 1 cm; oxidized limonite, strong goethite matrix	1010	6.0
01980	Gold Bar shaft	quartz vein; trace pyrite; oxidized, limonite, goethite	5930	34.2
01981	Desert shaft	bleached rock; stringers coxcomb quartz; oxidized, limonite, goethite, hematite, manganese oxide	880	3.9
01982	Hot Tamale shaft #1	bleached quartz latite crackle breccia; hematite-silica infilling	65	6.9
01983	Hot Tamale shaft #2	bleached tuff; vuggy crackle breccia	>10,000 1.082 opt	93.6
01984	Golden Arrow shaft #1	coxcomb quartz vein; pale green alteration; bleached wall rock frags	1825	>100 8.01 opt
01985	Golden Arrow shaft #2	chalcedonic, banded quartz vein	595	33.5
01986	Golden Arrow shaft #2 outcrop	bleached quartz latite dyke (?); oxidized, limonite, goethite	65	6.4
01987	Golden Arrow shaft #4	coxcomb quartz vein; altered wall rock frags; oxidized, limonite, goethite	7590	>100 39.7 opt
01988	Golden Arrow shaft #4/pit	coxcomb banded quartz vein; trace pyrite; oxidized, limonite, goethite	695	33.9
01989	Golden Arrow shaft #5	coxcomb quartz; greenish matrix quartz; trace pyrite; oxidized, limonite, goethite	1095	>100 3.9 opt

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

REFERENCES

There is an extensive literature on the geology and mineral deposits of Nevada, however, the following references used in the preparation of this report are considered to be the most pertinent.

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Map.

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Map.

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controlled by Bonanza Gold Inc, or Bonanza Explorations Inc.: Appendix A to the

Share Exchange Agreement between 607792 British Columbia Ltd., and Asia

Minerals Corp., 4 p.

Bonanza Explorations Inc., 2000b, Bonanza Property Obligations: Unpublished

Spreadsheet Detailing all Property Obligations, 1 p.

Bonanza Explorations Inc., 2000c, Arcview GIS Compilation for Nevada: Unpublished

Computer Compilation.

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Atlas Corporation, 72 p.

Geological Report on the Nevada Properties Bonanza Gold Inc.

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Coats, Robert R., 1987, Geology of Elko County, Nevada: Nevada Bureau of Mines and

Geology Bulletin 101, 112 p.

Cope, Edward L., David G. Arbonies, 1998, Gold Bar District History/Summary: in

Geological Society of Nevada Special Publication No. 27, Sediment-Hosted Gold

Deposits of the Eureka (Ruby Hill Mine) and Gold Bar Districts, East-Central Nevada,

p. 143-160.

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Nevada Bureau of Mines and Geology Bulletin 77, 49 p.

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(1859-1940, Inclusive): University of Nevada Bulletin, Vol. 37, no. 4,159 p.

Cox, Bruce E., Memorandum Report of Petrography for Vein Thin Section, Pamlico

Mine, Section 24, T7N, R31E, Mineral County, Nv.: Unpublished Report Prepared for

Bonanza Explorations Inc, 2 p.

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Property, Mineral County, Nevada: Unpublished Report prepared for Pamlico Gold

Corp., 21 p.

Foster, Fess, 2000, Geologic Setting and Ore Potential of the Snowstorms Mountains:

Unpublished Bonanza Explorations Report, 1 p.

French, Gregory McN., Frank K. Fenne, Daniel A. Maus, Thomas D. Rennebaum, and

Terry A. Jennings, 1996, Geology and Mineralization of the Gold Bar District,

Southern Roberts Mountains, Eureka County, Nevada: in Green, Steven M. and

Struhsacker, Eric (eds.), Geology and Ore Deposits of the American Cordillera,

Geological Society of Nevada Field Trip Guidebook, p. 309-315.

Granges U.S. Inc., 1996, Gold Bar Joint Venture -1995-1996 Year End Report:

Unpublished Report Prepared for Atlas Precious Metals Inc., 8 p.

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and Elko Counties, Nv.: Unpublished Report to Bonanza Explorations Inc., 11 p.

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and Elko Counties, Nv.: Unpublished Report to Bonanza Explorations Inc., 9 p.

Hess, R.H., and G.L. Johnson, 1996, Nevada Abandoned Mines Database Compilation:

Nevada Bureau of Mines and Geology Open File Report 96-4.

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Bureau of Mines and Geology Open-File Report 97-1.

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Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

Kirwin, Brian, 2000 Bonanza's Properties -Summary of Environmental, Reclamation,

and other Liabilities or Regulatory Obligations, and Ownership Rights: Bonanza

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Elko County, Nevada: Nevada Bureau of Mines and Geology Bulletin 106,236 p.

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of Mines and Geology Open-File Report 98-9.

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Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

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Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

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Area, Elko County, Nevada: U.S. Geological Survey Map MF-2053.

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and Humboldt Counties, Nevada, U.S. Geological Survey Map I-2394.

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1,9- 13.

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Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P.Geo..

CERTIFICATE OF QUALIFIED PERSON

I, Gerald Fraser McArthur, do hereby certify that:

1.

I am a geologist residing at 11135 Monroe Drive, Delta, British Columbia V4C 7T2;

2.

I graduated from the University of British Columbia with a B.Sc. in Geology in 1973;

3.

I am a Profession Geologist, registered with the Association of Professional Engineers and Geoscientists of the Province of British Columbia, Registration No. 18,709;

4.

I am a Fellow of the Geological Association of Canada, No. 0333;

5.

I am a Member in good standing of the BC and Yukon Chamber of Mines, the Canadian Institute of Mining and Metallury, the Geological Society of America and the Society of Economic Geologist;

6.

I have practised my profession continuously since 1973;

7.

I visited the Nevada Properties of Bonanza Gold Inc. on August 22 - 27, 2000;

8.

as of the date of this certificate, I am not aware of any material fact or material change with regard to the property that would make the report misleading;

9.

that my report on the Nevada Properties of Bonanza Gold Inc. is based on my property visit and a review of published and unpublished information on the properties and areas;

10.

I own no direct or indirect interest in the properties or securities of Bonanza Gold Inc. or Asia Minerals Corp. or their subsidiaries or any adjacent properties and I do not expect to acquire any; and

11.

I have written this report as a totally independent geologist.

September 8, 2000

Gerald F. McArthur, P.Geo

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P. Geo..

CONSENT OF QUALIFIED PERSON

To whom it may concern:

I, Gerald F. McArthur, do hereby consent to Asia Minerals Corp using my report entitled "Geological Report Nevada Properties of Bonanza Gold Inc. Nevada, U.S.A." and dated September 8, 2000 in a Prospectus or Statement of Facts or for filing with regulatory bodies as deemed necessary. Excerpts from this report can only be used, however, with the writer's written permission.

September 8, 2000

Gerald F. McArthur, P.Geo.

Geological Report on the Nevada Properties of Bonanza Gold Inc.

September 8, 2000; G.F. McArthur, P. Geo..

CERTIFICATE OF QUALIFIED PERSON

I, Gerald Fraser McArthur, do hereby certify that:

1.

I am a geologist residing at 11135 Monroe Drive, Delta, British Columbia V4C 7T2;

2.

I graduated from the University of British Columbia with a B.Sc. in Geology in 1973;

3.

I am a Professional Geologist, registered with the Association of Professional Engineers and Geoscientists of the Province of British Columbia, Registration No. 18,709;

4.

I am Fellow of the Geological Association of Canada, No. 0333;

5.

I am a Member in good standing of the BC and Yukon Chamber of Mines, the Canadian Institute of Mining and Metallurgy, the Geological Society of America and the Society of Economic Geologists;

6.

I have practised my profession continuously since 1973;

7.

I visited the Nevada Properties of Bonanza Gold Inc. on August 22 -27, 2000;

8.

as of the date of this certificate, I am not aware of any material fact or material change with regard to the property that would make the report misleading;

9.

that my report on the Nevada Properties of Bonanza Gold Inc. is based on my property visit and a review of published and unpublished information on the properties and areas;

10.

I have read National Instrument 43-101 and Form 43-101 and the technical report has been prepared in compliance with the Instrument and Form and I am responsible for the compilation of this report;

11.

I own no direct or indirect interest in the properties or securities of Bonanza Gold Inc. or American Bonanza Gold Mining Corp. or their subsidiaries or any adjacent properties and I do not expect to aquire any; and

12.

I have written this report as a totally independent geologist.

May 24, 2002

"Gerald F. McArthur"

Gerald F. McArthur, P. Geo

486